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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

BIOVAIL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 14, 2010

Invitation to the Annual Meeting of Shareholders — May 18, 2010

Dear Fellow Shareholder:

        On behalf of the Board of Directors and management of Biovail Corporation, I would like to invite you to the Annual Meeting of Shareholders to be held at 10:00 a.m. (Toronto time) on Tuesday, May 18, 2010, at the CBC Canadian Broadcasting Centre, Glenn Gould Studio, 250 Front Street West, Toronto, Ontario, Canada.

        At this year's meeting, you will be asked to vote in the election of 12 individuals whom we have nominated to be our Directors and to ratify our appointment of Ernst & Young LLP as our independent auditors. In addition to considering the business of the meeting, we will review major developments since our last shareholders' meeting.

        Enclosed with this invitation are the Notice of the 2010 Annual Meeting of Shareholders, the Management Proxy Circular and Proxy Statement and a proxy card. These materials describe the matters to be considered and voted upon at the meeting in further detail, contain further information about the meeting itself and include instructions regarding the several methods by which you can vote your proxy, including by telephone and via the Internet.

        Also enclosed with this invitation are the following documents, which contain financial statements and other important information about our company:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2009;

  •
  A graph comparing our performance against the performance of our peers; and

  •
  A list of Directors of Biovail Corporation.

        I hope that you will attend the Annual Meeting of Shareholders in person. Whether or not you plan to attend, however, I strongly encourage you to vote prior to the meeting by signing and returning your proxy card, or by using the telephone or Internet, so that your shares will be represented and voted at the meeting.

Yours sincerely,

Dr. Douglas J.P Squires Chairman of the Board

BIOVAIL CORPORATION INFORMATION FOR SHAREHOLDERS

Notice of Annual Meeting of Shareholders and Management Proxy Circular and Proxy Statement
MAY 18, 2010

April 14, 2010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Biovail Corporation (the "Company") will be held:

Date:	Tuesday, the 18th day of May, 2010
Time:	10:00 a.m. (Toronto time)
Place:	CBC Canadian Broadcasting Centre Glenn Gould Studio 250 Front Street West Toronto, Ontario, Canada

Business of the Meeting:

1.
to receive the audited comparative consolidated financial statements of the Company as at and for the fiscal year ended December 31, 2009 and the auditors' report thereon, a copy of which is enclosed herewith;

2.
to elect as Directors of the Company the 12 nominees identified in the accompanying Management Proxy Circular and Proxy Statement to serve until the close of the 2011 Annual Meeting of Shareholders;

3.
to re-appoint Ernst & Young LLP as independent auditors for the 2010 fiscal year and authorize the Company's Board of Directors to fix the auditors' remuneration; and

4.
to transact such other business as may properly be brought before the Meeting and any adjournments thereof.

The specific details of the foregoing matters are set forth in the Management Proxy Circular and Proxy Statement accompanying this Notice of Meeting.

Shareholders are invited to attend the Meeting. Registered shareholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy (the "Proxy Card") and send it in the enclosed envelope or otherwise to the CIBC Mellon Trust Company, Proxy Department, P.O. Box 721, Agincourt, Ontario, Canada M1S 0A1, facsimile: 416-368-2502 or to the Company at the Company's registered office, which is located at 7150 Mississauga Road, Mississauga, ON L5N 8M5, fax number 905-286-3050, or via the Internet, by going to www.eproxyvoting.com/biovail and following the instructions on the website, or by calling toll free 1-866-271-1207 on a touch tone phone and following the instructions provided by "Vote Voice". You will need to refer to the Proxy Card and to your 13 digit control number provided on the Proxy Card. Non-registered shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

To be effective, your Proxy Card must be received by CIBC Mellon Trust Company not later than 10:00 a.m. (Toronto time) on May 14, 2010, or, in the case of any adjournment of the Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of the adjournment. The time limit for deposit of proxies may be waived by the Board of Directors at its discretion. Completing and sending the Proxy Card will cancel any other proxy you may have previously submitted in connection with the Meeting, as it is the later dated proxy that will be counted.

Shareholders of record at the close of business on April 12, 2010 will be entitled to vote at the Meeting in person or by proxy.

DATED at Mississauga, Ontario this 14th day of April, 2010.

By Order of the Board of Directors.

Gregory Gubitz
Senior Vice-President, Corporate Development and
General Counsel

                            TABLE OF CONTENTS

SECTION 1
QUESTIONS ABOUT VOTING	2
SECTION 2
BUSINESS OF THE MEETING	5
1. ELECTION OF THE BOARD OF DIRECTORS	5
Nomination of Directors	5
Nominees for Election to the Board	6
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	19
Board of Directors	19
Charter of the Board	22
Position Descriptions	23
Orientation and Continuing Education	23
Ethical Business Conduct	26
Board Committees	27
Audit Committee	27
Compensation Committee	28
Nominating and Corporate Governance Committee	29
The Board's Role in Risk Management — Risk and Compliance Committee	30
Special Independent Committee	31
Assessments	31
Voting Securities and Principal Holders of Voting Shares	32
Security Ownership of the Board of Directors and Executive Officers	33
Compensation of Directors	33
Director Compensation Table	34
Elements of Director Compensation	34
Equity-Based Compensation for Directors	35
Chairman Compensation	36
Summary of Directors' Share Ownership	36
2. RE-APPOINTMENT OF INDEPENDENT AUDITORS	38
Information About Biovail's Auditors	38
(a) Re-Appointment of Independent Auditors	38
(b) Auditors' Fees and Services	38
(c) Audit Committee's Pre-Approval Policies and Procedures	38
(d) Fees Paid to Ernst & Young LLP	38
(e) Audit-Related Services	38
Audit Committee Report	39
SECTION 3
COMPENSATION DISCUSSION AND ANALYSIS	40
Compensation Discussion and Analysis	40
Compensation Committee Report	40
Decision Making Process	40
Key Initiatives of the Compensation Committee in 2009	42
Compensation Objectives	42
Elements Used to Achieve Compensation Objectives	43
Equity-Based Incentive Compensation	52
Stock Ownership Guidelines for Chief Executive Officer	54
Performance Graph	55
Summary Compensation Table	57
All Other Compensation Table	58
Incentive Plan Awards	58
Equity Compensation Plan Information	60
Pension Plan	71
Termination and Change of Control Benefits	71
Indebtedness of Directors and Officers	75
SECTION 4
CORPORATE GOVERNANCE	76
SECTION 5
ADDITIONAL MATTERS	77
Other Matters	77
Section 16(a) Beneficial Ownership Reporting Compliance	77
Request for Documents	77
CERTIFICATE	78
APPENDIX A
CHARTER OF THE BOARD OF DIRECTORS	79

BIOVAIL CORPORATION

Management Proxy Circular and Proxy Statement for the Annual Meeting of Shareholders

Tuesday May 18, 2010

Solicitation of Proxies

This Management Proxy Circular and Proxy Statement (this "Proxy Circular and Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Biovail Corporation (the "Company") of proxies to be voted at the Company's annual meeting of holders of common shares ("Common Shares") to be held on Tuesday May 18, 2010 (the "Meeting") at 10:00 a.m. (Toronto time), at the CBC Canadian Broadcasting Centre, Glenn Gould Studio, 250 Front Street West, Toronto, Ontario, Canada, and at any adjournment thereof for the purposes set forth in the accompanying Notice of Meeting. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone, by directors, officers or employees of the Company without special compensation, or by the Company's transfer agent, CIBC Mellon Trust Company ("CIBC Mellon") at nominal cost. The cost of soliciting will be borne by the Company. This Proxy Circular and Statement and the accompanying form of proxy (the "Proxy Card") are expected to be mailed to the shareholders commencing on or about April 22, 2010.

All properly executed written proxies, and all properly completed proxies submitted by mail, facsimile or telephone or via the Internet, which are delivered pursuant to this solicitation will be voted at the Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Meeting (see Section 1 — Questions About Voting — "If I change my mind, can I revoke my proxy once I have given it?" on page 3 of this Proxy Circular and Statement for information regarding revoking your proxy).

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2010

The Notice of Meeting, the Proxy Circular and Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.biovail.com.

Interpretation

Except where the context otherwise requires or unless otherwise specifically indicated, all references in this Proxy Circular and Statement to the "Company", "Biovail", "we", "us", "our" or similar words or phrases are to Biovail Corporation and its subsidiaries, taken together. In this Proxy Circular and Statement, references to "US$" or "$" are to United States dollars and references to "C$" are to Canadian dollars. Unless otherwise indicated, the statistical and financial data contained in this Proxy Circular and Statement are as of December 31, 2009.

Shareholder Proposals

A shareholder who is entitled to vote at the annual meeting of shareholders of the Company in respect of the fiscal year ended December 31, 2010 (to be held in 2011) may raise a proposal for consideration at such annual meeting. We will consider such proposal for inclusion in the proxy materials for the annual meeting of shareholders of the Company in 2011 only if our Secretary receives such proposal (at 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, or by facsimile 905-286-3050): (i) submitted pursuant to Rule 14a-8 ("Rule 14a-8") of the General Rules and Regulations promulgated under the Securities and Exchange Act of 1934 (as amended, the "Exchange Act"), on or before December 15, 2010, or (ii) submitted pursuant to section 137 of the Canadian Business Corporations Act (the "CBCA"), on or before January 14, 2011. The use of certified mail, return receipt, is advised.

SECTION 1 QUESTIONS ABOUT VOTING

What decisions will the shareholders be making at the Meeting?

You will be asked to vote on each of the following matters:

  •
  the election of 12 directors of the Company (each a "Director" and collectively, the "Directors"); and

  •
  the re-appointment of Ernst & Young LLP as our independent auditors and the authorization of the Board to fix the auditors' remuneration.

The Board recommends that you vote FOR: (i) the election of the 12 director nominees proposed by the Company in this Proxy Circular and Statement, and (ii) the re-appointment of Ernst & Young LLP as our independent auditors and the authorization of the Board to fix the auditors' remuneration.

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. As of the date of this Proxy Circular and Statement, our management is not aware of any such other matters. A simple majority of votes cast at the Meeting, whether in person, by proxy or otherwise, will constitute approval of any matter submitted to a vote.

Who is entitled to vote?

Each shareholder is entitled to one vote for each Common Share registered in his or her name as of the close of business on April 12, 2010, the record date for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Meeting.

As at April 12, 2010, 158,468,777 Common Shares were issued and outstanding and entitled to be voted at the Meeting.

How do I vote if I am a REGISTERED shareholder?

You may exercise your right to vote by attending and voting your Common Shares in person at the Meeting or by voting using any of the methods outlined on the attached Proxy Card.

Registered shareholders who attend the Meeting are entitled to cast one vote for each Common Share held on each resolution put before the Meeting. Whether or not you plan to attend the Meeting you are encouraged to vote using any of the methods outlined on the Proxy Card. Your participation in person in a vote by ballot at the Meeting will automatically revoke any proxy previously given. Upon arriving at the Meeting, report to the desk of the transfer agent, CIBC Mellon, to sign in and revoke any proxy previously given.

If you are a shareholder of record, you may vote your proxy by any one of the following methods:

By mail or facsimile:    Sign and date your Proxy Card and send it to our transfer agent, CIBC Mellon Trust Company, Proxy Department, P.O. Box 721, Agincourt, Ontario, Canada M1S 0A1, or facsimile: 416-368-2502. In either case, CIBC Mellon must receive your Proxy Card not later than 10:00 a.m. (Toronto time) on May 14, 2010. If the Meeting is adjourned or postponed, CIBC Mellon must receive your Proxy Card at least 48 hours, excluding Saturdays, Sundays and holidays, before the rescheduled Meeting.

By telephone:    Call toll free 1-866-271-1207. You will be prompted to provide your 13 digit control number printed below your pre-printed name and address. The telephone voting service is available until May 14, 2010 at 10:00 a.m. (Toronto time) and you may not appoint a person as proxyholder other than the management nominees named in the accompanying Proxy Card when voting by telephone.

Via the Internet:    Go to www.eproxyvoting.com/biovail and follow the instructions on the website prior to May 14, 2010 at 10:00 a.m. (Toronto time).

How do I appoint a proxyholder?

Your proxyholder is the person you appoint to cast your votes on your behalf. By signing the attached Proxy Card you appoint Mr. Wells or, failing him, Mr. Gubitz, as your proxyholder to vote your Common Shares at the Meeting. You can choose anyone you want to be your proxyholder; it does not have to be the person we have designated in the Proxy Card. Just write in the name of the person you would like to appoint in the blank space provided in the Proxy Card. Please ensure that the person you have appointed will be attending the Meeting and is aware that he or she will be voting your Common Shares. Proxyholders should speak to a representative of CIBC Mellon upon arriving at the Meeting.

If you sign the Proxy Card but leave the space blank, the persons designated in the form will be authorized to vote and otherwise act for you at the Meeting, including any continuation after adjournment of the Meeting.

Who is soliciting my proxy?

Our management is soliciting your proxy for use at the Meeting. All associated costs of solicitation will be borne by Biovail. The solicitation will be conducted primarily by mail, but proxies may also be solicited personally, by telephone or electronically, by our regular employees for which no additional compensation will be paid. However, Biovail may, at its own expense, pay those entities holding Common Shares in the names of their principals for their reasonable expenses in forwarding solicitation materials to their principals. We anticipate that copies of this Proxy Circular and Statement and the accompanying Proxy Card will be distributed to shareholders on or about April 22, 2010.

How will my shares be voted if I give my proxy?

On the Proxy Card, you can indicate how you want your proxyholder to vote your Common Shares, or you can let your proxyholder decide for you. If you have specified on the Proxy Card how you want to vote on a particular issue (by marking, as applicable, FOR or WITHHOLD), then your proxyholder must vote your Common Shares accordingly.

If you have not specified how to vote on a particular matter, then your proxyholder can vote your Common Shares as he or she sees fit. Unless otherwise specified, the proxyholders on the Proxy Card shall vote your Common Shares as follows:

  •
  FOR the election of the 12 Director nominees proposed by Biovail in this Proxy Circular and Statement; and

  •
  FOR the re-appointment of Ernst & Young LLP as our independent auditors and the authorization of the Board to fix the auditors' remuneration.

If I change my mind, can I revoke my proxy once I have given it?

Yes, pursuant to section 148(4) of the CBCA, you may revoke any proxy that you have given up until the time of the Meeting. In addition to revocation in any other manner permitted by law, you may revoke the proxy by preparing a written statement, signed by you or your attorney, or if the proxy is given on behalf of a corporation, by an authorized officer or attorney of such corporation, and depositing such written revocation statement at the office of CIBC Mellon at any time up to and including the last business day preceding the day of the Meeting (or any adjournment thereof) at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting (or any adjournment thereof) prior to the proxy being voted.

A registered shareholder participating in person, in a vote by ballot at the Meeting, will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote.

What if amendments are made to these matters or if other matters are brought before the Meeting?

The Proxy Card also gives discretionary authority to proxy nominees with respect to amendments or variations to matters identified in the Notice of Meeting or other matters that may come before the Meeting.

As of the date of this Proxy Circular and Statement, our management is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to management should properly come before the Meeting, the Common Shares represented by proxies in favour of the management nominees will be voted in accordance with the best judgment of the proxy nominees.

How do I vote if I am a NON-REGISTERED shareholder?

The Proxy Card provided with this Proxy Circular and Statement will indicate whether or not you are a registered shareholder. Non-registered shareholders hold their Common Shares through intermediaries, such as banks, trust companies, securities dealers or brokers. If you are a non-registered shareholder, the intermediary holding your Common Shares should provide a Voting Instruction Form which you must complete by using any one of the methods outlined therein. This Voting Instruction Form will constitute voting instructions that the intermediary must follow and should be returned in accordance with the instructions to ensure it is counted for the Meeting. In order to expedite your vote, you may vote by using a touch-tone telephone or via the Internet, following the instructions outlined on the Voting Instruction Form.

If, as a non-registered shareholder, you wish to attend the Meeting and vote your Common Shares in person, or have another person attend and vote your Common Shares on your behalf, you should fill your own name, or the name of your appointee, in the space provided on the Voting Instruction Form. An intermediary's Voting Instruction Form will likely provide corresponding instructions to cast your vote in person. In either case, you should carefully follow the instructions provided by the intermediary and contact the intermediary promptly if you need help.

A non-registered shareholder may revoke a proxy or voting instruction which has been previously given to an intermediary by written notice to the intermediary. In order to ensure that the intermediary acts upon a revocation, the written notice should be received by the intermediary well in advance of the Meeting.

How can I contact the independent directors, the Lead Director and/or the Chairman of the Board?

You may contact the independent directors, the Lead Director and/or the Chairman of the Board with the assistance of Biovail Investor Relations. Shareholders or other interested persons can send a letter, e-mail or fax c/o Biovail Investor Relations at the following co-ordinates:

Investor Relations
7150 Mississauga Road
Mississauga, ON L5N 8M5
Phone: 905-286-3000 Fax: 905-286-3050
E-mail: ir@biovail.com

Whom should I contact if I have questions concerning the Proxy Circular and Statement or the Proxy Card?

If you have questions concerning the information contained in this Proxy Circular and Statement or require assistance in completing the Proxy Card you may contact Biovail Investor Relations at the co-ordinates provided above.

How can I contact the transfer agent?

You may contact the transfer agent by mail or by telephone (within Canada and the United States):

CIBC Mellon Trust Company
P.O. Box 7010
Adelaide Street Postal Station
Toronto, ON M5C 2W9 CANADA
Tel: AnswerLine® (for all security transfer inquiries): 1-800-387-0825 or 416-643-5500
Fax: 416-643-5501

SECTION 2 BUSINESS OF THE MEETING

AS SET OUT IN THE NOTICE OF MEETING, THERE ARE TWO ITEMS OF BUSINESS FOR CONSIDERATION BY SHAREHOLDERS AT THE MEETING.

1.     ELECTION OF THE BOARD OF DIRECTORS

The number of directors to be elected at the Meeting is 12. Under the Company's By-law, directors are elected annually. Directors elected at the Meeting will hold office until the close of the next annual meeting of the Company or until their successors are elected or appointed.

12 Directors were elected at last year's annual meeting of shareholders of the Company. The Company's 12 nominees are all incumbent Directors and each has established his eligibility and willingness to serve on the Board. Pages 7 through 18 of this Proxy Circular and Statement provide the names of the Company's nominees together with details about their backgrounds and experience. Also indicated is the number of Biovail's securities beneficially owned, controlled or directed, directly or indirectly, by each of the Company's director nominees as at April 12, 2010. You will find a record of attendance for each director at meetings of the Board and Board committees in 2009 and the year to date.

Ten of the 12 incumbent Directors are independent within the meaning of all applicable securities regulatory and stock exchange requirements in Canada and the U.S. In addition, in accordance with the applicable Board committee charters, all members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent.

Unless otherwise instructed, the persons designated in the enclosed Proxy Card intend to vote FOR the election of the 12 nominees proposed by the Company in this Proxy Circular and Statement. If, for any reason, at the time of the Meeting any of these nominees are unable to serve and unless otherwise specified in the signed Proxy Card, it is intended that the persons designated in the Proxy Card will vote in their discretion for a substitute nominee or nominees.

Whether or not you plan to attend the Meeting, we ask that you complete and return the enclosed Proxy Card.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending such individuals to the Board for nomination for election by the Company's shareholders.

In making recommendations to the Board for new nominees for election or appointment, the Nominating and Corporate Governance Committee considers the selection criteria approved by the Board from time to time, including the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess, the competencies and skills that the Board considers to be necessary for each existing Director to possess and the competencies and skills each new nominee would bring to the boardroom.

The Nominating and Corporate Governance Committee will consider recommendations for director nominees submitted by the Company's shareholders. Shareholders who desire to have the Nominating and Corporate Governance Committee consider their recommendations for nominees for the position of director should submit their submission in writing to Mr. Lloyd M. Segal, Chairperson of the Nominating and Corporate Governance Committee. Recommendations made by shareholders in such manner will undergo the same evaluation as other suggested nominees. For more detailed information on this evaluation process please refer to the charter of the Nominating and Corporate Governance Committee (the "Nominating and Corporate Governance Committee Charter") which is available on Biovail's website at www.biovail.com (under the tab "About Biovail" and under the subtab "Corporate Governance").

The Nominating and Corporate Governance Committee endeavors to recommend to the Board individuals possessing certain qualities such that the resulting Board will be comprised of a diverse membership. While the Company does not have a formal diversity policy, the Nominating and Corporate Governance Committee believes that it achieves an appropriate level of diversity by recommending individuals possessing certain attributes, competencies, characteristics and experiences, including the following:

Pharmaceutical Industry Expertise: The Company values directors with experience in the life science and pharmaceutical industry who can draw on their functional expertise and industry relationships to assist the Board and management in executing the Company's strategy. Five of the Company's 12 director nominees currently hold, or have held, senior management positions at pharmaceutical and related companies and, collectively, have more than 100 years of experience in the sector.

International Business Experience: To complement its operations in North America, Europe and Barbados, the Company seeks to have directors with a global business perspective who can assist the Board and management in successfully navigating the business, political, legal and regulatory environments in the countries in which the Company conducts, or seeks to conduct, its business. Five of the Company's 12 director nominees currently hold, or have held, leadership positions with global organizations. The Company's director nominees come from the three major jurisdictions where the majority of our revenues are realized, and in addition to Canada and the United States, they have ties to Europe, the Pacific Rim, South America and the Caribbean.

Financial Literacy: The Company believes that it is important for its directors to possess significant financial reporting, compliance and accounting expertise. Among other functions, the Board and the Audit Committee have oversight responsibility with respect to the quality and integrity of the Company's financial statements, the performance of the Company's senior executives, the internal and external audit functions, and internal and disclosure controls. It is therefore important that directors are financially knowledgeable, and that certain of them qualify as "audit committee financial experts". Five of the Company's 12 director nominees have significant financial experience, two of whom were, respectively, the Chairman of Deloitte & Touche LLP (Canada) and the Chairman and Chief Executive Officer of KPMG Canada.

Corporate Governance Experience: The Board is responsible for the stewardship of the Company and supervising its management, business and affairs, in addition to being responsible for adopting and monitoring the Company's corporate governance guidelines and policies. In order to carry out these responsibilities, it is important that the Board be comprised of individuals who understand corporate governance issues, the various constituencies interested in such issues, and have a proven track record of sound business judgment, integrity and high ethical standards. Many of the Company's director nominees serve on public company boards in multiple jurisdictions, including the United States and Canada, and committees thereof.

Executive Leadership: The Company believes that it is important for its directors to possess strong management experience at senior corporate levels. It is important that the Board be comprised of individuals who have held senior management positions with companies or business entities who have experience with mergers, acquisitions and strategic business transactions and who have a strong background in implementing, managing and overseeing strategic planning and business development initiatives. A number of the Company's director nominees possess extensive leadership experience and have held a number of senior management and leadership positions with global organizations.

NOMINEES FOR ELECTION TO THE BOARD

Each of the persons listed below is an incumbent Director and has been nominated by the Board for re-election. If elected, an individual will hold office until the close of the next annual meeting of shareholders or until his successor is elected or appointed.

The following narrative provides details about each of the nominees' background and experience and summarizes the specific attributes, competencies and characteristics on which the Nominating and Corporate Governance Committee based its decision to recommend each nominee to serve as a member of the Board and which ultimately led the Board to nominate such individual for election by the shareholders at the Meeting. The narrative also sets out the number of securities of the Company each individual beneficially owned, controlled or directed, directly or indirectly, as at April 12, 2010. The number of options, as set out below, indicates options previously awarded to directors under our stock option plans. Commencing in 2005, non-management directors began receiving issuances of deferred share units ("DSUs"), rather than options. Information as to securities beneficially owned, controlled or directed, directly or indirectly, is not within our knowledge and therefore has been provided by each nominee. Also included is a record of attendance for each Director at meetings of the Board and Board committees in 2009 and the year to date.

Dr. Squires is Chairman of our Board, a position in which he has served since May 1, 2008. Dr. Squires began his tenure with Biovail in November 2004 as our Chief Executive Officer, a position he held until May 1, 2008. He was elected to the Board in 2005 and named our Interim Chairman, in which role he served until becoming our Chairman. Prior to joining Biovail, Dr. Squires spent six years at MDS Inc. ("MDS"), a global life sciences company listed on the New York Stock Exchange ("NYSE") and the Toronto Stock Exchange ("TSX"), the last three of which he served as the Chief Executive Officer of MDS' drug-discovery and development business, MDS Pharma Services. Before joining MDS, Dr. Squires spent more than 22 years with The Upjohn Company and Pharmacia & Upjohn Inc. (now part of Pfizer Inc.) where he served in senior leadership roles in Canada, the U.S. and the Pacific Rim. He received his Bachelor of Science from the University of Toronto and his Ph.D. in biophysics from the University of London, Institute of Cancer Research.
Director Qualifications:
 Pharmaceutical Industry Experience — former CEO of the Company and held numerous senior management roles at several publicly traded pharmaceutical companies.
 International Business Experience — held senior management positions at global pharmaceutical companies in Canada, the U.S. and the Pacific Rim.
Executive Leadership — former CEO of the Company and MDS Pharma Services. Held numerous senior management and leadership roles at global pharmaceutical companies in Canada, the U.S. and the Pacific Rim.	Dr. Douglas J.P. Squires Pennsylvania, USA Age 62 29,688 Common Shares 40,000 RSUs 575,033 Options 31,597 DSUs Committee Membership and Meeting Attendance in 2009/2010: Board — 21/21

Mr. Lanthier was elected to the Board in August 2008 and became Lead Director effective August 8, 2008. Mr. Lanthier held the position of Chairman and Chief Executive Officer of KPMG Canada and was a member of the KPMG International Executive Committee and Board prior to his retirement in 1999. In 1999, he was appointed a Member of the Order of Canada by the Governor General of Canada. Mr. Lanthier currently serves as Chairman of the Board of Directors of EllisDon Corporation, a privately-owned international construction company and is a member of the board of directors and audit committee of each of the following publicly traded companies: Gerdau Ameristeel Corporation, a steel company (NYSE and TSX), RONA Inc., a Canadian distributor and retailer of hardware, home renovation and gardening products (TSX), TMX Group Inc. (TSX) and Zarlink Semiconductor Inc., a semiconductor company (TSX). Mr. Lanthier also serves on the advisory board of Birch Hill Equity Partners III, LP, a private equity partnership, and remains very active in numerous community organizations including the United Way, the University of Toronto and Wellspring. He was awarded his F.C.A. designation in 1982 and the Award of Outstanding Merit in 2001, in each case by the Ontario Institute of Chartered Accountants, and received an honorary doctor of laws from the University of Toronto in 2002.
Director Qualifications:
 Financial Literacy — over 30 years of experience in the accounting industry, including service as Chairman and CEO of KPMG Canada.
 Corporate Governance Experience — serves on the boards of directors and audit committees of several global publicly traded companies; advisory board member of a private equity partnership.
Executive Leadership — former CEO and Chairman of KPMG Canada; Chairman of international construction company.

Mr. J. Spencer Lanthier
Ontario, Canada
Age 69
Independent
Nil Common Shares
Nil RSUs
Nil Options
33,641 DSUs
Committee Membership and Meeting Attendance in 2009/2010:
Board — 20/21;
Audit Committee — 4/4;
Compensation Committee — 12/12;
Nominating and Corporate Governance Committee — 5/5;
Special Independent Committee — 7/7.

Mr. Gouin was elected to the Board in August 2008. Mr. Gouin is Chairman of the Board of Directors and Chairman of the compensation committee of Quebecor Media Inc., a communications, media and entertainment company. From March 2004 to May 2005, Mr. Gouin was President and Chief Executive Officer of Quebecor Media Inc. Mr. Gouin also served as Vice Chairman, Salomon Smith Barney Canada,  Inc. and advisory director of Citigroup Global Markets Canada Inc., each of which is a financial services company. Mr. Gouin serves as a director and the Chairman of the compensation committee of TVA Group Inc., a broadcast communications company, and Chairman of the Board of Directors and the Chairman of the compensation committee of Sun Media Corporation, a newspaper publishing company, and Videotron Limited, a cable television company, all of which are part of the Quebecor group of companies. Mr. Gouin is also a director and member of the audit committee of Onex Corporation, a Canadian corporation publicly traded on the TSX. He also serves on the Advisory Committee of the Richard Ivey School of Business. Mr. Gouin holds a Bachelor of Arts degree from the University of Montreal, as well as a Master of Business Administration degree from the
Ivey School of Business.
Director Qualifications:
 Corporate Governance Experience — Chairman of one of Canada's largest entertainment companies and a director of several of its subsidiaries; director and audit committee member of publicly traded conglomerate; former advisory director at leading financial services company.
 Financial Literacy — former Vice Chairman and advisory director, respectively, of Canadian division of two leading global financial services companies.
Executive Leadership — former President and CEO and current Chairman of Quebecor Media Inc., one of Canada's largest communications, media and entertainment companies.

Mr. Serge Gouin
Quebec, Canada
Age 67
Independent
30,000 Common Shares
Nil RSUs
Nil Options
34,042 DSUs
Committee Membership and Meeting Attendance in 2009/2010:
Board — 21/21;
Audit Committee — 9/9;
Nominating and Corporate Governance Committee — 9/9.

Mr. Laidley was elected to the Board in August 2008. Mr. Laidley is Chairman Emeritus of Deloitte & Touche LLP (Canada), where he served as a partner from 1975 until his retirement in 2007. Mr. Laidley served as Chairman of Deloitte & Touche LLP (Canada) from 2000 to 2006 and, during that time, he also served on the Global Board of Deloitte Touche Tohmatsu, chaired its Audit Committee and served on its Governance Committee. Mr. Laidley is also a director of the Bank of Canada, Canada's central bank, Aviva Canada Inc., a property and casualty insurer, EMCOR Group Inc., a mechanical and electrical construction and facilities services firm traded on the NYSE, Groupe Aeroplan Inc., a loyalty marketing company traded on the TSX, ProSep Inc., an oil and gas process equipment manufacturer traded on the TSX, and is Chairman of Nautilus Indemnity Holdings Limited (Bermuda), a captive insurance company. Mr. Laidley is a member of the audit committee of each of Groupe Aeroplan Inc., EMCOR Group Inc. and ProSep Inc. Mr. Laidley also serves on the boards of the Fraser Institute and Pearson College of the Pacific. Mr. Laidley is a Fellow of the Quebec Order of Chartered Accountants and holds a Bachelor of Commerce degree from McGill University.
Director Qualifications:
 Financial Literacy — 40 years of experience in the accounting profession, including as a partner from 1975 - 2007 and as Chairman of Deloitte & Touche LLP (Canada) from 2000 - 2006; former Chairman of Deloitte & Touche Tohmatsu's audit committee.
Corporate Governance Experience — director and audit committee member at several publicly traded companies that operate in a variety of industries. Received his ICD.D, the professional designation for directors in Canada.

Mr. David H. Laidley
Quebec, Canada
Age 63
Independent
500 Common Shares
Nil RSUs
Nil Options
34,042 DSUs
Committee Membership and Meeting Attendance in 2009/2010:
Board — 20/21;
Audit Committee — 9/9;
Nominating and Corporate Governance Committee — 9/9.

Mr. Parrish was elected to the Board in August 2008 and serves as Chairman and Chief Executive Officer of Trident USA Health Services ("TridentUSA"), the largest provider of mobile x-ray and laboratory services to the long-term care industry in the U.S. Additionally, Mr. Parrish is the President of the International Federation of Pharmaceutical Wholesalers and a Senior Advisor, Growth Equity at Frazier Healthcare Ventures, a healthcare oriented growth equity firm. Mr. Parrish was Chief Executive Officer of Healthcare Supply Chain Services for Cardinal Health Inc., then an $87 billion global manufacturer and distributor of medical and surgical supplies and technologies, publicly traded on the NYSE, from November 2006 to 2007. Cardinal Health's customers are located on five continents and include hospitals, medical centers, retail and mail-order pharmacies, clinics, physicians, pharmacists and other healthcare providers. Mr. Parrish is a director of Mylan Inc., a leading generic and specialty pharmaceutical company listed on the NASDAQ. Mr. Parrish also served in a number of other roles at Cardinal Health Inc., including as Group President, Pharmaceutical Supply Chain Services from August 2006, President and Chief Operating Officer, Pharmaceutical Supply Chain Services from September 2005 to August 2006, Chairman and Chief Executive Officer, Pharmaceutical Distribution and Provider Services from August 2004 to September 2005, Executive Vice President and Group President, Pharmaceutical Distribution from January 2003 to August 2004 and President, Medicine Shoppe, a subsidiary of Cardinal Health Inc., from July 2001 to January 2003. Mr. Parrish's senior leadership positions involved specific risk management, including risks associated with Sarbanes-Oxley requirements and regulatory risks. Mr. Parrish served on the Corporate Ethics and Compliance Committee at Cardinal Health. Mr. Parrish holds a Bachelor of Science degree from the University of California, Berkley. Mr. Parrish has recently completed the Director Professionalism course offered by the National Association of Corporate Directors.
Director Qualifications:
 Pharmaceutical Industry Experience — Chairman and CEO of leading provider of healthcare services; former CEO of several divisions of leading global healthcare services company.
 Corporate Governance Experience — President of International Federation of Pharmaceutical Wholesalers; advisory board member of healthcare oriented growth equity firm.
Executive Leadership — extensive senior corporate and business leadership experience and, currently the Chief Executive Officer of TridentUSA.

Mr. Mark Parrish
Ohio, USA
Age 54
Independent
200 Common Shares
Nil RSUs
Nil Options
32,328 DSUs
Committee Membership and Meeting Attendance in 2009/2010:
Board — 21/21;
Compensation Committee — 11/12;
Risk and Compliance Committee — 9/9;
Special Independent Committee — 6/7.

Dr. Paul was originally elected to the Board in June 2002. Dr. Paul is a founding principal of Laurel Crown Partners, LLC ("Laurel Crown"), a leveraged buyout and principal investment company based in Los Angeles, California. Prior to his work at Laurel Crown and its predecessor, Dr. Paul was a managing director at Donaldson, Lufkin, Jenrette, Inc. ("DLJ"), a New York-based securities and brokerage firm and then at Credit Suisse First Boston, after its purchase of DLJ. At DLJ, Dr. Paul was responsible for building and overseeing much of the firm's efforts in the life sciences sector. Dr. Paul received his B.A. and M.D. from Harvard University and subsequently received his M.B.A. from Stanford University. Dr. Paul sits on the boards of Ampco-Pittsburgh Corporation, a public company listed on the NYSE, Harvard Medical School and the American Red Cross, of which Dr. Paul also serves as its Vice Chairman of Finance and as a member of its compensation committee and executive committee. In addition, he serves as a board member for the Pittsburgh Steelers and some of Laurel Crown's portfolio companies including Global Fitness Holdings, the owner and operator of Urban Active Fitness, P&P Realty, a real estate development company and Harley Marine Services Inc.
Director Qualifications:
 Financial Literacy — former managing director at leading global securities and brokerage firm; Vice Chairman of finance and former Chair of the finance committee of large charitable organization. Extensive background in executing sophisticated business transactions including financings, mergers and acquisitions and the design of unique financial products for capital raising.
 Corporate Governance Experience — director of publicly traded company and several private companies, Harvard Medical School and large charitable organization.
 International Business Experience — possesses significant business experience across a variety of industries in Europe, China and Southeast Asia.
Executive Leadership — possesses extensive background in the execution of sophisticated business transactions and the management and oversight of transactional teams as former managing director of leading global securities and brokerage firm and founding principal of Laurel Crown.

Dr. Laurence E. Paul
California, USA
Age 45
Independent
28,000 Common Shares
Nil RSUs
Nil Options
40,885 DSUs
Committee Membership and
Meeting Attendance in 2009/2010:
Board — 21/21;
Compensation Committee — 12/12.

Mr. Potter was appointed to the Board in May 2009. He is Chairman of Canadian Tire Bank and a director of Canadian Tire Corporation, Limited, a Canadian conglomerate with operations in the retail, financial services and petroleum industries, Penn West Energy Trust, the largest conventional oil and natural gas producing income trust in North America, Sentry Select Capital Corp., a private wealth management company, CA Bancorp Inc. and Canadian Income Management Inc. He is also Chairman of Imagine Group Holdings Limited, a private Bermuda-based reinsurance company ("Imagine"). He is a former Executive Director of The World Bank in Washington and was later senior advisor at the Department of Finance. He is a former Chairman of the Royal Ontario Museum Foundation, Vice Chairman of Ontario SuperBuild Corporation, a government organization dedicated to developing policies and strategies for the capital resources of Ontario, and sits on a number of corporate and not-for-profit boards, including the Royal Ontario Museum and Belmont House Foundation. Mr. Potter attended the Royal Military College of Science, is a graduate of the Queen's University Executive Development Programme and is a Fellow of the Institute of Canadian Bankers.
Director Qualifications:
 International Business Experience — 20 years in international off-shore banking and capital markets including Executive Director of The World Bank. Chairman of a Bermuda-based reinsurance company. Former director of International Finance Corporation.
 Financial Literacy — former Executive Director of The World Bank; former senior advisor at the Department of Finance; Fellow of the Institute of Canadian Bankers.
Executive Leadership — extensive leadership experience in the banking and capital markets industries. As former Executive Director of The World Bank oversaw operations, management and advisement on best business practices. Chairman of Imagine.	Mr. Frank Potter Ontario, Canada Age 73 Independent 1,500 Common Shares Nil RSUs Nil Options 13,645 DSUs Committee Membership and Meeting Attendance in 2009/2010: Board — 13/13; Audit Committee — 5/5.

Mr. Power was elected to the Board in August 2008. Mr. Power has over 25 years experience working in the pharmaceutical and biotechnology industry, the majority with Wyeth. Wyeth, (which was publicly traded on the NYSE and is now part of Pfizer Inc.), was a global leader in prescription pharmaceuticals, non-prescription consumer health care products and pharmaceuticals for animal health. Wyeth's product portfolio included innovative treatments across a wide range of therapeutic areas, manufacturing facilities on four continents and a unique research and technology base encompassing small molecules, biopharmaceuticals and vaccines. Mr. Power held a number of leadership positions with Wyeth beginning in 1985 including Director — New Product Development, Managing Director — U.K./Ireland, Vice President — Global Marketing, President — Europe, Middle East, Africa, President — International and Executive Vice President — Global Business Operations. Mr. Power is currently a faculty member at the Wharton School of Business, University of Pennsylvania, where he teaches multinational marketing. Mr. Power holds a Masters of Science (Biostatistics) degree from the Medical College of Virginia and a Bachelor of Arts (Statistics) degree from S.U.N.Y. Oneonta. Mr. Power has recently completed the Director Professionalism course offered by the National Association of Corporate Directors.
Director Qualifications:
 Pharmaceutical Industry Experience — former senior executive of leading global pharmaceutical company.
 International Business Experience — formerly held leadership positions at leading global pharmaceutical company overseeing the United Kingdom, Europe, Middle East and Africa, and International divisions.
Executive Leadership — has held numerous senior management and leadership positions with Wyeth. Global business experience in management, strategic planning, business development, product marketing, merging and streamlining of organizations. Experienced leadership role in a multi-billion dollar business, with 35 affiliate companies and over 12,000 employees.

Mr. Robert N. Power
Pennsylvania, USA
Age 53
Independent
Nil Common Shares
Nil RSUs
Nil Options
21,398 DSUs
Committee Membership and
Meeting Attendance in 2009/2010:
Board — 20/21;
Compensation Committee — 12/12;
Risk and Compliance Committee — 9/9.

Mr. Segal was originally appointed to the Board in December 2007. Mr. Segal is currently an equity partner at Persistence Capital Partners, a healthcare focused private equity fund. He previously served as Chief Executive Officer and a director of Thallion Pharmaceuticals, Inc., a publicly listed (TSX:TLN) drug development company where he still serves as Chairman of the Board. Mr. Segal served as President and Chief Executive Officer of Caprion Pharmaceuticals Inc. from 1998 until 2007 and was previously a management consultant with McKinsey & Co. and President and Chief Executive Officer of Advanced Bioconcept Ltd., a company that developed and sold discovery tools for life science research., which was sold to NEN Life Sciences Products, Inc. (now PerkinElmer, Inc.) in 1998. Mr. Segal currently serves on the board of GBC North American Growth Fund,  Inc., a growth fund managed by Pembroke Management Ltd., and on the Advisory Council of the School of Science at Brandeis University. Mr. Segal has previously served on boards of both public and private healthcare, technology and manufacturing companies in the U.S. and Canada. Mr. Segal earned a Bachelor of Arts degree in politics from Brandeis University and a Master of Business Administration degree from Harvard Business School.
Director Qualifications:
 Pharmaceutical Industry Experience — former CEO and board member of several life science and pharmaceutical development companies; partner at private equity fund focused on healthcare.
 Corporate Governance Experience — member of corporate governance practice group of global consulting firm.
Executive Leadership — significant leadership roles and experience as former CEO of several life science and pharmaceutical development companies. Current partner at healthcare focused private equity fund.

Mr. Lloyd M. Segal
Quebec, Canada
Age 46
Independent
3,500 Common Shares
Nil RSUs
Nil Options
26,253 DSUs
Committee Membership and Meeting Attendance in 2009/2010:
Board — 21/21;
Nominating and Corporate Governance Committee — 9/9;
Special Independent Committee — 7/7.

Sir Louis Tull was originally elected to the Board in April 2009. Sir Louis is a lawyer and has served as a Member of Parliament in the Barbados House of Assembly from 1991 to 2008 and also from 1976 to 1986. During his political career, Sir Louis also served as a Member of the Senate of Barbados from 1971 to 1976 and from 1986 to 1989. Sir Louis was also involved with the Inter-Parliamentary Forum of the Americas as an Executive Member. Additional political posts held by Sir Louis include Chairman of the Barbados Labour Party from 1991 to 1993, Minister of Commerce, Industry and Consumer Affairs from 1985 to 1986, Attorney General and Minister of Foreign Affairs from 1981 to 1985 and Minster of Education and Culture from 1976 to 1981. Sir Louis serves on the Board of Managers of BLS, Biovail's primary operating subsidiary. Sir Louis has been conferred with numerous honours and awards, including Knight of St. Andrew, Queen's Counsel, Honorary Fellow of St. John's College, University of Manitoba, the Queen's Jubilee Medal, the Grado Gran Cruz and the Orden De Boyaca (Republic of Colombia). Sir Louis holds a Bachelor of Arts (Honours) degree from St. John's College, University of Manitoba, a Masters of Arts degree from the University of Oxford and is a member of Inner Temple Society of Court, London.
Director Qualifications:
 International Business Experience — former Minister of Commerce, Industry and Consumer Affairs, Attorney-General and Minister of Foreign Affairs of Barbados.
Corporate Governance Experience — lawyer and former Member of the Senate of Barbados; former Chairman of the Barbados Labour Party; member of the Board of Managers of the Company's primary operating subsidiary.

Sir Louis R. Tull
Cottage Heights, St. George Barbados
Age 72
Independent
Nil Common Shares
Nil RSUs
Nil Options
9,230 DSUs
Committee Membership and Meeting Attendance in 2009/2010:
Board — 11/13;
Risk and Compliance Committee — 6/6.

Mr. Van Every was originally elected to the Board in June 2004. Mr. Van Every is a chartered accountant and was, until 2004, a partner in the professional services firm of PricewaterhouseCoopers LLP ("PwC"). From 1969 to 1998, he was a partner of Coopers & Lybrand, one of the predecessor firms of PwC. During that period, he served for various periods as Partner in Charge of an office, Senior Audit and Business Advisory Partner, a member of the Management Committee, a member of the Partnership Board and Chair of the Partnership Audit and Governance Committees. He is also a member of the boards of Kelman Technologies Inc. (a TSX-Venture listed company), a provider of seismic processing and data management solutions, where he also serves as Chairman of the audit committee, and the Jockey Club of Canada. Mr. Van Every has completed the Director Education Program sponsored by the Rotman School of Management and the Institute of Corporate Directors and has received his ICD.D, the professional designation for directors in Canada.
Director Qualifications:
 Financial Literacy — former partner of two leading global accounting firms, including former member of one firm's audit committee.
Corporate Governance Experience — recipient of the professional designation for directors in Canada.

Mr. Michael R. Van Every
Ontario, Canada
Age 69
Independent
2,000 Common Shares
Nil RSUs
Nil Options
40,887 DSUs
Committee Membership and Meeting Attendance in 2009/2010:
Board — 21/21;
Audit Committee — 9/9;
Risk and Compliance Committee — 9/9;
Special Independent Committee — 7/7.

Mr. Wells is our Chief Executive Officer and President of BLS, positions he has held since May 1, 2008. Mr. Wells was originally elected to the Board in June 2005 and served as the Lead Director of the Board from June 30, 2007 to April 18, 2008. Prior to joining us on May 1, 2008, Mr. Wells was the Chief Financial Officer of Loblaw Companies Limited ("Loblaw"), Canada's largest food distributor and a leading provider of general merchandise products, drugstore and financial products and services, a position from which he resigned immediately prior to joining Biovail as our Chief Executive Officer and President of BLS. Mr. Wells also served as a director or officer of a number of subsidiaries of Loblaw. Prior to his position at Loblaw, Mr. Wells served as Chief Financial Officer of Bunge Limited ("Bunge"), a U.S. headquartered company, whose shares are listed on the NYSE, which is engaged in the global agribusiness, fertilizer and food product industries, and served as a director or officer of a number of Bunge's subsidiaries and joint ventures of Bunge since January 2000. Prior to joining Bunge, Mr. Wells spent 10 years in senior financial management at McDonald's Corporation in the U.S. and Brazil. Mr. Wells is currently a Trustee and a member of the audit committee of the Lakefield College School Foundation, a member of the investment committee of the Uruguay International Venture Capital Fund and formerly a member of the Standard & Poor's Corporate Issuer Advisory Board. Mr. Wells holds a Masters degree in International Business from the University of South Carolina and a Bachelor's degree in Philosophy and English from the University of Western Ontario.
Director Qualifications:
 Pharmaceutical Industry Experience — a member of the Company's Board since 2005 and its former lead director; CEO of the Company since May 2008 and led the Company's strategic transformation into its current specialty central nervous system focus.
 Financial Literacy and International Business Experience — CEO of the Company and President of the Company's primary operating subsidiary; former CFO of two publicly traded companies; formerly held senior financial management positions in the U.S. and Brazil and a member of the investment committee of the Uruguay International Venture Capital Fund.
 Corporate Governance Experience — led initial public offering of NYSE listed company and managed its SOX compliance process and investor relations program; former member of Standard & Poor's Corporate Issuer Advisory Board; trustee and audit committee member of Lakefield College School Foundation. The Company's former Lead Director and Chairperson of both the Risk and Compliance and Compensation, Nominating and Corporate Governance committees.
Executive Leadership — current CEO of the Company and President of its primary operating subsidiary. Held senior financial management positions for over 10 years with international companies and, in addition to Loblaw Chief Financial Officer role, held director or officer positions at a number of Loblaw subsidiaries.

Mr. William M. Wells
Barbados, West Indies
Age 49
75,000 Common Shares
292,533 RSUs
375,100 Options
29,546 DSUs
Committee Membership and Meeting Attendance in 2009/2010:
Board — 21/21;
Risk and Compliance Committee — 8/9.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Board of Directors

Independence

We believe that in order to be effective our Board must be able to operate independently of management. The charter of the Board (the "Board Charter") requires that at least two-thirds of directors be independent. The Board Charter also requires that the directors constituting such number must be independent of all shareholders who own or control 10% or more of the Common Shares. The Board Charter defines an "independent director" as a director who (i) is independent as defined for the purposes of Board composition under applicable regulatory and stock exchange requirements in the U.S. and Canada, and (ii) does not, as affirmatively determined by the Board, have a direct or indirect material relationship with the Company or a subsidiary of the Company (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company). A "material relationship" is defined as a relationship (whether financial, personal or otherwise), which could, in the reasonable view of the Board, interfere with the exercise of a director's independent judgment or could potentially influence a Director's objectivity in meetings of the Board in a manner that would have a meaningful impact on a Director's ability to satisfy requisite fiduciary standards. The Board Charter is attached as Appendix "A" to this Proxy Circular and Statement and is also available on our website at www.biovail.com (under the tab "About Biovail" and under the subtab "Corporate Governance").

As described in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, as well as the Board, reviews the relationships that each director has with Biovail in order to satisfy itself that these independence criteria have been met. On an annual basis, as part of our disclosure procedures, all directors complete a questionnaire pertaining to, among other things, share ownership, family and business relationships and director independence standards. The Board must then disclose in the Company's annual circular the identity of each of the independent directors and the basis for the Board's determination of the independence for the independent directors.

The Board is currently comprised of twelve members, ten of twelve (or 83%) of whom are "independent directors" within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States and the Board Charter. The ten independent Directors are Mr. Lanthier (Lead Director), Mr. Gouin, Mr. Laidley, Mr. Parrish, Dr. Paul, Mr. Power, Mr. Segal, Mr. Potter, Sir Louis and Mr. Van Every. Mr. Wells, as our Chief Executive Officer, and Dr. Squires (Chairman), as our former Chief Executive Officer, each have a material relationship with the Company and, therefore, are not independent and are not eligible to serve on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee. All of the Director nominees put forth by Biovail are also independent of Blackrock, Inc., the Company's largest shareholder.

With the exception of Mr. Wells, who has entered into an employment agreement with us as Chief Executive Officer, and Dr. Squires, who has entered into an agreement with us in respect of his services as Chairman of the Board, none of our Directors has entered into service or similar contracts with us.

The table below sets forth each current Director's membership on the Board Committees.

	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Risk & Compliance Committee	Special Independent Committee

Dr. Douglas Squires(1)

J. Spencer Lanthier(2)		✓	✓		✓*

Serge Gouin	✓		✓

David H. Laidley	✓		✓

Mark Parrish		✓		✓*	✓

Dr. Laurence E. Paul		✓*

Frank Potter	✓

Robert N. Power		✓		✓

Lloyd M. Segal			✓*		✓

Sir Louis Tull				✓

Michael R. Van Every	✓*			✓	✓

William (Bill) Wells(3)				✓

Notes:

*
Indicates Chair of the Board Committee

(1)
Chairman of the Board

(2)
Lead Director

(3)
CEO of Biovail Corporation

Leadership Structure

The Board Charter provides that the Chairman of the Board should be independent, unless it would be inappropriate to require the Chairman to be independent. The Board believes that even though Dr. Squires is not considered independent within the meaning of applicable securities regulatory and stock exchange requirements in Canada and the U.S., he is best suited to serve as Chairman of the Board because he is the most familiar with the Company's business and industry.

In addition, the Board Charter provides that whenever the Chairman of the Board is not independent, the independent directors of the Board shall appoint an independent Lead Director, who will assume responsibility for providing leadership to enhance the effectiveness and independence of the Board. On May 28, 2009, the independent members of the Board re-appointed Mr. J. Spencer Lanthier to continue serving as Lead Director, a position he has held since August 8, 2008. Prior to that, from June 30, 2007 to April 18, 2008, Mr. Wells had been Lead Director. In this role, Mr. Lanthier is responsible for providing leadership to the independent directors. Key elements of Mr. Lanthier's role as Lead Director include, but are not limited to:

  •
  fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management;

  •
  providing input to the Chairman of the Board on behalf of the independent directors with respect to agendas of the Board and approving Board agendas;

  •
  presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

  •
  in the case of a conflict of interest involving a director, asking the conflicted director to leave the room during discussions concerning such matter;

  •
  communicating with the Chairman of the Board and the Chief Executive Officer, as appropriate, regarding meetings of the independent directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities;

  •
  serving as a liaison between the Chairman of the Board and the independent directors;

  •
  being available to directors who have concerns that cannot be addressed through the Chairman of the Board;

  •
  having the authority to call meetings of independent directors;

  •
  if requested by a shareholder holding at least five percent of the Common Shares, ensuring that he is available for consultation and direct communication;

  •
  performing other functions as may reasonably be requested by the Board or the Chairman of the Board; and

  •
  assisting the Board in satisfying itself as to the integrity of the Chief Executive Officer.

Meetings of Independent Directors

The independent Directors met in camera at all regularly scheduled Board meetings. From January 1, 2009 to and including April 12, 2010, 12 such meetings were held.

Meetings of the Board

Pursuant to the Board Charter, the Board meets regularly, at least four times per year on a quarterly basis. All 12 of our Directors attended the Company's Annual and Special Meeting in 2009. Additional meetings are called when necessary. The Board meets annually to review our strategic plan. From January 1, 2009 to April 12, 2010, there were 12 regularly scheduled meetings (9 in 2009 and 3 in 2010 to date) and 9 meetings were called to review special business (6 in 2009 and 3 in 2010 to date). All agendas are set by the Chairman of the Board in consultation with the Lead Director and the Board committee Chairpersons, as necessary, prior to circulation.

In accordance with the Board Charter, in order to transact business at any meeting, at least 60% of the directors present must be "independent" within the meaning set out in the Board Charter.

Absent compelling circumstances, directors who do not attend (in person or via teleconference) at least 75% of directors' meetings since a director was last elected or appointed will not be proposed for nomination the following year.

The attendance records at Board and committee meetings for each Director from January 1, 2009 to April 12, 2010 are set out below:

	Board 21 Meetings		Audit Committee 9 Meetings		Compensation Committee 12 Meetings		Nominating and Corporate Governance Committee 9 Meetings		Risk and Compliance Committee 9 Meetings		Special Independent Committee 7 Meetings		Overall
Director	#	%	#	%	#	%	#	%	#	%	#	%	#	%

Dr. Squires	21/21	100%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	21/21	100%

Mr. Lanthier(1)	20/21	95%	4/4	100%	12/12	100%	5/5	100%	N/A	N/A	7/7	100%	48/49	98%

Mr. Gouin	21/21	100%	9/9	100%	N/A	N/A	9/9	100%	N/A	N/A	N/A	N/A	39/39	100%

Mr. Laidley	20/21	95%	9/9	100%	N/A	N/A	9/9	100%	N/A	N/A	N/A	N/A	38/39	97%

Mr. Parrish	21/21	100%	N/A	N/A	11/12	92%	N/A	N/A	9/9	100%	6/7	86%	47/49	96%

Dr. Paul	21/21	100%	N/A	N/A	12/12	100%	N/A	N/A	N/A	N/A	N/A	N/A	33/33	100%

Mr. Potter(2)(3)	13/13	100%	5/5	100%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	18/18	100%

Mr. Power	20/21	95%	N/A	N/A	12/12	100%	N/A	N/A	9/9	100%	N/A	N/A	41/42	98%

Mr. Segal	21/21	100%	N/A	N/A	N/A	N/A	9/9	100%	N/A	N/A	7/7	100%	37/37	100%

Sir Louis(4)(5)	11/13	85%	N/A	N/A	N/A	N/A	N/A	N/A	6/6	100%	N/A	N/A	17/19	89%

M. Van Every	21/21	100%	9/9	100%	N/A	N/A	N/A	N/A	9/9	100%	7/7	100%	46/46	100%

Mr. Wells	21/21	100%	N/A	N/A	N/A	N/A	N/A	N/A	8/9	89%	N/A	N/A	29/30	97%

Notes:

(1)
Mr. Lanthier ceased to be a member of the Audit Committee effective May 28, 2009. Mr. Lanthier served as a member of the Nominating and Corporate Governance Committee effective May 28, 2009.

(2)
Appointed to the Board on May 28, 2009.

(3)
Mr. Potter joined the Audit Committee effective May 28, 2009.

(4)
Elected to the Board on May 28, 2009.

(5)
Sir Louis Tull joined the Risk Committee effective May 28, 2009.

Membership on Other Boards

Currently, the Directors and Director nominees listed below serve as directors on the boards of other public companies.

Director	Public Company
Mr. Lanthier	Gerdau Ameristeel Corporation RONA Inc. TMX Group Inc. Zarlink Semiconductor Inc.
Mr. Gouin	Onex Corporation TVA Group Inc.
Mr. Laidley	EMCOR Group Inc. Groupe Aeroplan Inc. ProSep Inc.
Dr. Paul	Ampco-Pittsburgh Corporation
Mr. Parrish	Mylan Inc.
Mr. Potter	CA Bancorp Inc. Canadian Income Management Inc. Canadian Tire Corporation, Limited Penn West Energy Trust
Mr. Segal	Thallion Pharmaceuticals Inc.
Mr. Van Every	Kelman Technologies Inc.

Information about the public company directorships that Biovail's nominated directors have held in the last five years can be found on pages 7 through 18 of this Proxy Circular and Statement under the heading "Section 2 — Business of the Meeting — Nominees for Election to the Board".

Engagement of External Advisors

Each director has the authority to retain external advisors with the approval of the Chairperson of the Nominating and Corporate Governance Committee. This provision is set out in the Board Charter and in the Director Resource Policy. These documents can be found on Biovail's website at www.biovail.com (under the tab "About Biovail" and under the subtab "Corporate Governance"). Fees and expenses relating to the retention of such advisors are pre-approved by the Chairperson of the Nominating and Corporate Governance Committee and paid by Biovail.

Charter of the Board

The Board is responsible for the overall stewardship of our Company and its business, including supervising the management of the Company's business and affairs. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board and our officers, as is more particularly described in the Board Charter. As set out in the Board Charter, the Board has established four committees to assist with its responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk and Compliance Committee. Each committee has a charter defining its responsibilities.

Under the Board Charter, which is reviewed at least annually, in consultation with external legal advisors, the Board is responsible for, among other things, the following:

  •
  appointment and evaluation of the Chairman of the Board annually;

  •
  developing and approving our approach to and practices regarding corporate governance;

  •
  succession planning;

  •
  making determinations regarding executive and director compensation and our equity and non-equity compensation plan though, in some cases, only independent directors make such determinations;

  •
  reviewing our business strategies and approving a strategic plan, including an annual review of human, technological and capital resources required to implement the Company's strategic plan and the regulatory, cultural or governmental constraints on the business;

  •
  updating and ensuring compliance with our Standards of Business Conduct;

  •
  reviewing our principal risks and assessing whether appropriate systems are in place to manage such risks; and

  •
  reviewing and ensuring the integrity of our internal controls.

The Board requires management to obtain the Board's approval for:

  •
  all decisions that are outside the ordinary course of our business (including, without limitation, litigation strategies, major financings, major acquisitions, major dispositions, significant licensing and new commercial relationships);

  •
  any expenditure above an amount specified by the Board from time to time;

  •
  changes to our organizational structure;

  •
  appointment of officers; and

  •
  such other matters as the Board may determine from time to time.

Position Descriptions

The Board has developed written position descriptions for the Chairman of the Board and Lead Director and for the Chairperson of each Board committee. The Board has also developed a written position description for the Chief Executive Officer. The position descriptions are posted on our website at www.biovail.com (under the tab "About Biovail" and under the subtab "Corporate Governance"). The position descriptions are reviewed and updated annually.

Orientation and Continuing Education

Orientation of New Directors

Biovail continues to foster a culture that encourages new board members to increase their effectiveness as soon as possible after their appointment to the Board. Under the guidance of the Nominating and Corporate Governance Committee, an orientation program was established to ensure that directors receive all the tools and information necessary to assume their responsibilities quickly and to maximize their potential contributions to the Board. As part of this program, all new directors are provided with a comprehensive Director Handbook, including but not limited to:

  •
  Vision, Mission, Core Values

  •
  Corporate Goals and Objectives

  •
  Corporate Strategic Plan

  •
  Organizational Charts

  •
  Board and Executive Management Contact Lists

  •
  Board and Committee Calendar

  •
  Corporate Governance Documentation

  •
  Significant Corporate-wide Policies and Procedures

  •
  Key Legal Documents

New directors are educated regarding the Board's role and its committees, the expected contributions of individual directors (including the commitment of time and energy) as well as the strategic and operational direction of the business. This information is shared through meetings with the Chairman of the Board, the Chief Executive Officer, the Chairpersons of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Risk and Compliance Committee. These meetings also give each new director an opportunity to ask questions and to identify additional information that might be of particular interest. In addition, new members are invited to attend orientation sessions with select members of Biovail's management team. New directors will also visit key locations of the Company's facilities. These site visits include presentations about major business and industry issues.

As part of the orientation process, the Company also organizes "teach-in" sessions focusing on the pharmaceutical industry in general as well as specialty central nervous system ("CNS") disorders and the opportunities for Biovail in this market space. The pharmaceutical teach-in sessions are designed to allow new directors to gain a working knowledge of key issues in the pharmaceutical industry, including the regulatory review and approval process, intellectual property and patent protection, and commercialization issues and strategies. The specialty CNS teach-in sessions are designed to provide discussion on a variety of topics in the fields of neurology and neuroscience, including an overview of disease states, development pipeline, market dynamics and commercialization opportunities. Directors are informed of such teach-in sessions through board and committee meetings. Those directors without significant experience in the pharmaceutical industry are expected to attend these sessions.

Continuing Education of Directors

The Board's continuing education program was developed to assist directors to help maintain or enhance their skills and abilities and to update their knowledge and understanding of Biovail and the pharmaceutical industry. Through the Board's continuing education program, Biovail management and outside advisors provide information and education sessions to the Board and its committees. In addition to the teach-in sessions described above, directors may attend outside conferences and seminars that are relevant to their role on Biovail's Board. These are attended at Biovail's expense with the approval of the Chairman of the Board. New members with limited Board experience are also expected to attend either the National Association of Corporate Directors certification course or the Institute of Corporate Directors course.

The following table summarizes Biovail's education sessions held from January 1, 2009 to April 12, 2010 by topic, host and attendance.

Date	Topic	Presented/Hosted By	Attended By

February 10-11, 2009	Site visit and orientation — Barbados facility	Chief Operating Officer	Douglas Squires Bill Wells Spencer Lanthier Mark Parrish Bob Power Lloyd Segal David Laidley Michael Van Every Serge Gouin

March 4-5, 2009	Director Professionalism Course	National Association of Corporate Directors	Mark Parrish Bob Power

May 20, 2009	Pharmaceutical / Neurology Market Place	Senior Director, Strategic Marketing, Business Analysis	Spencer Lanthier Michael Van Every Serge Gouin

June 25, 2009	Pharmaceutical / Neurology Market Place	Senior Director, Strategic Marketing, Business Analysis	David Laidley Sir Louis Tull Frank Potter Mark Parrish

July 13, 2009	Site visit and orientation — Steinbach facility	Chief Executive Officer	Sir Louis Tull Spencer Lanthier Michael Van Every David Laidley

July 29, 2009	New Board member orientation session	Committee Chairs and Members of Executive Management Team	Sir Louis Tull Frank Potter

August 4, 2009	New Board member orientation session	Committee Chairs and Members of Executive Management Team	Sir Louis Tull Frank Potter

August 4, 2009	Facing Pharma's Future Challenges	Ed Saltzman, President, Defined Health	All Directors

November 9, 2009	Board Strategic Planning Session	Chairman of the Board/Chief Executive Officer	Douglas Squires Bill Wells Mark Parrish Bob Power Lloyd Segal David Laidley Michael Van Every Serge Gouin Frank Potter Sir Louis Tull Larry Paul

February 16, 2010	U.S. GAAP Training Session	Ernst & Young LLP	Serge Gouin David Laidley Frank Potter Michael Van Every

March 9, 2010	Pharamaceutical/ Biotechnology Information Session	Harry M. Tracy, Editor and Publisher, NeuroInvestment and Roger Longman, Managing Director, Pharmaceutical, Elsevier Business	Bill Wells Douglas Squires Mark Parrish Bob Power

Ethical Business Conduct

Standards of Business Conduct

The Board has adopted a written code of business conduct and ethics entitled the Standards of Business Conduct (the "Standards") for our directors, officers and employees that sets out the Board's expectations for the conduct of such persons in their dealings on behalf of the Company. Pursuant to the Standards, employees, officers and directors are expected to maintain an understanding of, and ensure that they comply with, the Standards. Supervisors are responsible for maintaining awareness of the Standards and for reporting any deviations to management. In addition, the regular audits of the Company include procedures to test compliance with the Standards. Responsibility, subject to Board approval, for the establishment and periodic update and review of the Standards falls within the mandate of the Risk and Compliance Committee.

Employees, officers and directors are required to immediately report violations of the Standards to their supervisors, our human resources department, our Chief Compliance Officer or our General Counsel. The Board has established confidential reporting procedures in order to encourage employees, directors and officers to raise concerns regarding matters addressed by the Standards on a confidential basis free from discrimination, retaliation or harassment. Employees who violate the Standards may face disciplinary actions, including dismissal. The Board is not aware of any material breaches of the Standards; however, it expects management to report any such breaches to it.

Code of Professional Conduct

We also have a Code of Professional Conduct for the Senior Finance Executives (the "Code"), which is designed to deter wrongdoing and promote (i) honest and ethical conduct in the practice of financial management, (ii) full, fair, accurate, timely and understandable disclosure, and (iii) compliance with all applicable laws and regulations. Violations of the Code are reported to the Chairperson of the Audit Committee. Failure to observe the terms of the Code may result in disciplinary action, including dismissal.

Whistleblower Policy

We have also adopted a Whistleblower Policy, which provides for the receipt, retention and treatment of complaints received by Biovail regarding our accounting practices, internal accounting controls or auditing matters and violations or potential violations of Canadian or U.S. healthcare rules, laws or regulations. Employees, officers and directors are able to submit such complaints on a confidential and anonymous basis. All complaints are referred to the Chief Compliance Officer or the General Counsel, who conducts an investigation and reports to the Audit Committee. In turn, the Audit Committee determines what action should be taken with respect to the complaint. The Company prohibits discrimination, harassment and/or retaliation against any employee, officer or director who provides information or otherwise assists in an investigation or proceeding regarding any conduct within the scope of the Whistleblower Policy.

The Standards, the Code and the Whistleblower Policy are available on our website at www.biovail.com (under the tab "About Biovail" and under the subtab "Corporate Governance")

Disgorgement of Bonus Payments

Biovail's Compensation Committee Charter requires the Committee to review and report to the independent members of the Board of Directors on any malfeasance event that could lead to the required disgorgement of bonus, incentive-based or equity-based compensation received by the Company's Chief Executive Officer and/or Chief Financial Officer, in accordance with a formal plan to be developed in respect of such circumstance.

Conflicts of Interest

Biovail has no contracts or other arrangements in place in which any of its Directors or officers has a material interest and does not anticipate entering into any such arrangement. If such arrangements were to arise, they would be considered and approved, as appropriate, by the Board, Nominating and Corporate Governance Committee or the Audit Committee. In considering transactions and agreements where a director or officer has a material interest, that individual is expected to give notice of and clear that interest and abstain himself or herself from the Company's decision with respect to that matter.

In addition, directors must avoid potential or actual conflicts of interest that are incompatible with service as a director. Circumstances that could reasonably be expected to result in an actual, apparent or perceived conflict of interest must be immediately brought to the attention of the Chairman of the Board or the Lead Director by the director, or by any other director who has knowledge of such conflict of interest, to ensure that appropriate steps can be taken, including the adoption of appropriate avoidance measures. For example, a conflict of interest may occur when a director's personal interest is adverse to, or may appear to be adverse to, the interests of Biovail as a whole or a director, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a director of Biovail. Our Statement of Expectations for Directors sets out a number of examples of common conflicts that should be avoided by directors.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk and Compliance Committee. No member of any committee is presently an employee of the Company or its subsidiaries, with the exception of Mr. Wells, who serves on the Risk and Compliance Committee. The specific responsibilities of each of the Audit, Compensation, Nominating and Corporate Governance and Risk and Compliance Committee is identified in such committee's charter. A copy of each charter is available on our website at www.biovail.com (under the tab "About Biovail" and under the subtab "Corporate Governance").

Audit Committee

The Audit Committee is comprised of four directors, Mr. Van Every (Chairperson), Mr. Gouin, Mr. Laidley and Mr. Potter, all of whom are independent for purposes of National Instrument 52-110, Rule 303A of the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Exchange Act. The Board has concluded that each of the members of the Audit Committee is "financially literate" as defined under National Instrument 52-110 and Mr. Van Every is an "audit committee financial expert" as defined in the Sarbanes-Oxley Act of 2002.

The education and experience of each Audit Committee member that is relevant to such member's responsibilities as a member of the Audit Committee are set out below:

Mr. Van Every is a retired partner of PricewaterhouseCoopers LLP and, from 1969 to 1998, was a partner of Coopers & Lybrand, one of the predecessor firms to PricewaterhouseCoopers LLP. Mr. Van Every has been lead engagement partner responsible for audit and other services at a number of public and private companies. Mr. Van Every has completed the Director Education Program sponsored by the Rotman School of Management and the Institute of Corporate Directors, and has received his ICD.D, the professional designation for directors in Canada.

Mr. Gouin is Chairman of the Board and Chairman of the compensation committee of Quebecor Media Inc. From March 2004 to May 2005, Mr. Gouin was President and Chief Executive Officer of Quebecor Media Inc. In the past, Mr. Gouin was also Vice Chairman, Salomon Smith Barney Canada, Inc., a financial services company, until 2003, and advisory director of Citigroup Global Markets Canada Inc., a financial services company, from 2003 to 2004. He also serves on the Advisory Committee of the Richard Ivey School of Business. Mr. Gouin holds a Bachelor of Arts degree from the University of Montreal, as well as a Bachelor of Arts degree and Master of Business Administration degree from the Ivey School of Business. Mr. Gouin is also a member of the audit committee of Onex Corporation.

Mr. Laidley is Chairman Emeritus of Deloitte & Touche LLP (Canada), where he served as a partner from 1975 until his retirement in 2007. Mr. Laidley served as Chairman of Deloitte & Touche LLP (Canada) from 2000 to 2006 and during that time, he also served on the Global Board of Deloitte Touche Tohmatsu and chaired its audit committee. Mr. Laidley is a member of the audit committee of each of Groupe Aeroplan Inc., EMCOR Group Inc. and ProSep Inc. He also serves on the board of the Fraser Institute. Mr. Laidley is a Fellow of the Quebec Order of Chartered Accountants and holds a Bachelor of Commerce degree from McGill University.

Mr. Potter is Chairman, Emerging Market Advisors, Inc., a consulting firm dealing with international direct investment. He is Chairman of Canadian Tire Bank and a director of CA Bancorp Inc., Canadian Income Management Inc., Canadian Tire Corporation, Limited, Penn West Energy Trust, and Sentry Select Capital Corp., a private wealth management company. He is also Chairman of Imagine Group Holdings Limited, a private Bermuda-based reinsurance company. Mr. Potter has an extensive background in international banking. He is a former Executive Director of The World Bank and was later senior advisor at the Department of Finance. He is a former Chairman of the Royal Ontario Museum Foundation, Vice Chairman of Ontario SuperBuild Corporation and sits on a number of corporate and not-for-profit boards, including the Royal Ontario Museum and Belmont House Foundation. Mr. Potter attended the Royal Military College of Science, and is a Fellow of the Institute of Canadian Bankers.

The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter") that includes, among other things, all those responsibilities assigned to it by law. This includes responsibility for reviewing and recommending to the Board our annual financial statements and MD&A and reviewing and approving our interim financial statements and MD&A. As contemplated in its charter, the Audit Committee meets at least four times annually with our internal auditor and with our external auditors without management being present.

In accordance with the Audit Committee Charter, the Audit Committee also provides assistance to the Board in fulfilling its oversight function with respect to:

  •
  the quality and integrity of our financial statements;

  •
  compliance with our legal and regulatory requirements, including with respect to disclosure of financial information;

  •
  the qualifications, performance and independence of our external auditor;

  •
  the performance of our senior finance employees and internal audit function;

  •
  internal controls and certifications; and

  •
  preparation of audit committee reports, if any, to be included in our annual proxy statement, circular or annual report.

Biovail's Audit Committee Charter provides that no member of the Audit Committee may serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair such Audit Committee member's ability to serve effectively on the Audit Committee. Mr. Laidley currently serves on the audit committees of three other public companies. The Board, excluding Mr. Laidley, has determined that Mr. Laidley's service on the other audit committees has not impaired, and will not impair, his continued service on the Audit Committee. All four members of the Audit Committee have been determined to be "financially literate" and Mr. Van Every is an "audit committee financial expert" in accordance with applicable regulatory requirements. Further, the Board also noted that Mr. Laidley attended all nine Audit Committee meetings in the period from January 1, 2009 to April 12, 2010.

Compensation Committee

The Compensation Committee is comprised of Dr. Paul (Chairperson), Mr. Lanthier, Mr. Parrish and Mr. Power, all of whom are independent pursuant to applicable legislation, regulation and stock exchange rules. None of the members of the Compensation Committee is currently a chief executive officer of a publicly traded entity. The responsibilities, powers and operation of the Compensation Committee are set out in the written charter of the Compensation Committee (the "Compensation Committee Charter"). The Compensation Committee Charter requires that all members of the Compensation Committee be independent within the meaning of applicable regulatory and stock exchange requirements and the Board Charter.

As described in the Compensation Committee Charter, the key responsibilities of the Compensation Committee include:

  •
  reviewing and approving the linkage of corporate goals and objectives to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer's performance in light of those goals and objectives, and reviewing and recommending to the independent directors the compensation of the Chief Executive Officer based on such evaluation;

  •
  reviewing and recommending to the Board compensation for all officials (as such term is defined in Rule 16a-1(f) under the Exchange Act);

  •
  overseeing, within any limits prescribed by the Board, the administration of our non-equity compensation plans and equity-based compensation plans, recommending to the Board the executive officers who are to receive awards and the size of those awards under our non-equity compensation plans and equity-based compensation plans and making recommendations to the Board regarding the adoption, amendment or termination of non-equity compensation plans and equity-based compensation plans;

  •
  reviewing and approving arrangements with executive officers relating to their employment relationships with us, including, without limitation, employment agreements, severance arrangements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants;

  •
  approving and monitoring our share ownership policies for senior officers;

  •
  providing strategic supervision of our benefit plans, programs and policies, and reviewing and approving material amendments to such plans, programs and policies; and

  •
  reviewing and recommending to the Board compensation disclosure in public documents.

Compensation

For details on the philosophy and approach adopted by the Compensation Committee with respect to compensation of our officers, please see "Section 3 — Compensation Discussion and Analysis" on page 40 of this Proxy Circular and Statement.

The Compensation Committee has the authority to retain and compensate any consultants and advisors it considers necessary to fulfill its mandate. In addition, the Compensation Committee Charter provides that any additional work or non Board-based services conducted by any such compensation consultant retained by the Compensation Committee shall be pre-approved by the Chairperson of the Compensation Committee.

Annually, the Compensation Committee selects and retains an independent consultant to conduct a comprehensive review and assessment of our policies, procedures and internal controls for setting compensation of the Chief Executive Officer and other members of senior management. The consultant prepares and submits a report to the Compensation Committee. As discussed above under "Section 3 — Compensation Discussion and Analysis — Decision Making Process — Compensation Consultant" on page 40 of this Proxy Circular and Statement, during the period from January 1, 2009 to December 31, 2009, the Compensation Committee retained Mercer Canada Limited ("Mercer") as third-party consultant to provide advice on compensation matters. The service provided by Mercer to the Compensation Committee during 2009 included the following: (a) reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a comparator group of similar-sized pharmaceutical companies as measured by revenue and/or market capitalization; (b) making recommendations for the compensation package of the Chief Executive Officer; and (c) assisting in developing and implementing revisions to the Company's existing equity-based incentive plan.

The Compensation Committee considers the advice and analysis of Mercer, together with other factors the Committee considers appropriate (including market data, knowledge of the comparator group and personal knowledge and experience of Committee members), in reaching its decisions and making recommendations to the Board.

As part of its on-going review, the Compensation Committee tracks evolving practices and, throughout 2009, monitored active developments in a number of areas, including "Say on Pay". In 2009, the Company received a proposal from a shareholder regarding the adoption of a "Say on Pay" policy. After review and consideration of the proposal and following input and analysis from a third-party compensation consultant and legal counsel, review of market practice and review and consideration of best practices in corporate governance, the Board, following the Compensation Committee's recommendation, determined to adopt a "Say on Pay" policy, which, beginning in 2011, includes holding a non-binding advisory shareholder vote in matters relating to executive compensation.

Succession Planning for the Chief Executive Officer and Executive Officers

In accordance with the Compensation Committee Charter, the Compensation Committee is required to make recommendations to the Board regarding management succession planning for the Chief Executive Officer and the executive officers that report to directly to the Chief Executive Officer. This includes planning and recommending policies regarding succession in the event of an emergency or retirement of the Chief Executive Officer and/or the executive officers that report directly to the Chief Executive Officer. The Company's succession planning process involves: identifying critical senior leadership roles; establishing policies and principles for the selection and performance review of the Chief Executive Officer, successors to the Chief Executive Officer, executive officers that report directly to the Chief Executive Officer and potential successors to such executive officers; assessing and reviewing the performance and capabilities of our executive officers that report directly to the Chief Executive Officer and potential successors to such executive officers; developing succession plans for the Chief Executive Officer and the executive officers that report directly to the Chief Executive Officer; and appointing, monitoring and training potential successors to the Chief Executive Officer and the executive officers that report directly to the Chief Executive Officer. This process takes into account the challenges and opportunities facing the Company and what skills, capabilities and expertise are therefore needed from the Chief Executive Officer and executive officers who report directly to the Chief Executive Officer.

Nominating and Corporate Governance Committee

The Board established an independent Nominating and Corporate Governance Committee in August 2008. The Nominating and Corporate Governance Committee is comprised of Mr. Segal (Chairperson), Mr. Gouin, Mr. Lanthier and Mr. Laidley, each of whom is an independent director, as defined by applicable regulatory and stock exchange requirements. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are set out in the written charter of the Nominating and Corporate Governance Committee (the "Nominating and Corporate Governance Committee Charter"). The Nominating and Corporate Governance Committee Charter

requires that all members of the Nominating and Corporate Governance Committee be independent within the meaning of applicable regulatory and stock exchange requirements and the Board Charter.

As described in the Nominating and Corporate Governance Committee Charter, the key responsibilities of the Nominating and Corporate Governance Committee include:

  •
  developing and updating a long-term selection and screening plan for the composition of the Board to ensure that suitable director candidates are identified and providing recommendations to the Board regarding, among other things, the competencies and skills of the Board and the qualifications of its directors;

  •
  identifying and recommending to the Board new nominees for election by shareholders or for appointment by the Board to fill planned and unplanned vacancies and ensure the orderly succession of directors to keep the Board appropriately balanced in terms of skills and experience;

  •
  reviewing and recommending to the Board our approach to corporate governance, including annually recommending for approval corporate governance practices and procedures, developing new charters for any new committees established by the Board, monitoring relationships and communication between management and the Board and monitoring emerging best practices in corporate governance to consider whether such practices would be advisable for the Company;

  •
  reviewing and recommending to the Board for approval any disclosure relating to our governance practices and disclosure describing the assessment process for Board members;

  •
  recommending to the Board structures and procedures to enable the Board to function independently of management, including procedures to permit the independent directors to meet on a regular basis without management or non-independent directors present;

  •
  reviewing the composition and mandate of the Board and each committee of the Board annually and, if appropriate, recommending to the Board any programs or changes it considers necessary or desirable with respect thereto and in the case of such changes, such recommendations and revisions shall only be made following consultation with qualified United States and Canadian outside professional advisors;

  •
  reviewing and recommending to the Board revisions, if any, to our orientation program for new directors and our continuing education program for all directors;

  •
  assisting the Board in discharging its assessment duties, including annually developing and recommending processes for assessing the performance and effectiveness of the Board as a whole and the committees of the Board, and for assessing the performance and contribution of individual directors, the Chairman, the Lead Director and the Chairperson of each committee of the Board, which takes into account, among other things, self-assessments, confidential peer-review surveys, and the competencies and skills that each director is expected to bring to the Board;

  •
  reporting annually to the Board on the results of its assessments of Board performance and the contributions of individual directors and assisting the Board in providing feedback to assessed directors and, where appropriate, taking corrective action in response to the results of the assessments of the Board and the individual directors;

  •
  reviewing and making recommendations to the Board with respect to: (a) compensation of non-management directors and (b) the compensation arrangements for the Chairman of the Board;

  •
  reviewing and making recommendations to the Board on all matters involving a director's potential or actual conflict of interest as may be referred to the committee by the Board; and

  •
  overseeing each of the Company's Disclosure, Insider Trading and Blackout policies.

The Board has also formalized share ownership guidelines for non-management directors. For more information regarding the compensation of directors, please see "Section 2 — Business of the Meeting — Compensation of Directors" on page 33 of this Proxy Circular and Statement.

The Board's Role in Risk Management — Risk and Compliance Committee

The Board has delegated, pursuant to a written charter, its responsibility for risk oversight to the Risk and Compliance Committee, which is comprised of Mr. Parrish (Chairperson), Mr. Power, Sir Louis, Mr. Van Every and Mr. Wells. The Risk and Compliance Committee assists the Board in discharging its duties in this regard by identifying, assessing, monitoring and controlling critical risks facing us, including regulatory risks and other principal risks associated with our business.

As described in its charter, the key responsibilities of the Risk and Compliance Committee include:

  •
  identifying the material risks of the Company's business and satisfying itself as to the implementation of appropriate policies, procedures and systems to manage these risks;

  •
  monitoring the appropriateness and effectiveness of the Company's risk management systems and policies, including evaluating on a regular basis the effectiveness and prudence of senior management in managing the Company's operations and the risks to which it is exposed;

  •
  providing advice to the Board, when appropriate, on the risk impact of any strategic decision that the Board may be contemplating;

  •
  establishing, reviewing and annually updating the Standards and the Code with a view to complying with all applicable rules and regulations and satisfying itself that management has established a system to enforce the Standards and the Code;

  •
  investigating or causing to be investigated any reports of non-compliance with or potential violations of the Standards or the Code;

  •
  reviewing regular reports from management (including quarterly reports from the Company's Chief Compliance Officer) and the Company's legal counsel on significant legal and regulatory requirements (including United States Federal health care program requirements, United States Food and Drug Administration requirements and obligations under the corporate integrity agreement with the Office of the Inspector General of the Department of Health and Human Services (the "Corporate Integrity Agreement")) to which the Company is subject and the compliance program in place to ensure compliance with these requirements;

  •
  reviewing the Company's marketing practices and guidelines and making recommendations to the Board regarding suggested revisions, if any, to such practices and guidelines;

  •
  during the term of the Corporate Integrity Agreement, for each one year period following the effective date, adopting a resolution summarizing its review and oversight of the Company's compliance with the United States Federal health care program requirements, United States Food and Drug Administration requirements and the Company's obligations under the Corporate Integrity Agreement; and

  •
  reviewing and recommending to the Board for approval all disclosure regarding risk factors to be included in the Company's annual report and other disclosure documents.

Special Independent Committee

In June, 2009, the Board established a Special Independent Committee to review finalization of a civil settlement agreement including the Corporate Integrity Agreement. As part of its mandate, the Special Independent Committee has also undertaken to review reports and oversee the implementation of recommendations generated from reports submitted by an independent consultant retained by the Board pursuant to a consent of final judgment filed in the United States District Court for Southern District of New York, in the matter of the United States Securities and Exchange Commission (the "SEC") and Biovail Corporation, et al. The Special Independent Committee is composed of Mr. Lanthier (Chairperson), Mr. Parrish, Mr. Segal and Mr. Van Every.

Assessments

In 2009, the Nominating and Corporate Governance Committee retained Levin & Company, an independent U.S. based, board advisory firm, to assist in the annual evaluation of the performance and effectiveness of Biovail's Board. The evaluation process provided Directors with an opportunity to reflect on the Board's overall performance and to benchmark itself against best practices in corporate governance and other key indicators of Board effectiveness.

As part of this evaluation process, Levin & Company conducted confidential one-on-one interviews with each Director regarding the performance and effectiveness of Biovail's Board. Levin & Company also interviewed several members of Biovail's senior management team. Discussion topics and interview questions were collaboratively determined by Biovail's Nominating and Corporate Governance Committee and Levin & Company. They covered various topics including the Board's role in monitoring strategy and corporate performance, Board composition and structure, Board leadership, management relations and communication, Board processes and Board meetings. The goals of this process were to identify strengths and developmental needs.

Following the interviews, Levin & Company compiled and analyzed the information and provided a report to the Nominating and Corporate Governance Committee and Biovail's Board. This report included the findings as well as Levin & Company's recommendations. In response to Levin & Company's recommendations, and in accordance with an action plan agreed upon by the Board, the Nominating and Corporate Governance Committee has reviewed and addressed the recommendations and follow-up matters. Throughout 2010, the Nominating and Corporate Governance Committee, in consultation with the Board's Lead Director, will continue to assess and evaluate the Board, its committees and individual directors.

Voting Securities and Principal Holders of Voting Shares

We have only one class of shares outstanding — the Common Shares, of which 158,468,777 were outstanding as at April 12, 2010. Each shareholder is entitled to one vote for each Common Share registered in his or her name as of the close of business on April 12, 2010, the record date for the Meeting. To the knowledge of our Directors and senior officers, as at April 12, 2010, set out below are the only persons/entities who beneficially owned, controlled, or directed, directly or indirectly, our Common Shares carrying more than 5% of the voting rights attached to all our Common Shares. As used in the table below, "beneficial ownership" means sole or shared power to vote or direct the voting of the security, or the sole or shared investment power with respect to a security (i.e. the power to dispose, or direct a disposition, of a security). A person is considered at any date to have "beneficial ownership" of any security that the person has a right to acquire within 60 days. More than one person may be considered to have beneficial ownership of the same securities.

Name of Shareholder	Approximate Number of Common Shares Beneficially Owned, Directly or Indirectly, or over which Control or Direction Is Exercised		Percentage of Outstanding Common Shares Represented

Blackrock, Inc.(1) 40 East 52nd Street New York, NY 10022	12,690,129	(2)	8.01%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	9,589,293	(3)	6.1%

Notes:

(1)
Blackrock, Inc. acquired Barclays Global Investors along with its holdings of the Company's Common Shares in 2009.

(2)
A report on Schedule 13G filed with the SEC on January 29, 2010 indicates that these Common Shares are owned by several wholly-owned subsidiaries of BlackRock, Inc.

(3)
A report on Schedule 13G filed with the SEC on January 28, 2010 indicates that these Common Shares are owned by the following subsidiaries of Franklin Resources, Inc. ("FRI"): Franklin Templeton Investments Corp., which has the sole voting power and sole investment power over 4,203,015 Common Shares; Templeton Global Advisors Limited; which has the sole voting power and sole investment power over 3,538,360 Common Shares; Templeton Investment Counsel, LLC, which has the sole voting power and sole investment power over 1,257,900 Common Shares; Franklin Templeton Investment Management Limited, which has the sole voting power and sole investment power over 149,818 Common Shares; Templeton Asset Management Ltd., which has the sole voting power and sole investment power over 29,300 Common Shares; Franklin Templeton Investments Australia Limited, which has the sole voting power and sole investment power over 4,400 Common Shares; Fiduciary Trust Company International, which has the sole voting power and sole investment power over 9,270 Common Shares; and Templeton Global Advisors Limited, which has shared voting power over 25,200 Common Shares and shared investment power over 372,030 Common Shares. As FRI is in the chain of ownership of each of the entities in the preceding sentence, it may be deemed presently to both beneficially own and have a pecuniary interest in all shares of Biovail Common Shares presently owned by such entities. FRI disclaims 1) that it is the beneficial owner of any Biovail Common Shares and 2) any pecuniary interest in the 9,589,293 Common Shares disclosed in the report on Schedule 13G filed on January 28, 2010.

Security Ownership of the Board of Directors and Executive Officers

The following table shows, as at April 12, 2010 (unless otherwise noted), the number of Common Shares beneficially owned by Directors, each individual named in the table under the heading "Summary Compensation Table" on page 57 of this Proxy Circular and Statement and all Directors and executive officers as a group.

Name of Shareholder	Amount and Nature of Beneficial Ownership*

Dr. Douglas J.P. Squires(1)	604,721

J. Spencer Lanthier	—

Serge Gouin	30,000

David H. Laidley	500

Mark Parrish	200

Dr. Laurence E. Paul	28,000

Frank Potter	1,500

Robert N. Power	—

Lloyd M. Segal	3,500	**

Sir Louis Tull	—

Michael R. Van Every	2,000

William (Bill) Wells(2)	125,000

Margaret Mulligan	28,000

Gilbert Godin(3)	209,000

Gregory Gubitz(4)	183,333

Dr. Christian Fibiger	—

Directors and executive officers as a group (19 persons)(5)	1,545,057		1.0% of issued and outstanding Common Shares

Notes:

*
No one director or officer beneficially owns more than one percent of the issued and outstanding Common Shares.

**
Represents Common Shares held in a Registered Retirement Savings Plan.

(1)
Includes 575,033 Common Shares subject to options to purchase Common Shares issued by the Company that, on December 31, 2009, were unexercised but exercisable on or within 60 days after that date, 500,000 of which are out of the money.

(2)
Includes 50,000 Common Shares subject to options to purchase Common Shares issued by the Company that, on December 31, 2009, were unexercised but exercisable on or within 60 days after that date.

(3)
Includes 200,000 Common Shares subject to options to purchase Common Shares issued by the Company that, on December 31, 2009, were unexercised but exercisable on or within 60 days after that date, 175,000 of which are out of the money.

(4)
Includes 183,333 Common Shares subject to options to purchase Common Shares issued by the Company that, on December 31, 2009, were unexercised but exercisable on or within 60 days after that date, 158,333 of which are out of the money.

(5)
Includes a total of 1,333,949 Common Shares subject to options to purchase Common Shares issued by the Company that, on December 31, 2009, were unexercised but exercisable on or within 60 days after that date, 1,108,916 of which are out of the money.

Compensation of Directors

Effective April 21, 2009, the Nominating and Corporate Governance Committee is responsible for reviewing and recommending to the Board the compensation for our directors. The current director compensation regime is intended to achieve a number of objectives, including to (a) attract and retain highly qualified individuals to serve as directors; (b) recognize and fairly compensate for the substantial workload, time commitment, responsibilities and risks involved in serving as a director and committee member of a public company; and (c) promote a greater alignment between the long-term economic interests of directors and shareholders.

Director Compensation Table

The following table sets forth information regarding the compensation earned by our non-management Directors in fiscal 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Share-Based Awards ($)	All Other Compensation ($)(2)	Total ($)

Dr. Douglas J.P. Squires	150,000	150,000	18,092	318,092

J. Spencer Lanthier	90,000	170,000	18,615	278,615

Serge Gouin	65,000	175,000	18,651	258,651

David H. Laidley	68,500	175,000	18,651	262,151

Mark Parrish	71,500	175,000	17,159	263,659

Dr. Laurence E. Paul	106,000	110,000	28,689	244,689

Frank Potter(3)	18,000	170,000	1,207	189,207

Robert N. Power	124,000	110,000	11,723	245,723

Lloyd M. Segal	127,000	110,000	15,950	252,950

Sir Louis Tull(4)	86,000	115,000	816	201,816

Michael R. Van Every	148,500	110,000	28,691	287,191

Notes:

(1)
For more details on the fees earned by our non-management Directors, see the table under the heading "— Fees Earned" below.

(2)
Includes the value of DSUs each director received in respect of dividends paid on our Common Shares. See "Compensation of Directors — Equity-Based Compensation for Directors" on page 35 of this Proxy Circular and Statement.

(3)
Appointed to the Board on May 28, 2009.

(4)
Elected to the Board on May 28, 2009.

Mr. Wells, the Company's CEO, was also a Director in 2009 and is a Named Executive Officer (as defined below). His compensation as a director is described in the table below under the heading "Summary Compensation Table" on page 57 of this Proxy Circular and Statement.

Elements of Director Compensation

Directors' compensation is paid only to non-management Directors. For the year ended December 31, 2009, compensation to non-management Directors, other than the Chairman (Dr. Squires), was composed of the following: (a) annual board retainers, (b) annual retainers for committee chairpersons and members, and (c) meeting fees.

Fees Earned

Each non-management Director is paid an annual board retainer of $50,000 (the "Base Retainer"), which amount is paid immediately following his or her election, re-election or appointment, as the case may be. In the event that a non-management Director is elected following the Meeting, his/her Base Retainer will be pro-rated accordingly. As described below, Directors may elect to receive up to 100% of the Base Retainer in the form of DSUs. In addition to their Base Retainer, non-management Directors also receive an annual allocation of DSUs with a value of $110,000 at the time of grant, as further described below.

Non-management Directors are also entitled to an annual retainer for each of the committees of the Board on which he serves, whether as a Chairperson or as a member of such committees. In fiscal 2009, the Chairperson of the Audit Committee was paid a retainer of $20,000, the Chairperson of the Compensation Committee was paid a retainer of $10,000, the Chairperson of the Nominating and Corporate Governance Committee was paid a retainer of $10,000 and the Chairperson of the Risk and Compliance Committee was paid a retainer of $5,000. In fiscal 2009, each member of the Audit Committee (other than the Chairperson) was paid a retainer of $10,000, and each member of the other standing committees of the Board (other than the Chairpersons of such committees) was paid a retainer of $5,000 per committee. Committee retainers are paid upon the Director's appointment as Chairperson or member of the committee, as the case may be. Under the DSU Plans (as defined below), the Chairpersons and other members of these committees may elect to receive all or part of their committee retainers in the form of DSUs.

Non-management Directors are also paid a fee for their attendance at each meeting of the Board or standing committee. In fiscal 2009, the non-management Directors received $1,500 for each meeting of the Board they attended, and $1,500 for each committee meeting they attended and the Chairperson of the Special Independent

Committee (Mr. Lanthier) received an additional fee of $1,000 for each Special Independent Committee meeting. Payment of each meeting fee was made following the applicable meeting.

We also pay travel fees in connection with Board and committee meetings. Directors who require air travel and an overnight stay in connection with a Board or committee meeting are provided an additional $2,000 for each such meeting attended in compensation for travel time.

The following table sets out the fees earned by the non-management Directors during the year ended December 31, 2009. For all other director compensation, see the table under the heading "Director Compensation Table" on page 34 of this Proxy Circular and Statement.

Name	Base Retainer ($)	Committee Retainer ($)	Lead Director Retainer	Meeting Attendance Fee ($)	Special Independent Committee Attendance Fee ($)	Travel Fees ($)	Other Fees ($)(1)		Total ($)	Portion of Base Retainer and/or Committee Retainer taken in Cash and/or DSUs

Dr. Douglas Squires	150,000	—	—	—	—	—	—		150,000	Base retainer for acting as Chairman 100% in cash

J. Spencer Lanthier(2)	50,000	10,000	25,000	43,500	10,000	4,000	7,500	(3)	150,000	Base retainer and Committee retainers 100% in DSUs; Lead Director retainer 100% in cash

Serge Gouin	50,000	15,000	—	43,500	—	20,000	1,500		130,000	100% in DSUs

David H. Laidley	50,000	15,000	—	42,000	—	22,000	4,500		133,500	100% in DSUs

Mark Parrish	50,000	15,000	—	42,000	4,500	22,000	3,000	(3)	136,500	100% in DSUs

Dr. Laurence E. Paul	50,000	10,000	—	34,500	—	10,000	1,500		106,000	100% in cash

Robert N. Power	50,000	10,000	—	42,000	—	22,000	—		124,000	100% in cash

Frank Potter(4)	50,000	10,000	—	15,000	—	—	3,000		78,000	100% in DSUs

Lloyd M. Segal	50,000	10,000	—	33,000	6,000	22,000	6,000	(3)	127,000	100% in cash

Sir Louis Tull(5)	50,000	5,000	—	12,000	—	18,000	6,000		91,000	Base retainer 10% in DSUs, 90% in cash; Committee retainers 100% in cash

Michael R. Van Every	50,000	25,000	—	40,500	6,000	18,000	9,000	(3)	148,500	100% in cash

Notes:

(1)
Fees earned may reflect payments for project fees, orientation and the 2009 annual and special meeting preparation.

(2)
Mr. Lanthier was appointed Chairman of the Special Independent Committee on June 25, 2009.

(3)
This amount includes fees earned in connection with service on the Special Independent Committee of the Board of Directors, established in 2009. The fees paid to the members of the Special Independent Committee reflect the increased number of meetings and greater time commitment required. Further information can be found in the section titled 2009 Special Independent Committee.

(4)
Appointed to the Board on May 28, 2009.

(5)
Elected to the Board on May 28, 2009.

Mr. Wells was also a Director in 2009 and is a Named Executive Officer. His compensation as director is described in the table below under the heading "Summary Compensation Table" on page 58 of this Proxy Circular and Statement.

Equity-Based Compensation for Directors

Deferred Share Units

On May 4, 2005, the Board adopted the Deferred Share Unit Plans (the "DSU Plans") for our non-management directors. A DSU entitles a director, upon ceasing to be director, to receive an amount having the same value as one Common Share. DSUs also have the effect of enhancing our ability to attract and retain highly qualified individuals to serve as directors. Some of the key features of the DSU Plans are described below:

  •
  Directors are granted $110,000 in DSUs annually, which is a significant portion of their annual compensation, and also may elect to receive up to 100% of their Base Retainer and annual committee retainers, as applicable, in the form of DSUs. For additional information see the table above under the section "Fees Earned";

  •
  The number of DSUs granted to a director is calculated by dividing the annual DSU allocation by the volume weighted average trading price of the Common Shares on the TSX or the NYSE, generally based on where the majority of the trading volume and value occurs, for the five trading days immediately preceding the date of grant (for directors subject to U.S. taxation, the calculation is based on the greater of the five-day or one-day volume weighted trading price);

  •
  When cash dividends are paid on our Common Shares, each director's DSU account is credited with an additional number of DSUs, calculated by dividing the aggregate cash dividend to which a director would have been entitled if each DSU held were a Common Share, by the closing price of the Common Shares on the TSX or the NYSE, based on where the majority of the trading volume and value occurs, on the dividend payment date; and

  •
  The value of DSUs is redeemable at the director's option following the event by which the director ceased to be a director of our Company. DSUs are settled with the director (or if the director has died, with his or her estate, as the case may be) in the form of one or two lump sum cash payments, less any amounts to be withheld by applicable law.

Chairman Compensation

Dr. Squires, formerly our Chief Executive Officer and Interim Chairman of the Board, was appointed Chairman of the Board effective May 1, 2008. The chairman agreement, made as of May 1, 2008 (the "Chairman Agreement"), between the Company and Dr. Squires had a term beginning on May 1, 2008 that continued until June 1, 2009. Since the expiry of the Chairman Agreement, Dr. Squires has continued to serve as Chairman of the Board.

As Chairman, Dr. Squires receives (a) an annual retainer payment of $150,000, and (b) an annual allocation of $150,000 in DSUs. The Nominating and Corporate Governance Committee reviewed Dr. Squires' compensation arrangement and recommended this level of compensation.

In accordance with the terms of his employment agreement as Chief Executive Officer, in June 2009 Dr. Squires received a one-time payment of $384,488 which constituted payout of deferred compensation from his employment as Chief Executive Officer.

Summary of Directors' Share Ownership

To support the alignment of directors' interests with our interests and those of our shareholders, non-management directors are expected, in accordance with our Corporate Governance Guidelines, to hold or control Common Shares, DSUs, or a combination of both, equal in value to at least three times their Base Retainer within three years of being elected or appointed. The following table summarizes the current holdings of our Common Shares (excluding options) and DSUs by non-management Directors as at December 31, 2009 and December 31, 2008:

Name of Director	Year	Common Shares (direct and indirect, excluding options) (#)	DSUs (#)	Total (Common Shares and DSUs) (#)	Total "At-Risk" Value of Common Shares and DSUs ($)(1)	Share Ownership Target ($)	Target Date for Share/DSU Ownership

Dr. Douglas J.P. Squires	2009 2008 Change	29,688 29,688 Nil	31,236 17,785 +13,451	60,924 47,473 +13,451	850,499 448,620 +401,879	150,000	Already Met

J. Spencer Lanthier	2009 2008 Change	Nil Nil Nil	33,257 18,184 +15,073	33,257 18,184 +15,073	464,267 171,839 +292,428	150,000	Already Met

Serge Gouin	2009 2008 Change	30,000 Nil +30,000	33,654 18,184 +15,470	63,654 18,184 +45,470	888,610 171,839 +716,771	150,000	Already Met

David H. Laidley	2009 2008 Change	500 Nil +500	33,654 18,184 +15,470	34,154 18,184 +15,970	476,790 171,839 +304,951	150,000	Already Met

Mark Parrish	2009 2008 Change	200 200 Nil	31,959 16,625 +15,334	32,159 16,825 +15,334	448,940 176,006 +272,934	150,000	Already Met

Dr. Laurence E. Paul	2009 2008 Change	28,000 28,000 Nil	40,418 29,151 +11,267	68,418 57,151 +11,267	955,115 540,076 +415,039	150,000	Already Met

Frank Potter(2)	2009 2008 Change	1,500 Nil +1,500	13,489 Nil +13,489	14,989 Nil +14,989	209,246 Nil +209,246	150,000	Already Met

Robert N. Power	2009 2008 Change	Nil Nil Nil	21,154 11,430 +9,724	21,154 11,430 +9,724	295,309 108,013 +187,296	150,000	Already Met

Lloyd M. Segal	2009 2008 Change	3,500 3,500 Nil	25,953 15,845 +10,108	29,453 19,345 +10,108	411,164 182,810 +228,354	150,000	Already Met

Sir Louis Tull(3)	2009 2008 Change	Nil Nil Nil	9,125 Nil +9,125	9,125 Nil +9,125	127,385 Nil 127,385	150,000	May 28, 2012

Michael R. Van Every	2009 2008 Change	2,000 2,000 Nil	40,420 29,153 +11,267	42,420 31,153 +11,267	592,183 294,395 +297,788	150,000	Already Met

Notes:

(1)
The "at risk" value of the Common Shares and DSUs is based upon the closing price of the Common Shares on the last day of trading on the NYSE in 2008 ($9.45) and 2009 ($13.96), as applicable.

(2)
Appointed to the Board on May 28, 2009.

(3)
Elected to the Board on May 28, 2009.

2.     RE-APPOINTMENT OF INDEPENDENT AUDITORS

The Board proposes to re-appoint Ernst & Young LLP, Chartered Accountants ("Ernst & Young LLP") as our independent auditors for the 2010 fiscal year and that the Board be authorized to fix the auditors' remuneration.

Unless otherwise instructed, the persons designated in the enclosed Proxy Card intend to vote FOR the resolution re-appointing the auditors and authorizing the Board to fix the auditors' remuneration.

Information About Biovail's Auditors

(a)   Re-Appointment of Independent Auditors

The Audit Committee recommended to the Board that Ernst & Young LLP be put before the shareholders at the Meeting for re-appointment as our auditors to serve until the close of the next annual meeting of shareholders. The Board has accepted and endorsed this recommendation. Representatives of the auditors will be in attendance, available to answer questions and will have the opportunity to make a statement if they desire to do so at the Meeting.

(b)   Auditors' Fees and Services

Fees payable for the years ended December 31, 2008 and December 31, 2009 to Ernst & Young LLP were $2.9 million and $2.8 million, respectively. The table below summarizes the audit fees (expressed in thousands of U.S. dollars) paid by us and our consolidated subsidiaries during each of 2008 and 2009.

(c)   Audit Committee's Pre-Approval Policies and Procedures

The Audit Committee chooses and engages our independent auditors to audit our financial statements. In 2003, our Audit Committee adopted a policy requiring management to obtain the Audit Committee's approval before engaging our independent auditors to provide any other audit or permitted non-audit services to us or our subsidiaries. This policy, which is designed to assure that such engagements do not impair the independence of our auditors, requires the Audit Committee to pre-approve audit and non-audit services that may be performed by our auditors.

On a quarterly basis, management informs the Audit Committee of the pre-approved services to be provided by our auditors. Outside of the quarterly process, services of a type that are not pre-approved by the Audit Committee require pre-approval by the Chairperson of the Audit Committee on a case-by-case basis. The Chairperson of the Audit Committee is not permitted to approve any engagement of our auditors if the services to be performed either fall into a category of services that are not permitted by applicable law or the services would be inconsistent with maintaining the auditors' independence.

(d)   Fees Paid to Ernst & Young LLP

The table below summarizes the fees (expressed in thousands of U.S. dollars) paid by us and our consolidated subsidiaries to Ernst & Young LLP during each of 2008 and 2009.

	2009		2008
	Amount	%	Amount	%

Audit Fees	$2,613	92	$2,757	95
Audit-Related Fees(1)	223	8	144	5
Tax Fees(2)	0	0	0	0
All Other Fees(3)	0	0	0	0

Total	$2,836	100	$2,901	100

Notes:

(1)
Audit-related services are generally related to due diligence investigations, audits of combined financial statements prepared for purposes of the contemplated disposal of certain of our activities or of combined financial statements of companies which we acquired, review of prospectuses, and to other assignments relating to internal accounting functions and procedures.

(2)
Tax services are professional services rendered by our auditors for tax compliance, tax consulting associated with international transfer prices and employee tax services.

(3)
We do not engage our independent auditors for any other services, other than audit, audit-related and tax services.

(e)   Audit-Related Services

The Audit Committee believes that the provision of the non-audit services referenced above is compatible with maintaining Ernst & Young LLP's independence. Ernst & Young LLP did not provide any financial information systems design or implementation services to us during 2009.

Audit-related services are generally related to audits of combined financial statements prepared for the purposes of the completed disposal of certain of our activities, employee benefit plan audits and assignments relating to internal accounting functions and procedures.

Tax services are professional services rendered by our auditors for tax compliance.

Audit Committee Report

This Report is submitted by the Audit Committee of the Board of Directors.

The Board fulfils its responsibility for the oversight of the Company's financial reporting process through the Audit Committee. The Board, in exercise of its business judgment, has determined that each member of the Audit Committee is independent and financially literate and has accounting or related financial management expertise as required by the applicable SEC and Canadian Securities Administrators regulations and the listing standards of the NYSE. The Audit Committee operates pursuant to a charter adopted by the Board, as amended and restated in December 2009, a copy of which can be found on the Company's website at www.biovail.com by clicking the "Investor Relations" link followed by the "Corporate Governance" link (the "Audit Committee Charter"). The Audit Committee and the Board of Directors annually review and assess the adequacy of the Audit Committee Charter.

As set forth in the Audit Committe Charter, the Company's management is responsible for the preparation, presentation, quality and integrity of the Company's financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Audit Committee is responsible for oversight of these roles of management, as well as for the appointment, retention, compensation, evaluation and termination of the Company's independent auditors. The Audit Committee Charter also states that the Audit Committee is responsible for the preparation of a report to be included in the Company's annual proxy statement. The Audit Committee meets regularly with the independent auditors, management and the Company's internal auditors. The independent auditors and the Company's internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing our oversight function, we have reviewed and discussed the audited financial statements with management and the Company's independent auditors for 2009, Ernst & Young LLP. We have also discussed with Ernst & Young LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committee) and No. 90 (Audit Committee Communications). In addition, we have received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board concerning independence and discussed with them their independence from the Company and management. We have considered whether the non-audit services provided by Ernst & Young LLP are compatible with their independence.

Based on our review and the discussions described above, we recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC.

Audit Committee:
Mr. Michael R. Van Every (Chairperson)
 Mr. Serge Gouin
Mr. David H. Laidley
Mr. Frank Potter

SECTION 3 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the key initiatives of the Compensation Committee in 2009 and explains the material elements of the 2009 compensation of our Named Executive Officers. Our Named Executive Officers for 2009 were:

  •
  Mr. William (Bill) Wells, Chief Executive Officer and President, BLS,

  •
  Mrs. Margaret Mulligan, Senior Vice President and Chief Financial Officer,

  •
  Mr. Gilbert Godin, Executive Vice President and Chief Operating Officer,

  •
  Mr. Gregory Gubitz, Senior Vice President, Corporate Development and General Counsel, and

  •
  Dr. Christian Fibiger, Chief Scientific Officer, BLS.

Compensation Committee Report

This report is submitted by the Compensation Committee. In accordance with the Canadian Coalition for Good Governance guidelines, the Compensation Committee believes it has designed and implemented an executive compensation plan to incentivize its executive officers in accordance with the achievement of the Company's long-term strategic objectives. The Compensation Committee has reviewed this Compensation Discussion and Analysis prepared by management and discussed it with management and, based on the review and discussion, has recommended to the Board that it be included in the Proxy Circular and Statement.

Compensation Committee:
Dr. Laurence E. Paul (Chairperson)
 Mr. J. Spencer Lanthier
Mr. Mark Parrish
Mr. Robert N. Power

Decision Making Process

The Compensation Committee is responsible for establishing, implementing and monitoring the Company's executive compensation philosophy and objectives. The Compensation Committee reviews and approves all components of executive pay, recommends or reports its decisions to the Board of Directors, and oversees the administration of the compensation program for senior executives. The Board of Directors, with the assistance of the Compensation Committee, regularly reviews all matters related to executive compensation.

Our Chief Executive Officer and our Senior Vice-President, Human Resources and Shared Services work closely with the Compensation Committee and provide it with recommendations regarding executive compensation, except that neither the Chief Executive Officer nor the Senior Vice-President, Human Resources and Shared Services makes recommendations to the Compensation Committee regarding his or her own compensation. Mr. Wells' compensation is reviewed in consultation with our compensation consultants and is established on the recommendation of the Compensation Committee by the independent members of the Board.

Compensation Consultant

In accordance with the Compensation Committee Charter, the Compensation Committee has sole authority to retain compensation consultants and to approve such consultants' fees and retention terms. Since 2004, the Compensation Committee has engaged the services of Mercer to provide advice on compensation matters. Mercer reports directly to the Compensation Committee which instructs Mercer to give it objective advice and without influence by management, and to provide such advice for the benefit of the Company and our shareholders. In its role as compensation consultant, Mercer has conducted an annual review of our executive compensation programs for the past five years.

In its retainer of Mercer in 2009, the Compensation Committee considered Mercer's ability to provide objective information and advice, its familiarity with our business and the industry in which we operate, its in-depth knowledge of compensation and governance matters in the United States and Canada and our satisfaction with its performance in previous engagements.

The services provided by Mercer to the Compensation Committee during 2009 included the following: (a) reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation level and total direct compensation of certain senior positions, and comparing such programs against those of the comparator group described below; (b) making recommendations for the compensation arrangement for Mr. Wells; (c) making recommendations for compensation paid to non-management directors; and (d) assisting in developing and implementing revisions to the existing equity-based incentive plan. In addition, Mercer attended one or more portions of seven meetings of the Compensation Committee, both with and without management present. Mercer met with the Chairperson of the Compensation Committee on a number of other occasions in preparation for committee meetings with respect to compensation matters.

Mercer and affiliates of Mercer also provided certain additional services for our management and certain of our affiliates that were not related to compensation matters, including services related to health and benefit consulting and administration and investment consulting. However, the business unit of Mercer that provides compensation- based services is separate from those business units of Mercer or its affiliates that provide these other services. The total fees for services provided to us by Mercer and its affiliates in the 2009 fiscal year are set out below:

Type of Fee	Amount of Fee	Percentage of Total Fees for Services Provided in 2009

For compensation-related services carried out for the Compensation Committee	$101,257	35%
For services related to investment consulting	$8,290	3%
For services related to health and benefits consulting	$124,162	42%
For services provided by affiliates of Mercer	$58,161	20%

Total Annual Fees	$291,870	100%

Marsh Canada Limited and Marsh USA Inc., affiliates of Mercer, also provided certain insurance coverage to the Company in return for premiums paid by Biovail.

The Chairperson of the Compensation Committee must pre-approve any additional work and non-Board services proposed to be performed by the Compensation Committee's compensation consultant. The Chairperson of the Compensation Committee must pre-approve all non-compensation services provided to the Company by its consultants and advisors and will not approve any such work that, in its view, could compromise the objectivity of its advice to the Compensation Committee. Decisions made by the Compensation Committee are the responsibility of the Compensation Committee and may reflect factors and considerations in addition to the information and recommendations provided by its advisors and consultants.

In January 2010, the Compensation Committee retained Hugessen Consulting Inc. ("Hugessen") to act as its independent advisor and to provide it with advice, guidance and support on executive compensation issues for which the Committee has responsibility under its charter. The independence of Hugessen, as compensation consultant, has been reviewed and confirmed by the Compensation Committee.

Hugessen provided no work for the Compensation Committee or the Company in 2009. However, Hugessen did provide advice and recommendations to the Compensation Committee in respect of compensation awarded to executives in respect of 2009.

Comparator Group

The Compensation Committee benchmarks each element of each executive officer's total compensation to compensation for similar positions in a comparator group of companies that the Compensation Committee has compiled with assistance from Mercer. While not a determinative factor in our analysis, the benchmarking process provides the Compensation Committee with a valuable reference of the competitive market landscape for our executive officers. Generally, the Compensation Committee targets approximately the 50th percentile of the comparator group with respect to total compensation of executives, but preserves flexibility to make adjustments to such general reference points to respond to, and adjust for, the evolving business environment. There were no such adjustments made in 2009, and, as such, compensation of our Named Executive Officers generally tracks our desired benchmarks. In addition, as we have several key functional executives in Canada, our annual compensation review also includes a comparative analysis against all publicly-traded Canadian companies with revenue between $500 million and $2 billion.

The Compensation Committee, with the assistance of Mercer, re-evaluated the comparator group and selected and established a new comparator group during 2009. In selecting the comparator group, particular focus was given to executive compensation practices within the highly competitive pharmaceutical industry, both in Canada and the U.S. Based on this analysis, the Compensation Committee established a comparator group of similar-sized pharmaceutical companies as measured by revenue and/or market capitalization.

For the compensation review conducted during the 2009 fiscal year, the comparator group consisted of the following companies:

King Pharmaceuticals, Inc.	Charles River Laboratories International, Inc.
Watson Pharmaceuticals, Inc.	Valeant Pharmaceuticals International
Perrigo Company	Endo Pharmaceuticals Holdings Inc.
Mylan Laboratories Inc.	Barr Pharmaceuticals Inc.
Cephalon, Inc.	Medicis Pharmaceutical Corporation
Life Technologies Corporation	Sepracor Inc.
Alphapharm Inc.

Key Initiatives of the Compensation Committee in 2009

In accordance with its mandate under the Compensation Committee Charter, the Compensation Committee made the following key changes to our compensation policies, plans and arrangements in 2009, which were designed to better serve our compensation objectives, reflect current industry practices and comply with changes in laws, rules and regulations. The changes outlined below are in addition to the general review of our executive compensation packages, which the Compensation Committee undertakes on an annual basis. In 2009, the Compensation Committee:

  •
  engaged a third-party consultant to provide perspective and expertise on the Company's compensation practices and to assist in determining the appropriateness of the compensation of its senior executives;

  •
  made recommendations to the Board with respect to management succession;

  •
  directed the enhancement of our compensation-related disclosure with reference to the requirements of the SEC and the Canadian Securities Administrators;

  •
  made recommendations to the Board regarding the implementation of the Company's "Say on Pay" Policy which, beginning in 2011, includes holding a non-binding advisory shareholder vote in matters relating to executive compensation. See "Statement of Corporate Governance Practices — Compensation Committee" on page 28 of this Proxy Circular and Statement; and

  •
  re-evaluated and updated the comparator group of companies used for benchmarking our compensation practices.

Compensation Objectives

The Compensation Committee has established the following objectives for executive compensation: (a) attract, motivate and retain key personnel; (b) link executive compensation to overall corporate performance; and (c) motivate officers to act in the best interests of the Company and its shareholders. The Compensation Committee reviews our compensation objectives each year to determine if revisions are necessary in light of industry practices and emerging trends, our corporate and strategic goals and other relevant factors.

Our compensation program consists of three primary elements, each of which assists in achieving our compensation objectives. These elements are: (a) base salary; (b) short-term incentives in the form of cash bonus awards; and (c) long-term equity-based incentives in the form of option and RSU awards (each as further described below).

Attract, Motivate and Retain Key Personnel

The Compensation Committee recognizes that compensation is a key tool in attracting, retaining and motivating individuals with the skills and commitment needed to enhance shareholder value and maintain our position as a leader within our segment of the pharmaceutical industry. This is particularly true for most of our senior officers, who have a significant influence on corporate performance. The following summary highlights how our executive compensation program is designed to achieve this objective:

  •
  Base salary, short-term incentives and equity-based incentives for executives are benchmarked with reference to similar positions in the comparator group, ensuring that total compensation is competitive in today's market.

  •
  Our equity-based compensation is designed to maintain the competitiveness of our compensation package and thereby attract and retain officers and employees. We introduced whole-share awards in the form of RSUs as a part of our 2007 Equity Compensation Plan (the "2007 Plan"). Executives are eligible for equity-based incentive compensation in the form of options and RSUs. As RSUs can deliver compensation value in times of flat or declining share prices, the use of RSUs serves as an effective retention mechanism.

  •
  The three-year vesting period of equity compensation awards for executive officers (five years in the case of the CEO's Performance-Based RSUs (as defined herein)), coupled with the prospect of forfeiture of unvested awards as mandated by the 2007 Plan in the event of voluntary resignation, bolsters our ability to retain our executive personnel.

  •
  Both the Short-Term Incentive Plan (the "STIP") and the 2007 Plan are designed to motivate officers and employees by rewarding performance. Under the STIP, the percentage of the target cash bonus actually paid out to executive officers is based, in part, on the performance of their respective business group or division and is intended to drive managerial performance. If an officer exhibits outstanding overall individual performance, his or her previously set cash bonus payout can be adjusted upwards to a maximum of 1.5 times the target award.

Link Executive Compensation to Overall Corporate Performance

The Compensation Committee believes that compensation paid to our executives should be closely aligned with the Company's overall corporate performance. In order to achieve this objective, the Compensation Committee determines the amount of any increase to the base salary, in part, by evaluating our overall performance. Furthermore, the Compensation Committee bases the amount of the cash bonus payable to our executives under the STIP on the achievement of certain pre-determined corporate objectives and divisional/functional objectives, each of which is expected to affect overall corporate performance.

Motivate Officers to Act in the Best Interests of Shareholders

The Compensation Committee seeks to align the interests of our executives with those of our shareholders. The Compensation Committee achieves this objective by:

  •
  granting the Chief Executive Officer and other executive officers RSUs in 2009, the vesting of which is dependent on the level of total shareholder return achieved over a five-year vesting period, as compared to the comparator group, and

  •
  awarding a significant proportion of executive compensation through equity compensation, the value of which is directly tied to the market price of our Common Shares, including options, which ultimately have value only to the extent that the price of our Common Shares on the date of exercise exceeds the grant date exercise price thereby serving to motivate executive officers to maximize the value of the Common Shares and through the award of Performance-Based RSUs.

Elements Used to Achieve Compensation Objectives

The compensation package for executive officers is comprised of three principal components: (a) competitive base salary; (b) short-term incentives in the form of a performance-based cash bonus under our STIP; and (c) equity-based incentives in the form of options and RSUs under our 2007 Plan. We refer to these three elements as "direct compensation".

The chart below sets out the relative weighting of each component of direct compensation (as target levels of achievement) for each Named Executive Officer in 2009.

	Percentage of Targeted Total Direct Compensation
Named Executive Officer	Base Salary	Short-Term Incentives	Equity-based Incentives (Options/RSUs)

William (Bill) Wells Chief Executive Officer and President, BLS	29%	29%	42%

Margaret Mulligan Senior Vice-President and Chief Financial Officer	35%	18%	47%

Gilbert Godin Executive Vice-President and Chief Operating Officer	33%	20%	47%

Gregory Gubitz Senior Vice-President, Corporate Development and General Counsel	36%	21%	43%

Dr. Christian Fibiger(1) Chief Scientific Officer, BLS	63%	27%	0%

Note:

(1)
Dr. Fibiger does not receive an annual grant of equity under his employment agreement.

In determining the appropriate mix of base salary, short-term incentives, and equity-based incentives for our Named Executive Officers, the Compensation Committee sought to balance: (i) our desire to attract and retain our personnel with the stability of salary compensation; (ii) our desire to promote pay for performance or "at-risk" compensation, as we believe that incentive pay appropriately rewards employees for their contribution to our overall performance; and (iii) our desire to align compensation with corporate performance and shareholder value through the use of equity compensation awards. The value of our short-term incentives, in the form of a cash bonus, is dependent on the achievement of pre-determined corporate, divisional and individual performance objectives, while the value of our equity based incentives, in the form of option and RSU awards, is derived from the value of our Common Shares. In allocating between short-term and long-term compensation, the Compensation Committee seeks to establish a balance between rewarding past performance and future potential, both of which it views as critical for our executives to exhibit. In that respect, the Compensation Committee designs cash bonuses to reward executives who achieve certain corporate, divisional/functional and individual objectives, while it bases grants of RSU awards on the demonstration of exceptional effort, critical skills and key talents, with a view to rewarding long-term performance. In reaching the optimal balance of salary, bonus and equity compensation, we considered the practices of our comparator group and our goals as described in this Compensation Discussion and Analysis. For Mr. Wells, the Compensation Committee established a compensation mix of equally weighted salary and short-term incentives with a larger weight to equity-based awards. The Compensation Committee believes that this allocation creates sufficient incentive for Mr. Wells to perform since a significant portion of his compensation is "at-risk" with a large portion accruing only if shareholder value increases in comparison to our peer comparator group.

Biovail's total executive compensation program, which includes salary, short-term incentives and long term equity awards, is targeted by our Compensation Committee, based in part on the advice of our compensation consultants, to be at or below the 50th percentile of our peer group of pharmaceutical companies.

Base Salary

We believe competitive base salaries are necessary to attract and retain an effective management team. Base salary levels are determined by evaluating: (a) individual factors, such as the role, level of responsibility and contribution of each executive; (b) market factors, including as demonstrated through benchmarking with reference to our comparator group; and (c) our financial performance. In February of each year, the Compensation Committee reviews the individual salaries of our executive officers, including the Named Executive Officers, with a view to these factors and recommends to the Board adjustments designed to ensure that base salaries are kept competitive for purposes of retaining and motivating individuals whom the Compensation Committee assessed to be integral to enhancing corporate performance and shareholder value. The amount of any increase to an executive officer's base salary is influenced by performance with reference to the achievement of corporate and divisional objectives. In light of the economic climate in 2009, our Named Executive Officers' base salaries stayed at the same level, except for two adjustments to respond to specific circumstances. Mr. Wells, Mr. Godin and Dr. Fibiger had no increase in their respective base salaries, while Mrs. Mulligan's base salary was increased by 1.5% to better align with market and Mr. Gubitz's base salary was increased by 8% to reflect a change in his responsibilities and title. Further, in February 2010, in accordance with the Company's annual compensation review process, it was determined that Mr. Wells' 2010 salary would not increase from its 2009 level.

Non-Equity Incentive Compensation

We believe that short-term incentive compensation encourages our executives to work toward specified objectives and enhances corporate performance. Non-equity incentive compensation is made available to all employees, including the Named Executive Officers, under our STIP in the form of annual cash bonus awards. Bonus awards under our STIP are designed to give our employees, including our Named Executive Officers, a strong incentive to maintain focus on continuous improvement of results through the achievement of corporate, divisional/functional and individual objectives.

Awards under the STIP are calculated by multiplying an employee's target bonus by a payout factor which is assessed by the Compensation Committee with reference to the achievement of various corporate and divisional/functional objectives. This product is then multiplied by an "individual performance multiple" ranging from zero to 1.5. Based on this formula, it is possible for an executive to earn an actual bonus up to a maximum of 150% of his or her target bonus, although historically our executives have earned actual bonus awards ranging from approximately 88% to 150% of their target award. Each element of the STIP formula is discussed in detail below and is graphically represented as:

Actual Bonus =

Target Bonus × (Corporate Objectives Component + Divisional/Functional Objectives Component) × Individual Performance Multiplier

[The maximum bonus that can be earned is 150% of Target Bonus]

Target Bonus

A target bonus is established annually for each executive officer based on a percentage of the executive's base salary. In respect of 2009, in accordance with his employment agreement, Mr. Wells' target bonus was 100% of his base salary. In addition, in respect of 2009, our other Named Executive Officers' target cash bonuses were set at 60% of their respective base salaries, with the exception of Mrs. Mulligan whose target cash bonus was set at 50% of her base salary. These target bonuses are reviewed by the Compensation Committee annually, and are compared against those of our comparator group. The Compensation Committee establishes target bonuses to our Named Executive Officers set at approximately the 50th percentile of our comparator group subject to other considerations in the discretion of the Compensation Committee.

Performance Components

Target awards for our Named Executive Officers under the STIP are multiplied by payout factors assessed by the Compensation Committee for our two performance components which we refer to as "corporate" and "divisional/functional." For each performance component, we have established a number of objectives, the achievement of which would determine the extent of achievement with respect to the performance component. Annually, the Board and management, in consultation with the Compensation Committee, engage in a strategic planning process which forms the basis of these objectives. These objectives represent short-term milestones against which we measure progress towards our longer-term strategic goals.

For 2009, the corporate and divisional/functional components were given equal weight for the Named Executive Officers, other than Mr. Wells, in order to make our executives sufficiently accountable both for their impact on their business group or division and for the impact of their business group or division on corporate performance. For Mr. Wells, short-term incentives are based 100% on the achievement of corporate goals, in recognition of his role and responsibility for, and impact on, the performance of the Company as a whole.

Corporate Objectives

For 2009, we established the following five key Company-wide corporate objectives: (i) Financial; (ii) Corporate and Product Development; (iii) Business Operations; (iv) Risk Management; and (v) Organization. Within the framework of the five corporate objectives described above, set out below are all material corporate objectives together with the related metrics used to measure the extent to which these objectives have been achieved.

Objective	Metric

1. Financial (Target weight: 35%)
1.1 Improve revenue and profitability. (Target weight: 20%)	Meet or exceed the following targets: • Revenue — $744.9M • Gross Margin — $535.5M • Net Income — $146.7M • Earnings Per Share — $0.93.
1.2 Reduce costs and sell non-core assets. (Target weight: 10%)	Reduce cost structure by $30-40 million fully annualized by 2010; Generate $50 million of the $100 million target of proceeds from the sale of non-core assets.
1.3 Develop communication plan regarding specialty CNS strategy to ensure market understands new strategic focus. (Target weight: 5%)	Assess and survey market (investors, analysts, shareholders) as to understanding and acceptance of specialty CNS strategy.

2. Corporate and Product Development (Target weight: 20%)
2.1 Build the specialty CNS product pipeline. (Target weight: 10%)	In-licence or acquire at least two specialty CNS products in 2009.
2.2 Assess and rationalize the existing product pipeline. (Target weight: 5%)	Review the existing product pipeline to ensure alignment with specialty CNS strategy by end of second quarter.
2.3 Disciplined acquisition plan. (Target weight: 5%)	Develop detailed integration plans (technology/people/ systems) to ensure maximum value for each new product acquired or licensed.

3. Operations (Target weight 15%)
3.1 Successful launch of Xenazine® and Aplenzin® products. (Target weight: 5%)	Achieve prescribed confidential sales targets in 2009 for Xenazine® and Aplenzin®.
3.2 Consolidate infrastructure. (Target weight: 5%)	Wind down Puerto Rico operations; Sell (or develop a plan to address) specified non-core asset; Optimize Chantilly operations within specified budget and timelines; Develop technology transfer plan.
3.3 Develop U.S. commercialization strategy. (Target weight: 5%)	Develop plan by end of second quarter and implement plan by year end.

Objective	Metric

4. Risk Management (Target weight: 15%)
4.1 Develop plan to mitigate risk and support the transition to specialty CNS strategy.
Satisfactorily resolve legacy litigation and regulatory proceedings; Improve customer service within specified targets; Develop and report against detailed risk management plan; Develop optimal corporate structure for specialty CNS strategy by end of second quarter.

5. Organization (Target weight: 15%)
5.1 Ensure Company has capabilities and organizational structure to support specialty CNS strategy.	Identify and address any gaps in expertise or capabilities; Identify optimal organizational structure for specialty CNS by end of 2009.
5.2 Ensure high functioning executive management team.	Review skills and capabilities of management team; Develop succession plan.
5.3 Ensure employee understanding of new specialty CNS strategy.	Establish communications plan for employees and achieve positive feedback on plan above specified benchmarks.

The Compensation Committee evaluates the extent to which each objective has been achieved and assigns a payout factor to each of the five categories of objectives of up to 150% of target. Under the STIP, objectives are evaluated according to a five-level rubric with each level having a related range of payout factors. Once a level is assessed by the Compensation Committee, a payout factor is selected from within the range associated with such level.

Rating	Payout Factor

Outstanding Results	120 - 150%
Exceeds Expectations	100 - 120%
Achieves Expectations	75 - 100%
Needs Improvement	0 - 50%
Unacceptable	0

Divisional/Functional Objectives

The Compensation Committee also evaluates each executive's divisional/functional objectives, which relate to both the business group or division over which that particular executive has responsibility and the individual's performance as head of such business group or division. The achievement of divisional/functional objectives is based on the achievement by that business group or division of its identified goals over the performance period. The divisional/functional objectives vary from business group to business group and individual to individual based on the type of contributions which are expected of each group or head of each group, as the case may be, toward our key priorities. For those executives who have responsibility for more than one business group or division, the divisional/functional objectives are based on a combination of the achievements of the associated groups. Divisional/functional objectives are designed to link the payment of short-term incentives to the contribution to corporate success that flows from the performance of our business groups and divisions.

The divisional/functional objectives each fall within the five previously identified corporate objectives: financial; corporate and product development; business operations; risk management; and organization. These categories of objectives have been selected because they relate to the key areas that we have identified as fundamental in supporting our growth and long-term strategy. Within each of these divisional/functional objective subcategories, a number of specific, measurable objectives are established that reflect each executive's position and responsibilities. The divisional/functional objectives are reviewed and updated by the Compensation Committee on an annual basis with reference to current market practices and our compensation objectives. No divisional/functional objectives were designated for Mr. Wells since his bonus is calculated only with reference to the corporate performance component.

Mrs. Mulligan's divisional/functional objectives were to: (a) deliver the attributes of a high-performing finance team (weighted 24%); (b) recruit and retain high performers for key roles (weighted 10%); (c) maintain/develop effective internal control environment (weighted 8%); (d) develop and enhance the enterprise risk management function

(weighted 10%); (e) establish and deliver strong balance sheet and capital management plan (weighted 8%); (f) deliver a high-quality investor relations product (weighted 10%); (g) oversee the maintenance of the Company's organization structure for taxation (weighted 10%); (h) assess and implement outsourcing, as appropriate (weighted 8%); (i) enhance information technology security (weighted 8%); and (j) enhance availability and reduce costs (weighted 4%).

Mr. Godin's divisional/functional objectives were to: (a) promote and manage product net revenues (weighted 15%); (b) meet or exceed Biovail Pharmaceuticals Canada budget with reference to targeted revenue, net income and net margin (weighted 6%); (c) achieve procurement savings (weighted 9%); (d) licence or acquire two products or developments (weighted 10%); (e) initiate and advance clinical developments according to established schedule (weighted 10%); (f) develop a three-year growth plan for Biovail Pharmaceuticals Canada (weighted 5%); (g) execute Puerto Rico transition plans in accordance with timelines and budget (weighted 5%); (h) execute U.S. commercialization strategy (weighted 4%); (i) optimize pharmaceutical science and technology transfer (weighted 4%); (j) manage supply chain performance (weighted 2%); (k) devise and implement an inventory plan to mitigate supply risk (weighted 7%); (l) reduce quality-related business risk (weighted 8%); (m) recruit and integrate personnel to support specialty CNS strategy and business development (weighted 10%); and (n) implement performance management process (weighted 5%).

Mr. Gubitz's divisional/functional objectives were to: (a) manage the Company's corporate and product acquisition initiatives (weighted 80%); and (b) manage the Company's legal affairs (weighted 20%). Mr. Gubitz assumed the General Counsel role effective September 1, 2009 in addition to his Corporate Development responsibilities.

Dr. Fibiger's divisional/functional objectives were to: (a) present investor and analyst presentations and education respecting specialty CNS (weighted 5%); (b) acquire or in-license two specialty CNS products (weighted 10%); (c) manage the existing pipeline assessment and rationalization plan (weighted 5%); (d) ensure that all acquisitions include specific integration plans (weighted 5%); (e) identify new acquisition and licensing opportunities and provide input to the Board regarding the prioritization of opportunities (weighted 25%); (f) provide independent advice regarding business development opportunities (weighted 5%); (g) manage development of glial cell line derived neurotrophic factor (BVF-014) ("GDNF") (weighted 15%); (h) build capabilities for a strong therapeutic franchise in specialty CNS product and contribute actively to the talent review process (weighted 10%); and (i) establish a diverse and value-added external advisory board (weighted 20%).

Individual Performance Multiplier

Once a preliminary assessment of an executive officer's cash bonus has been determined based on the achievement of the corporate and divisional/functional performance components, a secondary assessment of overall individual performance is conducted that can either increase, decrease or eliminate entirely the bonus amount determined by the Compensation Committee's assessment of such individual's two performance components. Each officer's overall performance is reviewed and assigned an individual performance rating. Once the performance rating is assigned, the preliminary bonus amount is increased or decreased by an individual performance multiplier within the range assigned to that particular performance rating. The individual performance multipliers are allocated as follows:

Performance Rating	Individual Performance Multiplier Range

Outstanding	1.2 to 1.5
Exceeds Expectations	1.0 to 1.2
Achieves Expectations	0.75 to 1.0
Needs Improvement	0 to 0.5
Unacceptable	0

As a result of the individual performance multiplier, it is possible that an executive will not receive any cash bonus if the Compensation Committee rates such executive's overall performance as "needing improvement" or "unacceptable". Conversely, if the Compensation Committee rates an individual's overall performance as "outstanding", the STIP is designed to reward these outstanding results with a cash bonus in excess of the preliminary bonus assessment in the manner described above.

Achievement of Corporate Performance Component Objectives for 2009

Following its review, the Compensation Committee determined that the Company, in the aggregate, had achieved "outstanding results" with respect to its corporate performance component objectives and assigned a total payout factor of 126% of target. This determination was based on an assessment of each category of objectives displayed in the table below.

	Payout Factor
Corporate Performance Component	Target	Actual

Financial Objectives	35%	52.5%
Corporate and Product Development Objectives	20%	25.5%
Business Operations Objectives	15%	15.0%
Risk Management Objectives	15%	15.0%
Organizational Objectives	15%	18.0%

Total	100%	126%

The Compensation Committee took note of the following achievements of the Company in determining these payout factors.

Financial Objectives.    In its determination of the level of achievement of the Company's financial objectives for 2009, the Compensation Committee noted that the Company had: (a) met or exceeded its financial goals relating to revenue, gross margin, net income and earnings per share (as quantified in the table below); (b) reduced its cost structure by $24 million through procurement optimization, selling, general and administrative expense reductions and sale of non-core assets; (c) generated more than $57.4 million from divestitures and asset disposals; (d) successfully established and executed a communication plan to ensure that investors, analysts and the public understand and are aligned with the specialty CNS strategy and to ensure such stakeholders are provided with timely information on the Company's progress and achievements to that end; and (e) received positive results from a study conducted to establish a baseline of potential shareholders and analysts regarding the Company and the specialty CNS strategy.

Financial Metric	2009 Target	2009 Achievement	Achievement Relative to Target

Revenue	$744.9 million	$820.4 million	+10.1%
Gross Margin(1)	$535.5 million	$616.1 million	+15.0%
Net Income	$146.7 million	$238.5 million	+63.0%
Earnings Per Share	$0.93	$1.50	+61.0%

Note:

(1)
Gross Margin calculated as total revenue less cost of goods sold (exclusive of amortization of intangible assets).

Within this framework, the Compensation Committee evaluated the financial performance of the Company and determined that the Company had achieved "outstanding results" with respect to the financial objectives established for 2009 and determined that a payout factor of 150% should be applied to these objectives. The resulting payout factor relating to the financial objectives was 52.5% of the target of 35% (150% of the target of 35%).

Corporate and Product Development Objectives.    In its determination of the level of achievement of the Company's corporate and product development objectives for 2009, the Compensation Committee noted that the Company had (a) acquired or in-licensed several specialty CNS products in 2009 including tetrabenazine, fipamezole, pimavanserin and GDNF; (b) acquired the U.S. commercialization rights to Wellbutrin XL; (c) assessed the existing product pipeline projects and identified and discontinued four projects considered to be inconsistent with the specialty CNS strategy; and (d) successfully integrated the tetrabenazine and Wellbutrin XL acquisitions. Based on these achievements, the Compensation Committee determined that the Company had achieved "outstanding results" with respect to the corporate and product development objectives for 2009 and that a payout factor of 127.5% should be applied. The resulting payout factor relating to the corporate and product development objectives was 25.5% of the target of 20% (127.5% of the target of 20%).

Business Operations Objectives.    In its determination of the level of achievement of the Company's business operations objectives for 2009, the Compensation Committee noted that the Company had (a) successfully launched Xenazine® and Aplenzin® according to approved plans and achieved or exceeded initial sales goals; (b) consolidated infrastructure so that it would align with the Company's overall strategy of improved efficiency and coordination, including winding down our Puerto Rican operations, entering into negotiations with a potential buyer of a specified non-core asset, completed the implementation of an optimization of the Company's operations in Chantilly, Virginia, and completed a plan for the optimization of our technology transfer function; and (c) developed, reviewed and implemented a detailed commercialization strategy for our U.S. business including the re-launch of

Zovirax and other tactical plans for branded products. Based on these achievements, the Compensation Committee determined that the Company had "achieved expectations" with respect to the business operations objectives and that a payout factor of 100% should be applied. The resulting payout factor relating to the business operations objectives was 15.0%.

Risk Management Objectives.    In its determination of the level of achievement of the Company's risk management objectives for 2009, the Compensation Committee noted that the Company had (a) successfully managed and resolved certain legacy litigation and regulatory inquiries to satisfactory outcomes; (b) managed the continuity of supply throughout organizational transition and implementation of the specialty CNS strategy; (c) worked with the Risk and Compliance Committee to identify key risks and implement action plans and created an enterprise risk assessment and hired a vice president of enterprise risk management; and (d) presented to the Board a plan to optimize the Company's corporate structure. Based on these achievements, the Compensation Committee determined that the Company had "achieved expectations" with respect to the risk management objectives and that a payout factor of 100% should be applied. The resulting payout factor relating to the risk management objectives was 15.0%.

Organizational Objectives.    In determining the level of achievement of the Company's organizational objectives for 2009, the Compensation Committee noted that the Company had (a) built capabilities required for a strong therapeutic franchise in specialty CNS, including the implementation of a human resource strategy for the Company; (b) identified the organizational structure and capabilities required for successful execution of the new business model, identified and established plans to address any gaps and implemented changes in several departments; (c) reviewed and altered the composition of our management team to reflect the strategic direction of the Company's business and developed a succession plan for our executive team; (d) successfully recruited several professionals at the vice president level; and (e) successfully established a communications plan, an intranet website, a newsletter for our employees, a mission statement, and an employee continuing education program. Based on these achievements, the Compensation Committee determined that the Company had "exceeded expectations" with respect to the organizational objectives and that a payout factor of 120% should be applied. The resulting payout factor relating to the organizational objectives was 18.0% of the target of 15% (120% of the target of 15%).

Achievement of Divisional/Functional Performance Component Objectives for 2009

Following the determination of the level of achievement of the corporate objectives, the Compensation Committee evaluated the achievement of each executive officer's divisional/functional objectives. Each executive's level of achievement was assessed against the achievements of the business group or division over which he or she had responsibility and the individual's performance as head of such business group or division with reference to the specific goals listed above. It was determined that each Named Executive Officer had achieved in excess of 100% of such objectives.

The overall preliminary payout factor for the corporate and divisional/functional performance component objectives for each Named Executive Officer was then calculated by attributing the appropriate weighting (as outlined above) to each sub-category of corporate objectives. Accordingly, the overall combined payout factor for the corporate and divisional/functional objectives was as follows:

Name and Position	Payout Factor for Divisional/Functional Objectives (as a %)

William (Bill) Wells Chief Executive Officer and President, BLS	N/A

Margaret Mulligan Senior Vice-President and Chief Financial Officer	113.80%

Gilbert Godin Executive Vice-President and Chief Operating Officer	114.40%

Gregory Gubitz Senior Vice-President, Corporate Development and General Counsel	119.10%

Dr. Christian Fibiger Chief Scientific Officer, BLS	111.50%

Individual Performance Multiplier

As noted above, once the Compensation Committee made a preliminary assessment of an executive officer's cash bonus based on the achievement of the corporate objectives and divisional/functional objectives, the Compensation Committee conducts a secondary assessment of individual performance. The actual cash bonuses paid to the Named Executive Officers for 2009 were determined by the Compensation Committee, in the context of the corporate objectives, divisional/functional objectives and the individual performance multiplier. The individual performance multiplier was based on the Compensation Committee's subjective evaluation of each executive's performance, with input from Mr. Wells and Dr. Squires. Based on their evaluations of each executive's performance against divisional/functional goals established for 2009, Mr. Wells submitted their recommendations to the Compensation Committee.

The Compensation Committee exercised its judgment to adjust these recommendations based on its own evaluation of each executive's performance, the executive's relative contribution to the Company's overall performance and the executive's response to unplanned or unforeseen events. Each Named Executive Officer was considered individually and rated according to his or her respective performance as part of our annual performance review process. As noted in the table above for 2009, the individual performance multiplier ranged from 1.0 to 1.5. The preliminary bonus amounts, which were based upon achievement of the corporate and divisional/functional objectives were then adjusted in accordance with each Named Executive Officer's respective individual performance multiplier. Mr. Wells and Mr. Godin were each assigned an individual performance multiplier of 1.2. Mrs. Mulligan, Mr. Gubitz and Dr. Fibiger were each assigned an individual performance multiplier of 1.0.

Cash Bonuses Awarded

As a result of the Compensation Committee's evaluation for the year ended December 31, 2009, the Named Executive Officers, each of whose cash bonus for 2009 was subject to corporate and divisional/functional objectives (as listed below), each received a cash bonus greater than his or her short-term incentive target. The cash bonuses paid to the Named Executive Officers in respect of 2009 are in the table below under the heading "Summary Compensation Table" on page 57 of this Proxy Circular and Statement.

The following table sets out the level of achievement of corporate objectives and divisional/functional objectives as a percentage of full achievement of all objectives in the category and the total percentage of the target bonus achieved for each Named Executive Officer in connection with the assessment of the short-term incentives for the Named Executive Officers in respect of 2009:

Name and Position	Corporate Objectives	Divisional/ Functional Objectives	Individual/ Performance Multiplier	Total Percentage of Target Bonus

William (Bill) Wells Chief Executive Officer and President, BLS	126%	N/A	1.2	150%

Margaret Mulligan Senior Vice-President and Chief Financial Officer	126%	113.8%	1.0	120%

Gilbert Godin Executive Vice-President and Chief Operating Officer	126%	114.4%	1.2	145%

Gregory Gubitz Senior Vice-President, Corporate Development and General Counsel	126%	119.1%	1.0	123%

Dr. Christian Fibiger Chief Scientific Officer, BLS	126%	111.5%	1.0	119%

The following table sets out the target and actual cash bonus paid to each Named Executive Officer in respect of 2009:

Name and Position	Target Bonus (% of Salary)	Target Bonus ($)(1)	Maximum Award ($)(2)	Actual Bonus ($)	Actual Bonus (% of Salary)	Total Percentage of Target Bonus

William (Bill) Wells(3) Chief Executive Officer and President, BLS	100%	860,000	1,290,000	1,289,484	150%	150%

Margaret Mulligan Senior Vice-President and Chief Financial Officer	50%	207,500	311,250	248,792	60%	120%

Gilbert Godin Executive Vice-President and Chief Operating Officer	60%	300,000	450,000	436,326	87%	145%

Gregory Gubitz Senior Vice-President, Corporate Development and General Counsel	60%	256,400	384,600	314,218	74%	123%

Dr. Christian Fibiger Chief Scientific Officer, BLS	60%	270,000	405,000	320,625	71%	119%

Notes:

(1)
These amounts range from the amount of bonus received where the individual performance multiplier is zero times the target bonus to the amount of bonus received where the individual performance multiplier is 1.5 times the target bonus, in both cases assuming the corporate and divisional/functional achievement is assessed at a payout factor of 100%.

(2)
These amounts are based on achievement of full target bonus (assuming corporate and divisional/functional achievement assessed at a payout factor of 150%) and an individual performance multiplier of 1.5 times such bonus, to a maximum of 150% of the executive's target bonus.

(3)
Pursuant to Mr. Wells' employment agreement, Mr. Wells' target bonus was 100% of his base salary for 2009. When combined with the achievement of stated corporate objectives and his individual performance multiplier, Mr. Wells was awarded a cash bonus of 150% of his base salary for 2009.

Equity-Based Incentive Compensation

The Compensation Committee believes that equity compensation aligns our executives' interests with that of our shareholders and promotes efforts by our executives in the long-term interest of the Company. As the Company's equity compensation program provides for the vesting of awards after several years, it promotes the long-term interests of the Company and incentivizes long-term planning among the Company's executives. The Company's equity-based incentive program is composed of awards of options, RSUs that vest based on the passage of time ("Time-Based RSUs") and RSUs that vest based on the achievement of specified performance criteria ("Performance-Based RSUs"). Options expire on the fifth anniversary of the date of grant and vest and become exercisable according to the terms of the applicable award agreements as determined by the Board. Time-Based RSUs vest on the third anniversary of the date of the grant. Performance-Based RSUs vest on the fifth anniversary of the date of the grant upon the achievement of performance criteria specified in the applicable award agreement.

The Compensation Committee desires for equity compensation to be reflective of the executive's individual performance and the performance of the Company as a whole. Grants of options and RSUs are determined by the Compensation Committee pursuant to the 2007 Plan with reference to each executive's individual performance rating as established in his or her annual performance review. As such, the Company's equity-based awards are designed to reward individual performance at the time of grant. All equity-based awards generate an incentive for the holder to maximize shareholder value as the award's value increases with the value of the Company's Common Shares. Performance-Based RSUs granted to our Named Executive Officers enhance this incentive as Performance-Based RSUs may vest in an amount up to 200% of the target amount based on Company performance.

For a description of the material terms of our 2007 Plan, including the material terms of options and RSUs, see "Equity Compensation Plan Information — Option and RSU Plans — 2007 Equity Compensation Plan" on page 62 of this Proxy Circular and Statement. Certain terms of our options and RSUs are subject to the provisions of the employment agreements of our Named Executive Officers. For additional information on the material terms of the employment agreements of our Named Executive Officers, see "Termination and Change of Control Benefits — Employment Agreements" on page 71 of this Proxy Circular and Statement.

Target Awards

Grants of equity-based awards are determined by the Compensation Committee. The Compensation Committee first determines an annual target amount of grant for each Named Executive Officer based on each employee's role within the Company and the equity-compensation provided to similarly situated employees in the peer comparator group. As part of the annual review process, this target amount is adjusted, in the discretion of the Compensation Committee, with reference to each employee's performance rating. For all Named Executive Officers in 2009, approximately 92% of the total value of the annual target of equity compensation is in options and approximately 8% of the total value of the annual target is in Time-Based RSUs. These target grants and the weighting between options and Time-Based RSUs are based, among other things, on a review that included a canvass of the equity-based incentive plans and policies of our comparator group of companies and consultations with Mercer, our compensation consultant, throughout the process. We had considered the appropriate balance of option awards and Time-Based RSU awards and determined that providing our executives with options to a greater degree than Time-Based RSUs was in the Company's interest because option awards are considered to be focused on the future growth of the Company and, therefore thought to be more appropriate for our most senior executives as they provide greater alignment with the achievement of the Company's long-term strategic goals.

Target awards are established with reference to the value of such awards at the time of grant. Other than to ensure that the maximum number of options or Time-Based RSUs allowable under the 2007 Plan is not exceeded, the Compensation Committee does not consider the number or terms of outstanding options and Time-Based RSUs in determining whether and how many options or Time-Based RSUs will be granted.

The target grants of options and Time-Based RSUs for performance in 2009 (which will be awarded in 2010) for each Named Executive Officer were set out in each Named Executive Officer's employment agreement, as follows:

Name and Position	Time-Based RSUs	Options

William (Bill) Wells Chief Executive Officer and President, BLS	9,375	112,500

Margaret Mulligan Senior Vice-President and Chief Financial Officer	6,250	75,000

Gilbert Godin Executive Vice-President and Chief Operating Officer	7,500	90,000

Gregory Gubitz Senior Vice-President, Corporate Development and General Counsel	6,250	75,000

Dr. Christian Fibiger Chief Scientific Officer, BLS	0	150,000

Considerations for Equity-Based Incentive Compensation

Our equity-based incentive compensation is designed to align our executives' interests with that of our shareholders, to promote efforts by our executives in the long-term interest of the Company and to incentivize long-term planning among the Company's executives. Our executives are rewarded for demonstrating exceptional efforts and abilities that suggest high future potential. Individuals who consistently exceed goals and job requirements and demonstrate key talents and superior performance surpassing expectations may be entitled to receive awards of RSUs and options that exceed their target by up to 1.5 times. Conversely, officers and employees exhibiting below expected performance may be ineligible for a payout of any of their target RSUs and options. Retention risk is also considered in awarding equity-based compensation.

The following guidelines have been developed to assist with awarding equity-based incentives to executives, as well as to our other officers and employees:

Performance Rating	Individual Performance Award Range

High Potential — consistently exceeds goals and job requirements; demonstrates skills and strengths in applicable competencies; has the future capability to assume more senior roles; may be identified as a retention risk.	Up to 150% of target

Key Talent — consistently overachieves goals and job requirements, resulting in superior or excellent performance, which surpasses expectations; may be identified as a retention risk or who is deemed to be critical due to technical knowledge or specialized skill set.	Up to 150% of target

Valued Contributor (Met All/At Standard) — consistently meets goals and adequately demonstrates job skills and competencies.	75% to 100% of target

Valued Contributor (Progressing) — progressing towards requirements; goals are consistently met and/or job skills and competencies are being developed; demonstrates noted improvement and is progressing towards meeting job requirements.	Up to 60% of target

Below Standard — fails to meet goals and/or demonstrate competencies.	Ineligible

Options and RSUs Granted

The number of options and RSUs granted to each Named Executive Officer in 2009 for performance in 2008 is set out in the table below under the heading "— Incentive Plan Awards — Grants of Plan-Based Awards for the Last Year" on page 60 of this Proxy Circular and Statement. In 2009, each of our Named Executive Officers received 100% of that number of options and that number of Time-Based RSUs as was targeted in their respective employment agreement. While each of the Named Executive Officers can earn up to 1.5 times their equity-based compensation based on performance, this year the recommendation was made to maintain the equity awards at the target level outlined in their respective employment agreement.

In addition to the options and Time-Based RSUs, Performance-Based RSUs were also granted to each Named Executive Officer and to certain other senior executives in 2009. In accordance with the 2007 Plan, the independent Directors approved performance vesting criteria and conditions and a five-year performance period. The number of Performance-Based RSUs that will ultimately vest depends on our total shareholder return, as measured against the comparator group, as follows: (i) if performance is achieved at the median of the comparator group, the Performance-Based RSUs will vest at 100% of target; (ii) if performance is at or above the 75th percentile of the comparator group, the Performance-Based RSUs will vest at 200% of target; (iii) if performance is at the threshold level of the 37.5th percentile of the comparator group, the Performance-Based RSUs will vest at 75% of target; and (iv) if performance is below this threshold level, no Performance-Based RSUs will vest. The actual multiplier will be calculated by interpolating between the 37.5th, 50th and 75th percentile results, using a linear payout curve. One vested Performance-Based RSU entitles the holder to one Common Share.

Mr. Wells received 62,500 Performance-Based RSUs in August 2009. This additional grant of Performance-Based RSUs was designed to bring Mr. Wells' equity-based incentive compensation closer to the median mark of the comparator group of companies, both in terms of quantum and type. These Performance-Based RSUs are intended to align Mr. Wells' equity-based compensation with our performance, and to align his interests with those of our shareholders, given that the basis of the performance criteria is total shareholder return.

The grant of the Performance-Based RSUs to our Named Executive Officers (other than Mr. Wells) and to certain other senior executives was intended to provide an incentive for each of the Named Executive Officers to successfully implement the Company's specialty CNS strategy and to better align the long-term interests of such Named Executive Officers with the interests of the Company's shareholders. The granting of these Performance-Based RSUs is consistent with emerging trends which apply performance vesting criteria on measurable targets.

Stock Ownership Guidelines for Chief Executive Officer

We believe it is important that the Chief Executive Officer's interests are aligned with our interests and the interests of our shareholders and therefore promotes the ownership of shares by the Chief Executive Officer. As set out in our Corporate Governance Guidelines, the Chief Executive Officer is expected to hold securities of our Company having a market value at least equal to three times the Chief Executive Officer's then applicable base salary, such number of securities to be acquired not later than the third anniversary of his appointment, which, in the case of Mr. Wells, is May 1, 2011. In advance of this deadline, Mr. Wells already currently holds securities having a market value in excess of one times his current base salary, as follows: 75,000 Common Shares, 29,546 DSUs and 292,533 RSUs (273,160 of which are Performance-Based RSUs); as at April 12, 2010, such Common Shares, DSUs and RSUs were valued at $5,478,150 (based on the volume weighted average price of the Common Shares on the NYSE of $16.67 and, with respect to the Performance-Based RSUs, assuming the satisfaction of the applicable performance objectives at the threshold level and the vesting of 0.75 times the RSUs granted).

Under Biovail's Compensation Committee Charter, the Compensation Committee is required to review and report to the independent members of the Board regarding any malfeasance event that could lead to the required disgorgement of bonus, incentive-based or equity-based compensation received by the Company's Chief Executive Officer and/or Chief Financial Officer.

Performance Graph

Our Common Shares have been listed and posted for trading under the symbol "BVF" on the TSX since March 29, 1994 and on the NYSE since December 12, 1996.

The following chart compares the yearly percentage change in the cumulative total shareholder return on our Common Shares to the cumulative total shareholder return of the S&P 500 Index and the average total shareholder return of our peer comparator group, as identified above, in each case for the period commencing on December 31, 2004 and ending on December 31, 2009. The calculation of total shareholder return for our Common Shares includes the appreciation in the trading price of our Common Shares and assumes the reinvestment of all dividends paid on such shares over the relevant period.

Over the period from December 2004 to December 2009, we have made considerable progress in seeking to align our compensation programs for senior executives with total shareholder return. Specifically, beginning in 2007, we reorganized long-term incentive programs for all executives to reduce the sole reliance on stock options by introducing a performance linked share unit program that directly aligns our executive compensation programs to total shareholder return relative to our peer comparator group (see "Compensation Discussion and Analysis — Compensation Objectives — Link Executive Compensation to Overall Corporate Performance" on page 43 of this Proxy Circular and Statement for further detail).

Since 2005, Biovail's total compensation for Named Executive Officers has generally been consistent with the total shareholder return on Biovail's Common Shares. As noted above, in 2007, the Company sought to more directly align the total compensation of Named Executive Officers with total shareholder return through the reorganization of Biovail's long-term incentive programs. As a result, total compensation to Named Executive Officers in 2007 increased by approximately 20% when total shareholder return fell by approximately 25%. This was primarily a result of the proportionately larger grants of options and DSUs in the year.

In 2008, concurrent with the adoption of Biovail's new CNS strategy, total compensation to Named Executive Officers was very much in line with total shareholder return. During 2008, the performance of Biovail's Common Shares reflected the marked decline in global equity markets, while the total compensation to Named Executive Officers similarly declined.

In 2009, the Company's total shareholder return increased by over 55%. Where the one-time award of Performance-Based RSUs in 2009 (which ultimately vest contingent on the total shareholder return over a five-year period, see "Equity-Based Incentive Compensation — Options and RSUs Granted" on page 54 of this Proxy Circular and Statement" for additional information) is excluded from the total compensation for our Named Executive Officers, the total compensation received by our Named Executive Officers actually decreased by approximately 22% in 2009. However, where the Performance-Based RSUs grants are included, the total compensation paid to Named Executive Officers increased by approximately 47% in 2009. The 2009 compensation is reflective of the successful execution of Biovail's new CNS strategy, as well as the Company's focus on long-term performance-linked compensation. In addition, as reflected by the Performance Graph on page 62 of this Proxy Circular and Statement, Biovail's total shareholder return has significantly outperformed Biovail's peer comparator group since 2008 — another indication of Biovail's successful execution of the new CNS strategy.

For the purposes of the above discussion, total compensation for our Named Executive Officers is defined as the sum of: (i) base salary, (ii) non-equity incentive plan compensation, (iii) grant-date fair value of share-based and option-based awards, and (iv) all other compensation received by the Named Executive Officer for the respective financial year. This methodology has been adopted by the Company strictly for the purposes of the above comparison. This methodology is not a recognized or prescribed methodology for this purpose and may not be comparable to any of the methodologies used by other issuers for this purpose.

The total compensation paid to our Named Executive Officers in 2009 represented approximately 1.4% of the Company's total shareholder return for 2009. Upon the exclusion of the one-time award in 2009 of Performance-Based RSUs from the total compensation paid to our Named Executive Officers, their total compensation represents approximately 0.7% of the Company's total shareholder return for 2009.

The following chart illustrates the cumulative total shareholder return on our Common Shares for the time period commencing on the implementation of the Company's specialty CNS strategy on May 7, 2008 and ending on April 12, 2010.

BVF Performance since May 7, 2008 (NYSE)

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 2009, 2008 and 2007.

Name and Position	Year	Salary ($)(1)		Share-Based Awards ($)(2)(16)		Option-Based Awards ($)(3)(16)	Non-Equity Incentive Plan Compensation — Annual ($)(4)		All Other Compensation ($)		Total Compensation ($)

William (Bill) Wells(5)	2009	860,085	(6)	1,329,531		102,421	1,289,484	(8)	107,686		3,689,207
Chief Executive Officer and	2008	573,520		2,151,250	(7)	162,000	860,000		584,809	(9)	4,331,579
President, BLS	2007	—		—		—	—		—		—

Margaret Mulligan(10)	2009	415,214	(11)	1,049,938		68,250	248,792		0		1,782,194
Senior Vice-President and	2008	130,555		—		—	216,531		—		347,086
Chief Financial Officer	2007	—		—		—	—		—		—

Gilbert Godin	2009	500,000	(12)	1,554,375		81,900	436,326		12,776		2,585,377
Executive Vice-President and	2008	509,076		82,875		80,250	435,547		4,209		1,111,957
Chief Operating Officer	2007	443,893		—		539,000	196,423		13,500		1,192,816

Gregory Gubitz	2009	427,302	(13)	1,049,938		80,069	314,218		4,151		1,875,678
Senior Vice-President,	2008	413,681		82,875		80,250	240,323		—		817,129
Corporate Development and	2007	414,211		—		449,165	183,289		—		1,046,665
General Counsel

Dr. Christian Fibiger(14)	2009	449,520		981,500		136,500	320,625		112,472		2,000,617
Chief Scientific Officer, BLS	2008	46,468		102,570		—	—		116,207	(15)	265,245
	2007	—		—		—	—		—		—

Notes:

(1)
Salary amounts converted from U.S. dollars and paid in Canadian dollars were converted at the beginning of every quarter at a rate equal to the average exchange rate of the previous quarter. The historical exchange rates for 2009, US$ to C$, were as follows: 1st Quarter, US$1.00 = C$1.2123; 2nd Quarter, US$1.00 = C$1.2446; 3rd Quarter US$1.00 = C$1.1668; 4th Quarter US$1.00 = C$1.0979.

(2)
The amounts represent the grant date fair value of RSUs granted to the Named Executive Officer in 2009. Fair value of Time-Based RSUs is estimated based on the trading price of the Company's common shares on the date of the grant. Fair value of Performance-Based RSUs is estimated using a Monte Carlo simulation model. The rationale for utilizing the Monte Carlo simulation is that it incorporates multiple input variables, along with correlation factors, to estimate the probability that the vesting condition will be achieved and, as such, is appropriate for Performance-Based RSUs. In calculating the Monte Carlo simulation: (i) we assumed that the RSUs would be held to maturity, consistent with historical exercise behaviour of the RSUs, (ii) we assumed that there would be no occurrence of any event during the vesting period of these RSUs that would trigger a premature vesting of the RSUs (i.e. no change of control), and (iii) we estimated the expected volatility of Biovail and each company in the comparator group. Depending on Biovail's performance, as compared to that of the comparator group, the number of RSUs that will vest at the end of the performance period may increase or decrease from the number originally granted, ranging from two times the number originally granted to zero.

(3)
The amounts represent the grant date Black-Scholes value of the options granted to the Named Executive Officer in 2009.

(4)
The Company provides no long-term non-equity incentive compensation.

(5)
Mr. Wells was appointed the Chief Executive Officer of Biovail and the President of BLS effective May 1, 2008. He is also a member of the Board. None of the compensation received by Mr. Wells' after May 1, 2008 relates to his role as director.

(6)
Mr. Wells' annual base salary is $860,000, 70% of which is paid by BLS and the remaining 30% of which is paid by Biovail. The portion paid by Biovail is converted and paid in Canadian dollars in accordance with Note (1) above.

(7)
On May 1, 2008, Mr. Wells was granted 125,000 Performance-Based RSUs. The amount shown reflects the fair value of the Performance-Based RSUs, based on a Monte Carlo valuation as at May 1, 2008, the date of grant. The Performance-Based RSUs granted to Mr. Wells in 2008 are subject to specified performance objectives over the performance period ending on November 26, 2012 tied to Biovail's total shareholder return as compared to that of a specified comparator group. Depending on Biovail's performance, as compared to that of the comparator group, the number of Performance-Based RSUs that will vest at the end of the performance period may increase or decrease from the number originally granted, ranging from two times the number originally granted to zero. During the performance period, Mr. Wells will be allocated additional Performance-Based RSUs on the payment date of dividends on Biovail's Common Shares, the number of which will be determined by dividing (a) the total amount of dividends that would have been paid to Mr. Wells had the Performance-Based RSUs in his account on the relevant record date for dividends been Common Shares on such date by (b) the closing price of the Common Shares on the TSX, NYSE or other exchange where the majority of trading volume and value of Common Shares occurs on the payment date of such dividends. As of December 31, 2009, Mr. Wells held 217,761 RSUs with an aggregate value on December 31, 2009 of $3,039,943, as based on the closing market price of the Common Shares on the NYSE on such date ($13.96) and assuming the satisfaction of the performance objectives at the 37.5th percentile of the comparator group and the vesting of 75% of the Performance-Based RSUs granted.

(8)
Pursuant to Mr. Wells' employment agreement, Mr. Wells' target bonus was 100% of his base salary for 2009. When combined with the achievement of stated corporate objectives and his individual performance multiplier, Mr. Wells was awarded a bonus of 150% of his base salary for 2009.

(9)
Mr. Wells received $19,500 for his attendance at meetings of the Board from January 1, 2008 to May 1, 2008, $36,000 in respect of his service on a special committee of the Board established in 2008, a one-time payment of $347,498 in connection with a payment due to his previous employer, a relocation payment of $100,000, a housing allowance of $58,750, the use of a corporate vehicle valued at $10,269 and Biovail's contribution to 401(k) (U.S.) of $12,792.

(10)
Mrs. Mulligan was appointed Senior Vice-President and Chief Financial Officer effective September 3, 2008.

(11)
Mrs. Mulligan's annual base salary is $416,000, converted and paid in Canadian dollars in accordance with Note (1) above.

(12)
Mr. Godin's salary includes $50,000 deferred in accordance with the Biovail Americas Corp. Executive Deferred Compensation Plan.

(13)
As at January 1, 2009, Mr. Gubitz's annual salary was $416,000 and was subsequently increased to $450,000 effective September 1, 2009 when Mr. Gubitz assumed the role of General Counsel.

(14)
Dr. Fibiger was appointed Chief Scientific Officer, BLS effective November 24, 2008.

(15)
Dr. Fibiger received a one-time signing bonus of US$100,000 which was paid after the commencement of his employment. In the event that Dr. Fibiger is terminated with cause or resigns voluntarily before completing 24 months of employment, this bonus must be reimbursed to the Company, in full, within 30 days of the last day of employment.

(16)
For further discussion regarding assumptions relating to the grant-date fair value of the equity-based incentive awards, please refer to Note 18 of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on www.sedar.com or on our website at www.biovail.com (under the tab "Investor Relations" and under the subtab "Shareholder Reports").

All Other Compensation Table

The following table sets forth all other compensation provided to our Named Executive Officers for the fiscal years ended December 31, 2009, 2008 and 2007, as applicable.

Name and Position	Year	Housing Allowance	Use of Corporate Vehicle	Company Contribution to Retirement Savings Plan	Sign-on Bonus	Other Payments	Total

William (Bill) Wells Chief Executive Officer and President, BLS	2009 2008	84,000 58,750	8,412 10,269	15,274 12,792	0 0	0 502,988	107,686 584,809

Margaret Mulligan Senior Vice-President and Chief Financial Officer	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0

Gilbert Godin Executive Vice-President and Chief Operating Officer	2009 2008 2007	0 0 0	0 0 0	12,766 4,209 13,500	0 0 0	0 0 0	12,766 4,209 13,500

Gregory Gubitz Senior Vice-President, Corporate Development and General Counsel	2009 2008	0 0	0 0	4,151 0	0 0	0 0	4,151 0

Dr. Christian Fibiger Chief Scientific Officer, BLS	2009 2008	90,000 14,000	7,390 1,232	15,082 975	0 100,000	0 0	112,472 116,207

Incentive Plan Awards

Outstanding Equity Incentive Awards at Fiscal Year End

The following table provides information on the current holdings of share-based and option-based awards by the Named Executive Officers as at December 31, 2009. Certain terms of our options, including vesting and expiry date, are subject to the provisions of the applicable option plan and the employment agreements of our Named Executive Officers. For additional information see the descriptions of equity incentive compensation in "Equity Compensation Plan Information — Option and RSU Plans" and "Termination and Change of Control Benefits — Employment Agreements" below.

	Option-Based Awards							Share-Based Awards
Name and Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Total		Option Exercise Price ($)	Option Expiry Date	Value of Unexercised In-the-Money Options ($)(3)	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)

William (Bill) Wells	50,000	100,000	150,000	(2)	9.97	09/26/2013	598,500	217,761	(4)	2,314,285	(7)
Chief Executive Officer		112,550	112,550	(2)	10.86	03/09/2014	348,905	29,206	(5)	407,758	(8)
and President, BLS

Margaret Mulligan Senior Vice-President and Chief Financial Officer	—	75,000	75,000	(2)	10.86	03/09/2014	232,500	56,861	(6)	618,212	(9)

Gilbert Godin	75,000	25,000	100,000	(1)	25.78	05/23/2011	0.00	90,817	(6)	1,004,453	(9)
Executive Vice-President	75,000	25,000	100,000	(1)	22.05	03/22/2012	0.00
and Chief Operating	25,000	50,000	75,000	(2)	10.83	04/01/2013	234,750
Officer	—	90,000	90,000	(2)	10.86	03/09/2014	279,000

Gregory Gubitz	75,000	25,000	100,000	(1)	C$28.50	03/30/2011	0.00	64,352	(6)	722,786	(9)
Senior Vice-President,	62,499	20,834	83,333	(1)	22.05	03/22/2012	0.00
Corporate Development	25,000	50,000	75,000	(2)	10.83	04/01/2013	234,750
and General Counsel	—	87,988	87,988	(2)	10.86	03/09/2014	272,763

Dr. Christian Fibiger Chief Scientific Officer, BLS	—	150,000	150,000	(2)	10.86	03/09/2014	465,000	64,436	(6)	723,959	(9)

Notes:

(1)
These options vest ratably over a four-year period.

(2)
These options vest ratably over a three-year period.

(3)
This amount reflects the difference between the market value of the Common Shares underlying the options at the end of the year and the exercise price of the option.

(4)
Mr. Wells was granted 125,000 and 62,500 Performance-Based RSUs on May 1, 2008 and August 5, 2009, respectively. The RSUs granted to Mr. Wells are subject to the achievement of specified performance objectives over the performance period ending on November 26, 2012 and August 5, 2014, respectively, tied to our total shareholder return as compared to that of a specified comparator group. During the performance period, Mr. Wells will be allocated additional RSUs on the payment date of dividends on Biovail's Common Shares. These dividend-based RSUs are not paid until the vesting of the RSUs, which vesting is dependent of the achievement of the performance criteria. Depending on our performance, as compared to that of the comparator group, the number of RSUs that will vest at the end of the performance period may increase or decrease from the number originally granted. If the performance objectives of these RSUs are achieved at the threshold level, being at the 37.5th percentile of the comparator group, the number of RSUs reportable would be 75% of the RSUs originally granted.

(5)
Prior to his appointment as the Chief Executive Officer, Mr. Wells was granted DSUs in respect of his duties as member of the Board.

(6)
Time-Based RSUs without performance goals vest on the third anniversary of the grant date. Performance-Based RSUs vest on the fifth anniversary of the grant date. Performance-Based RSUs were granted to Named Executive Officers on August 5, 2009. Performance-Based RSUs granted are subject to the achievement of specified performance objectives over the performance period ending on August 5, 2014, tied to our total shareholder return as compared to that of a specified comparator group. During the performance period, recipients will be allocated additional RSUs on the payment date of dividends on Biovail's Common Shares. These dividend-based RSUs are not paid until the vesting of the RSUs, which vesting is dependent on the achievement of the performance criteria. Depending on our performance, as compared to that of the comparator group, the number of RSUs that will vest at the end of the performance period may increase or decrease from the number originally granted. If the performance objectives of these Performance-Based RSUs are achieved at the threshold level, being at the 37.5th percentile of the comparator group, the number of Performance-Based RSUs reportable would be 75% of the RSUs originally granted.

(7)
The market value as of December 31, 2009 (based on a closing market price of the Common Shares on the NYSE of $13.96) shown above, assumes the satisfaction of the performance objectives at the threshold level, being at the 37.5th percentile of the comparator group and consequently vesting of 0.75 times the RSUs.

(8)
The value of the DSUs is based on the closing market price of $13.96 per Common Share on the NYSE on December 31, 2009.

(9)
The value of Performance-Based RSUs is based on the closing price of $13.96 per Common Share on the NYSE on December 31, 2009 and assumes the satisfaction of the performance objectives at the threshold level, being at the 37.5th percentile of the comparator group and consequently vesting of 0.75 times the RSUs.

Incentive Plan Awards — Value Vested or Earned During the Last Fiscal Year

The following table provides information on the value of incentive plan awards vested or earned by the Named Executive Officers during the fiscal year ended December 31, 2009.

Name and Position	Option-Based Awards — Value Vested During the Year ($)(1)	Share-Based Awards — Value Vested During the Year ($)	Non-Equity Incentive Plan Compensation — Value Earned During the Year ($)

William (Bill) Wells Chief Executive Officer and President, BLS	240,000	0	1,289,484

Margaret Mulligan Senior Vice-President and Chief Financial Officer	0	0	248,792

Gilbert Godin Executive Vice-President and Chief Operating Officer	3,500	0	436,326

Gregory Gubitz Senior Vice-President, Corporate Development and General Counsel	3,500	0	314,218

Dr. Christian Fibiger Chief Scientific Officer, BLS	0	0	320,625

Notes:

(1)
The amount reflects the aggregate dollar value that would have been realized if the options under the option-based award had been exercised on each vesting date occurring in 2009 (i.e. the difference between the market price of the underlying Common Shares at exercise and the exercise price of the options under the option-based award on each vesting date).

Grants of Plan-Based Awards for the Last Year

The following Table provides information about plan-based equity and RSU awards granted to the Named Executive Officers during the fiscal year ended December 31, 2009.

				Estimated Future Payouts Under Equity Incentive Plan Awards
							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name and Position	Grant Type	Grant Date		Threshold (#)	Target (#)	Maximum (#)

William (Bill) Wells	Options	03/09/2009		—	—	—	—	112,550	10.86	102,421	(2)
Chief Executive Officer and	RSUs	02/25/2009		—	—	—	9,375	—	—	102,656
President, BLS		08/05/2009	(1)	46,875	62,500	125,000	—	—	—	1,226,875	(3)

Margaret Mulligan	Options	03/09/2009		—	—	—	—	75,000	10.86	68,250	(2)
Senior Vice-President and	RSUs	02/25/2009		—	—	—	6,250	—	—	68,438
Chief Financial Officer		08/05/2009	(1)	37,500	50,000	100,000	—	—	—	981,500	(3)

Gilbert Godin	Options	03/09/2009		—	—	—	—	90,000	10.86	81,900	(2)
Executive Vice-President and	RSUs	02/25/2009		—	—	—	7,500	—	—	82,125
Chief Operating Officer		08/05/2009	(1)	56,250	75,000	150,000	—	—	—	1,472,250	(3)

Gregory Gubitz	Options	03/09/2009		—	—	—	—	87,988	10.86	80,069	(2)
Senior Vice-President, Corporate	RSUs	02/25/2009		—	—	—	6,250	—	—	68,438
Development and General Counsel		08/05/2009	(1)	37,500	50,000	100,000	—	—	—	981,500	(3)

Dr. Christian Fibiger	Options	03/09/2009		—	—	—	—	150,000	10.86	136,500	(2)
Chief Scientific Officer, BLS	RSUs	08/05/2009	(1)	37,500	50,000	100,000	—	—	—	981,500	(3)

Notes:

(1)
This row shows the threshold, target and maximum number of the Performance-Based RSUs granted in 2009 to Named Executive Officers. The Performance-Based RSUs granted to the Named Executive Officers are subject to specified performance objectives over the performance period, tied to our total shareholder return as compared to that of a specified comparator group. Depending on our performance, as compared to that of the comparator group, the number of Performance-Based RSUs that will vest at the end of the performance period may increase or decrease from the number originally granted, as follows: if performance is achieved at the median of the comparator group, the Performance-Based RSUs will vest at 100% of target; if performance is achieved at or above the 75th percentile of the comparator group, the Performance-Based RSUs will vest at 200% of target (the "Maximum"); if performance is achieved at the 37.5th percentile of the comparator group, the Performance-Based RSUs will vest at 75% of target (the "Threshold"); if performance is achieved below the 37.5th percentile of the comparator group, no Performance-Based RSUs will vest; and the actual multiplier will be calculated by interpolating between the 37.5th, 50th and 75th percentile results using a linear payout curve.

(2)
The amounts represent the aggregate Black-Scholes value of the options as at the date of grant. These options were granted under and are governed by our 2007 Plan.

(3)
The amount shown reflects the fair value of the Performance-Based RSUs, based on a Monte Carlo valuation as at August 5, 2009, the date of grant. These Performance-Based RSUs were granted under our 2007 Plan. The rationale for utilizing the Monte Carlo simulation is that it incorporates multiple input variables, along with correlation factors, to estimate the probability that the vesting condition will be achieved and, as such, is appropriate for Performance-Based RSUs. In calculating the Monte Carlo simulation: (i) we assumed that the RSUs would be held to maturity, consistent with historical exercise behaviour of the RSUs, (ii) we assumed that there would be no occurrence of any event during the vesting period of these RSUs that would trigger a premature vesting of the RSUs (i.e. no change of control), and (iii) we estimated the expected volatility of Biovail and each company in the comparator group.

Equity Compensation Plan Information

The following table sets forth the securities authorized for issuance under our equity compensation plans as at December 31, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Units (Column (a))	Weighted Average Exercise Price of Outstanding Options (Column (b)) (US$)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (Column (c))

Equity Compensation Plans Approved by Security Holders(1)	5,717,883	$17.02	9,792,213	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	5,717,883	$17.02	9,792,213

Notes:

(1)
Under the 2007 Plan, the maximum number of Common Shares issuable upon the vesting of RSUs has been set at 40% of the Common Shares reserved for issuance under the 2007 Plan.

(2)
Of this number, 2,282,366 Common Shares are reserved for issuance under our Employee Stock Purchase Plan (described below).

The following table sets forth the number of stock options granted under our equity compensation plans during the fiscal year ended December 31, 2009 as a percentage of the number of our issued and outstanding Common Shares as at December 31, 2009:

Number of Stock Options Granted in 2009	1,087,015

Number of Issued and Outstanding Common Shares as at December 31, 2009	158,468,777

Number of Stock Options Granted in 2009 as a % of Issued and Outstanding Common Shares	0.69%

Option and RSU Plans

In 1993, we adopted our 1993 Stock Option Plan, as amended (the "1993 Option Plan"), which was subsequently approved by our shareholders on March 28, 1994. On June 25, 2004, our shareholders approved our 2004 Stock Option Plan (the "2004 Option Plan") and on June 27, 2006, our shareholders approved our 2006 Stock Option Plan (the "2006 Option Plan"). On May 16, 2007, our shareholders approved amendments to the 2006 Option Plan, which included, among other things, the ability to grant RSU awards and more detailed amendment provisions. The amended plan was renamed the "2007 Equity Compensation Plan". Outstanding options granted under the 2006 Option Plan prior to May 16, 2007 continue to be governed by the provisions of the 2007 Plan as if such options had been granted under such plan.

As at April 12, 2010, there are no Common Shares issuable in respect of options granted and which remain outstanding under the 1993 Option Plan. We ceased granting options under the 1993 Option Plan following the adoption of the 2004 Option Plan in June 2004 and this plan will cease to exist as all of the options granted under the plan have expired or have been exercised. As at April 12, 2010, 11,754,845 Common Shares (7.42% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 1993 Option Plan.

As at April 12, 2010, there were 1,071,096 Common Shares (0.68% of the issued and outstanding Common Shares) issuable in respect of options granted and which remain outstanding under the 2004 Option Plan. We ceased granting options under the 2004 Option Plan following the adoption of the 2006 Option Plan in June 2006 and it is intended that this plan will cease to exist once all of the options granted under the 2004 Option Plan have expired or have been exercised. As at April 12, 2010, 775,201 Common Shares (0.49% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2004 Option Plan.

As at April 12, 2010, 266,810 Common Shares (0.17% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2007 Plan (including under the 2006 Option Plan) and 39,449 Common Shares (0.02% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2007 Plan. As at April 12, 2010, a total of 6,366,273 Common Shares (4.02% of the issued and outstanding Common Shares) remained reserved for issuance under the 2007 Plan, representing (a) 3,719,116 Common Shares (2.35% of the issued and outstanding Common Shares) issuable in respect of options and 2,647,157 Common Shares (1.67% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan (representing a total of 4,842,811 Common Shares or 3.06% of the issued and outstanding Common Shares) and (b) 5,633,727 Common Shares (3.55% of the issued and outstanding Common Shares) available for issuance in respect of any future option or RSU grants under such plan.

Summary of Equity Compensation Plans at April 12, 2010

	In Respect of RSUs	In Respect of Options only		Total

Number of Common Shares Reserved for Issuance (net of Common Shares granted)	2,152,843	4,551,980	(1)	6,704,823
Number of Common Shares Available for Future Issuances	2,647,157	3,719,116		6,366,273
Total	4,800,000	8,271,096	(2)	13,071,096

Notes:

(1)
Weighted average exercise price as at April 12, 2010 was $16.83 (C$16.01 based on a December 31, 2009 exchange rate of US$1 = C$0.9515) with a weighted average remaining term of 3.0 years.

(2)
Includes 3,480,884 Common Shares reserved for issuance upon the exercise of options outstanding under Biovail's 2007 Equity Compensation Plan, 1071096 Common Shares reserved for issuance upon the exercise of options outstanding under Biovail's 2004 Option Plan. There are no Common Shares reserved for issuance upon the exercise of options outstanding under Biovail's 1993 Option Plan. Does not include 266,810 Common Shares granted upon the exercise of options under Biovail's 2007 Equity Compensation Plan, 775,201 Common Shares granted upon the exercise of options under Biovail's 2004 Option Plan and 11,754,845 Common Shares granted upon the exercise of options under Biovail's 1993 Option Plan.

2007 Equity Compensation Plan

Under the 2007 Plan, options or RSUs may be granted to such of our eligible employees, officers and consultants, and those of our subsidiaries and affiliates, as the Board may determine. Our Directors are not eligible to receive options or RSUs under the 2007 Plan; however, our officers who are also directors are entitled to receive options or RSUs in their capacity as our officers or those of our subsidiaries or affiliates. A maximum of 12,000,000 Common Shares (7.57% of the issued and outstanding Common Shares as at April 12, 2010) may be issued from treasury pursuant to the exercise of options or in connection with the vesting of RSUs under the terms of the 2007 Plan. A sub-limit, restricting the Common Shares reserved for issuance from treasury upon the vesting of RSUs, has been set at 40% of the maximum number of Common Shares issuable under the 2007 Plan (being a sub-limit of 4,800,000 Common Shares or 3.03% of the issued and outstanding Common Shares, based on a maximum of 12,000,000 Common Shares).

To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board all or any of the powers conferred on the Board under the 2007 Plan.

Under the terms of the 2007 Plan:

  (a)
  the number of Common Shares reserved for insiders issuable from treasury, at any time, under the 2007 Plan and under any other security-based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares;

  (b)
  the number of Common Shares issued from treasury to insiders, within any one-year period, under the 2007 Plan and under any other security-based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares;

  (c)
  the number of options and RSUs in aggregate granted pursuant to the 2007 Plan to any one participant during any calendar year must not exceed 20% of the total number of options and RSUs in aggregate granted pursuant to the 2007 Plan during such calendar year;

  (d)
  the number of Common Shares to be issued under the 2007 Plan to any one participant during each calendar year during the term of the 2007 Plan shall not exceed the lesser of (i) 5% of the issued and outstanding Common Shares or (ii) 7,987,450 Common Shares; and

  (e)
  the number of Common Shares reserved for issuance and issued from treasury pursuant to the 2007 Plan to any one participant at any time must not exceed 25% of the total number of Common Shares that may be issued from treasury under the 2007 Plan.

In addition, the maximum number of Common Shares issuable from treasury in respect of RSUs that are subject to performance goals (as described further below), during any calendar year, to any one participant is 90,000 Common Shares; provided, however, that if the performance period is less than three consecutive fiscal years, such maximum number will be determined by multiplying 90,000 by a fraction, the numerator of which is the number of days in the performance period and the denominator of which is 1095.

Options and RSUs granted under the 2007 Plan cannot be assigned or transferred, except in the case of death or, in the case of options, as may be permitted by the rules and policies of an applicable stock exchange or applicable law; however, assignment or transfer of options may be permitted by the Board, where the Board or a committee thereof has considered in good faith and consented to any request by an option holder for consent to assign or transfer any option, provided such assignment or transfer is consistent with the purposes of the 2007 Plan. However, no assignment or transfer of options may occur where such assignment or transfer is to be made for consideration.

Holders of RSUs will not have any voting rights with respect to Common Shares underlying the RSUs until such Common Shares are issued to the holder following vesting.

The 2007 Plan provides that the Board will designate those persons to whom options or RSUs will be granted. In the case of options, the Board will consider the participant's achievement of performance objectives under our equity-based incentive program, our achievement of our strategic goals and objectives as a Company and the contribution that participant has made, or in the case of a new participant, the contribution that participant is expected to make in furtherance of our overall goals. In the case of RSUs, the Board may condition the granting or vesting of RSUs upon the attainment of specified performance goals which may be based on one or more of a number of specified criteria as set out in the plan.

Options granted under the 2007 Plan expire on the fifth anniversary of the date of grant. However, if the option expires during a blackout period (a period when the option holder is prohibited from trading pursuant to securities regulatory requirements or our written policies), then the term will be extended and shall expire on the tenth business day following the end of the blackout period. Options will vest and be exercisable in the manner determined by the Board and specified in the applicable option agreement.

In March 2007, the Board adopted a policy whereby options will vest in equal proportions on the first, second and third anniversaries of the option grant. Prior to this, options vested as to 25% on the first, second, third and fourth anniversaries of the option grant or as to 25% on the date of grant and the first, second and third anniversaries of the option grant. The new policy applied to options granted to executives and employees in connection with their performance in 2007. In addition, under a Biovail program designed to reward employees for long-standing service, options granted to employees vest immediately upon grant. This program has been discontinued.

Unless provided otherwise in the applicable unit agreement, RSUs will vest on the third anniversary date from the date of grant, subject to the attainment of any applicable performance goals specified by the Board. Any RSUs that do not vest as a result of a determination that a holder of RSUs has failed to attain the prescribed performance goals will be forfeited immediately upon such determination. If an RSU vests during a blackout period (as described above), then the vesting date of such RSU will be extended to the first business day following the end of the blackout period.

The exercise price of each option, which may be denominated in Canadian or U.S. dollars, will be determined by the Board, but in any event will be no less than the volume weighted average trading price of the Common Shares on the TSX or NYSE or other stock exchange where the majority of the trading volume and value of the Common Shares occurs, for the five trading days immediately preceding the date of grant (or, for participants subject to U.S. taxation, on the single trading day immediately preceding the date of grant, whichever is greater).

Except for adjustments made pursuant to the anti-dilution provisions, no option may be repriced to reduce the exercise price of such option below the exercise price as of the date of grant, nor will any options be cancelled and replaced with new options with a lower exercise price, without shareholder approval.

Each vested RSU represents the right of a holder to receive one Common Share, to be issued either from treasury or provided by us through market purchases. Unless provided otherwise in the applicable unit agreement, we may, in lieu of all or a portion of the Common Shares which would otherwise be provided to a holder, elect to pay a cash amount equivalent to the market price of a Common Share on the vesting date (or in the case of RSU holders who are subject to U.S. taxation, within 30 days following the vesting date) for each vested RSU, provided that the vesting date does not occur during a blackout period. The amount of cash payment will be determined based on the average market price of the Common Shares on the vesting date on the TSX, the NYSE or other stock exchange where the majority of the trading volume and value of the Common Shares occurs.

Except as otherwise determined by the Board on the date of grant, additional RSUs will be allocated to holders on the payment date of the dividends on the Common Shares, the number of which shall be the quotient determined by dividing: (a) the total amount of dividends declared and that would have been paid to the holder if the RSUs held on the record date had been Common Shares, by (b) the closing price of the Common Shares on the TSX, NYSE or other exchange where the majority of the trading volume and value of the Common Shares occurs on the payment date of such dividends. Fractional RSUs shall not be granted and any such additional RSUs will have the same vesting dates and will vest in accordance with the same terms as the RSUs in respect of which such additional RSUs are credited.

Options granted under the 2007 Plan to an employee or officer option holder can only be exercised during an option holder's continued employment or term of office with our Company, subject to the following conditions:

  (a)
  Disability.    If an option holder becomes disabled, which the 2007 Plan defines as "permanent and total incapacitation", all options that have vested may continue to be exercised by the option holder until the earlier of 180 days from the date of disability and the date on which the exercise period of the particular option expires;

  (b)
  Death.    If an option holder dies while employed by our Company, all options that have vested may continue to be exercised by legal representatives of the option holder until the earlier of 180 days following the date of death and the date on which the exercise period of the particular option expires;

  (c)
  Retirement.    If an option holder retires, all options that have vested may continue to be exercised by the option holder until the earlier of 180 days from the date of retirement and the date the exercise period of the particular option expires; and

  (d)
  Termination Without Cause or Resignation.    If an option holder is terminated without cause or voluntarily resigns, all options that have vested may continue to be exercised by the option holder until the earlier of 60 days after the date of termination and the date the exercise period of the particular option expires.

In each of the circumstances described in the foregoing paragraphs (a) through (d), any options held by the option holder that are not exercisable at the date of death, disability, retirement or termination immediately expire and are cancelled on such date. Where an employee or officer option holder's employment or term of office is terminated for cause, any options held by the option holder, whether or not exercisable at the termination date, immediately expire and are cancelled on such date. Notwithstanding the foregoing provisions, the Board may permit the exercise of any options held in the manner and on the terms as authorized by the Board, provided that the Board may not authorize the exercise of an option beyond the expiration of the applicable exercise period.

In the case of a consultant option holder, where such consultant option holder's consulting agreement or arrangement terminates for any reason other than breach of the consulting agreement or arrangement, as a result of a voluntary termination by such option holder or as a result of the death or disability of such option holder, all vested options may continue to be exercised by such option holder until the earlier of 60 days from the date of termination, death or disability and the date on which the exercise period of the particular option expires. In the event that the consultant option holder's consulting agreement or arrangement is terminated by us or one of our related entities for breach of the consulting agreement or arrangement, then any options held by such consultant option holder immediately expire and are cancelled on the date of termination of such consulting agreement or arrangement.

Any options held by a consultant option holder that are not exercisable at the date of termination, death or disability immediately expire and are cancelled on such date. Notwithstanding the foregoing provisions, the Board may permit the exercise of any options held in the manner and on the terms as authorized by the Board, provided that the Board may not authorize the exercise of an option beyond the expiration of the applicable exercise period.

In the event of an RSU holder's retirement, death, disability or suspension of employment or term of office due to a leave of absence, any unvested RSUs will vest (other than for RSU holders who are subject to U.S. taxation, in which case the 2007 Plan provides for special vesting rules) as follows:

  (a)
  Retirement.    Provided that an RSU holder has been continuously employed by our Company or one of our affiliates for a 12-month period following the date of grant of RSUs, if the holder retires prior to the vesting of RSUs, then such RSUs will vest on the vesting date (subject to the attainment of performance goals and other factors, if any), provided that the number of RSUs that will vest on the vesting date will be pro-rated based on the number of days that the holder provided active service to our Company or one of our affiliates following the date of grant. If the RSU holder has not been continuously employed by our Company or one of our affiliates for a 12-month period, then all unvested RSUs will be cancelled on the date of retirement;

  (b)
  Death.    If an RSU holder dies while an employee or officer of, or while a consultant to, our Company or one of our affiliates and prior to the vesting of RSUs, then such RSUs will vest on the date of death (subject to the attainment of performance goals and other factors, if any), provided that the number of RSUs that will vest on the date of death will be pro-rated based on the number of days that the holder provided active service to our Company or one of our affiliates following the date of grant;

  (c)
  Disability.    If an RSU holder becomes disabled while an employee or officer of, or while a consultant to, our Company or one of our affiliates and prior to the vesting of RSUs, then such RSUs will vest on the date of disability (subject to the attainment of performance goals and other factors, if any), provided that the number of RSUs which will vest on the date of disability will be pro-rated based on the number of days that the RSU holder has provided active service to our Company or one of our affiliates following the date of grant;

  (d)
  Legal Leave of Absence.    If an RSU holder's employment or term of office is suspended by reason of a leave of absence required under applicable law (including employment law), any unvested RSUs on the date of such suspension will vest on the vesting date (subject to the attainment of performance goals and other factors, if any) as if such leave of absence had not occurred; and

  (e)
  Personal Leave of Absence.    Provided that an RSU holder has been continuously employed by our Company or one of our affiliates for a 12-month period following the date of grant of an RSU, where the holder's employment or term of office is suspended by reason of a personal leave of absence approved by us or our affiliate (as the case may be), any unvested RSUs on the date of such suspension will vest on the vesting date (subject to the attainment of performance goals and other factors, if any) as if such leave of absence had not occurred. If the RSU holder has not been continuously employed by our Company or one of our affiliates for such 12-month period, then all unvested RSUs will be cancelled immediately prior to commencement of the leave of absence.

In each of the circumstances described in the foregoing paragraphs (other than (d)), any remaining unvested RSUs will be cancelled on the date of retirement, death or disability, or the commencement of the personal leave of absence, as the case may be. Notwithstanding the foregoing provisions, the Board may permit the vesting of any RSUs held in the manner and on the terms authorized by the Board.

Where an RSU holder's employment, term of office or consulting agreement or arrangement terminates by reason of (a) in the case of an employee or officer RSU holder, termination by our Company or one of our affiliates without cause or (b)in the case of a consultant RSU holder, any reason whatsoever other than for breach of the consulting agreement or arrangement, then any RSUs that are unvested on the date of such termination will vest on the termination date (subject to the attainment of performance goals and other factors, if any), provided that the number of RSUs that will vest on such date will be pro-rated based on the number of days that the RSU holder provided active service to us or our affiliate following the date of grant. Any remaining RSUs that are unvested on the date of such termination of the RSU holder will be cancelled and forfeited.

Where an RSU holder's employment, term of office or consulting agreement or arrangement terminates by reason of: (a) in the case of an employee or officer RSU holder, voluntary resignation, or termination by our Company or one of our affiliates for cause or (b) in the case of a consultant RSU holder, voluntary termination or termination by the Company or one of our affiliates for breach of the consulting agreement or arrangement, then any RSUs that are unvested on the date of such termination or resignation will be forfeited and cancelled on the termination date.

Optionholder's or RSU holder's rights are not affected by a change of employment or consulting arrangement within or among our Company or one of our affiliated entities for so long as the individual continues to be an eligible participant under the plan.

An option holder or RSU holder whose employment, term of office or consulting agreement or arrangement is terminated, or who has retired, died or is disabled, shall no longer be eligible to receive further grants of options under the 2007 Plan.

In addition to the foregoing, the 2007 Plan provides that:

  (a)
  if an option holder or RSU holder engages in a business that competes with that of our Company, or any activity that would be considered detrimental to our Company: (i) prior to any exercise of an option, all options held by the option holder will terminate and expire; (ii) during the one-year period following the date an option is exercised or becomes vested, the option holder will be required to pay to us an amount equal to any gain realized as a result of the exercise of the option; (iii) prior to any vesting of RSUs, all RSUs held by the RSU holder will terminate and be cancelled; or (iv) during the one-year period commencing on the date one or more RSUs vest, the RSU holder will be required to pay to us an amount equal to the market price of the Common Shares and/or the cash amount received by the RSU holder, plus any other gain realized as a result of the vesting of the RSUs, issuance of the Common Shares and/or payment of the cash amount; and

  (b)
  if an option holder or RSU holder has been employed by our Company or one of our affiliates for at least 10 consecutive years, the 2007 Plan provides that, provided that the sum of the holder's age and the years of service with us, or our affiliate, equals or exceeds 70, upon the retirement, death, disability or termination (other than in the case of a termination for cause) (i) all of the unvested options held by such holder will immediately vest and become exercisable, (ii) all such vested options shall expire on the earlier of (A) the expiration of the term of such options, and (B) one year following the retirement, death, disability or termination with us, and (iii) all unvested RSUs held by such holder will immediately vest (other than for RSU holders who are subject to U.S. taxation, in which case the 2007 Plan provides for special vesting rules).

The 2007 Plan includes customary anti-dilution provisions for the benefit of holders of options or RSUs. In addition, if there is a change in control of our Company, the 2007 Plan provides that the Board may, without the consent of the option holder or RSU holder, take steps to cause the conversion or exchange of any outstanding options or RSUs into or for cash or securities of substantially equivalent (or greater) value, as determined by the Board in its discretion, in any entity participating in or resulting from the change in control. In addition, the Board may elect to accelerate the vesting of any or all outstanding options or RSUs (in which case the Board may also determine that the outstanding options or RSUs will be purchased by us at a prescribed change in control price, however outstanding options may only be purchased by us, as described above, if the prescribed change in control price is higher than the exercise price for such outstanding options), provided that the Board shall not, in any case, authorize the exercise of options beyond the expiry date of the options and where the Board elects to accelerate the vesting of the options, if any options are not exercised on or prior to the completion of the transaction resulting in the change in control, such unexercised options shall terminate and expire upon the completion of the transaction resulting in the change in control (if for any reason the transaction which would result in the change in control is not completed, the acceleration of the vesting of options and/or RSUs shall be retracted and vesting shall instead revert to the normally prescribed manner); or shall otherwise take reasonable steps to ensure that, upon completion of the proposed transaction resulting in a change in control, the number and kind of shares subject to outstanding options or RSUs and/or the exercise price of options shall be appropriately adjusted to prevent substantial dilution or enlargement of the rights granted to option holders or RSU holders. If an acquiror makes an offer to purchase all of the Common Shares which is accepted by all holders of Common Shares (or by a sufficient number of holders of Common Shares to permit the balance of the outstanding Common Shares to be statutorily acquired), each option holder shall be required to either exercise all vested options and sell the Common Shares to the acquiror on the same terms and conditions as the offer or have such vested options cancelled. In such a case, in the event that the Board does not elect to accelerate the vesting of options or RSUs, any unvested options or RSUs then held by option holders or RSU holders shall terminate and expire on the date that the acquiring party completes its acquisition of Common Shares. Such change in control provisions are subject to the terms of any employment or consulting agreement with a participant.

For purposes of the 2007 Plan, a "change in control" means: (a) the completion of a transaction pursuant to which (i) our Company goes out of existence or (ii) any person, or any associate or related entity of such person (other than our Company, any trustee or other fiduciary holding securities under any of our employee benefit plans or that of any of our related entities, or any company owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of Common Shares) hereafter acquires the direct or indirect "beneficial ownership" (as defined by the CBCA) of our securities representing 50% or more of the aggregate voting power of all of our then issued and outstanding securities following which the Chairman of the Board prior to the transaction taking place is not the Chairman of the Board of the resulting company; (b) the lease, exchange, license, sale or other similar disposition of all or substantially all of our assets in one transaction or a series of related transactions to an entity following which the Chairman of the Board prior to the transaction taking place is not the Chairman of the Board of such entity, or if such entity is not a corporation, the Chairman of the Board prior to the transaction taking place does not hold a position with such entity entitling him to perform functions similar to those performed by the Chairman of a board of directors of a corporation; (c) our dissolution or liquidation except in connection with the distribution of our assets to one or more persons which were related entities prior to such event; (d) during any period of 30 consecutive months beginning on or after the date of the 2007 Plan, the incumbent directors cease (for any reason other than death) to constitute at least a majority of the Board or the Board of any of our successors, provided that any director who was not a director as of the date of the 2007 Plan shall be deemed to be an incumbent director if such director is elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as incumbent directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or (e) a merger, amalgamation, arrangement or consolidation of our Company with any other corporation following which the Chairman of the Board prior to the transaction taking place is no longer Chairman of the Board, other than a merger, amalgamation, arrangement or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, amalgamation, arrangement or consolidation; provided, however, that a merger, amalgamation, arrangement or consolidation effected to implement a recapitalization of our Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than 50% of the combined voting power of our outstanding securities shall not constitute a change in control.

Although it is intended that RSUs granted will comply with the performance-based exception under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), RSUs may be granted that do not comply with such exception.

The Board may amend, suspend, discontinue or terminate the plan or amend an option or RSU in such respects as it, in its sole discretion, determines appropriate. However, no such action may, without the consent of an option holder or RSU holder, alter or impair any rights or obligations arising from any option or RSU previously granted to an option holder or RSU holder unless the Board determines that the action would not materially and adversely affect the rights of the holder. In addition, no such action will be undertaken that would cause a previously granted option or RSU intended to qualify for favourable treatment under Section 162(m) of the Internal Revenue Code to cease to so qualify. Notwithstanding the foregoing, no such action is effective until shareholder approval is obtained where such shareholder approval is required under Section 162(m) of the Internal Revenue Code or the rules of any stock exchange on which Biovail's securities are listed or traded. In addition, shareholder approval is required for:

  (a)
  any amendment to increase the number of Common Shares reserved for issuance from treasury under the plan;

  (b)
  any amendment that would reduce the exercise price of an outstanding option (including a cancellation and reissue of an option constituting a reduction of the exercise price);

  (c)
  any amendment to extend the term of an outstanding option beyond the originally scheduled expiry date for that option;

  (d)
  any amendment to the eligible participants under the plan that would permit the introduction or reintroduction of non-employee directors to participate under the plan on a discretionary basis;

  (e)
  any amendment that would alter the transferability or assignability of options or RSUs under the plan; and

  (f)
  any amendment to the plan to provide for other types of compensation through equity issuances,

unless the change results from the application of the anti-dilution provisions of the plan.

Any approval from our shareholders required above under any of our plans will be given by approval of the holders of a majority of the Common Shares voting in respect of the resolution at a duly called meeting of our shareholders. If required by the rules of any stock exchange on which our securities are listed, the votes of Common Shares held directly or indirectly by insiders benefiting from the action will be excluded. Options and RSUs may be granted under the 2007 Plan prior to the approval of the action, provided that no Common Shares may be issued pursuant to the revised terms until the shareholders' approval of the action has been obtained.

Examples of the types of amendments that the Board may make without seeking shareholder approval include, without limitation:

  (a)
  amendments to ensure continuing compliance with applicable laws, regulations, requirements, rules or policies of any governmental authority or any stock exchange;

  (b)
  amendments of a "housekeeping" nature, which include amendments to eliminate any ambiguity or correct or supplement any provision of the plan which may be incorrect or incompatible with any other provision of the plan;

  (c)
  changes to the vesting provisions of the plan or any option or RSU; or

  (d)
  changes to the termination provisions of the plan or any option or RSU which, in the case of an option, does not entail an extension beyond the originally scheduled expiry date for that option.

Historical Plans — 2004 Option Plan and 1993 Option Plan

As discussed above, we ceased granting options under the 2004 Option Plan and the 1993 Option Plan and we intend that these plans will cease to exist once all of the options granted under such plans have expired or have been exercised. As approved by shareholders at the 2007 annual meeting, effective May 16, 2007, we amended the amendment provisions contained in each of the 2004 Option Plan and 1993 Option Plan and replaced them with more detailed amendment procedures which are substantially similar to the amendment procedures now contained in the 2007 Plan (see "— 2007 Equity Compensation Plan"). In addition, in order to add clarity to the transferability provisions and in furtherance of best practices as well as the recommendations of stakeholders, in 2007, the Board approved amendments to the transferability provisions of the 2006 Option Plan (now the 2007 Plan), the 2004 Option Plan and the 1993 Option Plan, which confirmed that no assignment or transfer of options may occur where such assignment or transfer is to be made for consideration. Shareholder approval was not sought in connection with these changes as the amendments were viewed as being "housekeeping" in nature.

As approved by shareholders at the 2006 annual meeting, effective June 27, 2006, we amended the terms of the outstanding options granted under the 2004 Option Plan and the 1993 Option Plan, in order that the terms be consistent with the 2006 Option Plan (now the 2007 Plan). The following is a summary of the amendments to such options:

  (a)
  notwithstanding any applicable limitations on assignability or transferability, the Board or the committee will be obligated to consider in good faith any request by an option holder for consent to assign or transfer any outstanding options, provided that the Board or committee, in determining whether to consent, will consider whether such assignment or transfer is consistent with the purposes of the applicable plan. As discussed above, the Board subsequently approved amendments to the transferability provisions which confirm that no assignment or transfer of options may occur where such assignment or transfer is to be made for consideration;

  (b)
  notwithstanding any applicable expiration provisions, if an option expires during a blackout period, then the term of the option will be automatically extended and expires on the tenth business day following the end of the blackout period;

  (c)
  where the maximum period for exercise of vested options following termination of an option holder is 30 days, that such period will be extended to 60 days; and

  (d)
  in the case of options granted under the 1993 Option Plan, unless the Board otherwise determines, such options will not be affected by a change of employment or consulting arrangement within or among our Company or one or more of our related entities for so long as the option holder continues to be an eligible participant under such plan.

In addition, the Board will consider, in good faith, any request by an option holder under the 1993 Option Plan or the 2004 Option Plan to amend the terms of any outstanding options which would provide such option holder with the benefit of any provisions of the 2006 Option Plan (now the 2007 Plan) which would not otherwise be available to such option holder.

The paragraphs below summarize the remaining provisions governing the outstanding options under the 2004 Option Plan and the 1993 Option Plan.

2004 Option Plan

Under the 2004 Option Plan, options could have been granted to such eligible employees, officers, directors and consultants as the Board may determine. The terms of the 2004 Option Plan provide that the Board may in its discretion vary the manner and terms pursuant to which options granted under the plan are exercised. The Compensation Committee recommended to the Board that options granted under the 2004 Option Plan not vest immediately but vest in equal proportions on the first, second and third anniversaries of the option grant. Options granted under the 2004 Option Plan expire on the fifth anniversary of the date of grant, unless another date was specified by the Board or a committee, provided that such date did not extend beyond the tenth anniversary of the date of grant.

The exercise price of each option, which could be denominated in Canadian or U.S. dollars, was determined by the Board and was not less than the weighted average trading price of the Common Shares on the TSX or the NYSE, if the trading volume of Common Shares on that day was greater on the NYSE, on the trading day prior to the date of grant. If the Common Shares were not traded on that day, the weighted average trading price on the preceding day on which there was trading was used for this purpose. However, effective January 1, 2005, under the requirements of the TSX, generally the exercise price of an option could not be less than the volume weighted average trading price on the TSX or the stock exchange on which the majority of the trading volume and value of the listed securities occurs, for the five trading days immediately preceding the date of grant. Accordingly, options granted under the 2004 Option Plan since that time were granted at exercise prices calculated under such TSX requirements.

Under the terms of the 2004 Option Plan:

  (a)
  the maximum number of Common Shares that could have been reserved for issuance under options to any one participant could not exceed 5% of the issued and outstanding Common Shares;

  (b)
  the maximum number of Common Shares that could have been reserved for issuance pursuant to options granted to insiders under the plan, together with Common Shares issuable to insiders under our other share compensation arrangements, at any time could not exceed 10% of the issued and outstanding Common Shares;

  (c)
  the maximum number of Common Shares that could have been issued to an insider within any one-year period, together with Common Shares issuable to insiders during that one-year period under our other share compensation arrangements, could not exceed 10% of the Common Shares that were issued and outstanding immediately prior to the share issuance in question, excluding

  Common Shares issued pursuant to share compensation arrangements over the preceding one-year period;

  (d)
  the maximum number of Common Shares that could have been issued to any one insider (and the insider's associates) within a one-year period, together with Common Shares issuable to such persons within that one-year period under our other share compensation arrangements, could not exceed 5% of the Common Shares that were issued and outstanding immediately prior to the share issuance in question, excluding Common Shares issued pursuant to share compensation arrangements over the preceding one-year period;

  (e)
  the maximum number of Common Shares that could have been issued to any one participant during each calendar year could not exceed 5% of the Common Shares that were issued and outstanding; and

  (f)
  the aggregate number of Common Shares that could have been issued to non-employee directors as a group, under the plan, together with any Common Shares that could have been issued to non-employee directors, as a group, under any of our predecessor stock option plans could not exceed 350,000.

Options granted under the 2004 Option Plan cannot be assigned or transferred, except in the case of death or as may be permitted by the rules and policies of any applicable stock exchange or applicable law. The transferability provisions were amended as approved by shareholders at the 2006 annual meeting and by the Board in 2007, as described above.

Options granted under the 2004 Option Plan to an employee, director or officer option holder can only be exercised during an option holder's continued employment or term of office with our Company, subject to the following conditions:

  (a)
  if an option holder becomes entitled to the payment of disability benefits, all options that have vested may continue to be exercised by the option holder up to a maximum of 180 days from the date of disability;

  (b)
  if an option holder dies while employed by our Company, all options that have vested may continue to be exercised by legal representatives of the option holder up to a maximum of 180 days following the date of death;

  (c)
  if an option holder retires, all options that have vested may continue to be exercised by the option holder up to a maximum of 180 days from the date of retirement; and

  (d)
  if an option holder is terminated without cause or voluntarily resigns, all options that have vested may continue to be exercised by the option holder up to a maximum period of 60 days after the date of termination (as amended as described above).

In each of the circumstances described in the foregoing paragraphs (a) to (d), any options held by the option holder that are not exercisable at the date of death, disability, retirement or termination immediately expire and are cancelled on such date. Where an employee, director or officer option holder's employment or term of office is terminated for cause, any options held by the option holder, whether or not exercisable at the termination date, immediately expire and are cancelled on such date. Notwithstanding the foregoing provisions, the Board may permit the exercise of any options held in the manner and on the terms as authorized by the Board, provided that the Board will not authorize the exercise of an option beyond the expiration of the applicable exercise period.

In the case of a consultant option holder, where such option holder's consulting agreement or arrangement terminates for any reason other than breach of the consulting agreement or arrangement, as a result of a voluntary termination by such option holder or as a result of the death or disability of such option holder, all vested options may continue to be exercised by such option holder for a maximum period of 60 days from the date of termination, death or disability (as amended as described above). Any options held by the option holder that are not exercisable at the date of termination, death or disability immediately expire and are cancelled on such date. Where a consulting agreement or arrangement is terminated for breach of the consulting agreement or arrangement, any options held by the option holder, whether or not exercisable at the termination date, immediately expire and are cancelled on such date. Notwithstanding the foregoing provisions, the Board may permit the exercise of any options held in the manner and on the terms as authorized by the Board, provided that the Board will not authorize the exercise of an option beyond the expiration of the applicable exercise period.

Options are not affected by a change of employment or a consulting arrangement within or among our Company or any of our affiliated entities for so long as the individual continues to be an eligible participant under the 2004 Option Plan.

An option holder whose employment, term of office or consulting agreement or arrangement was terminated, or who has retired, died or is disabled, was no longer eligible to receive further grants of options under the plan.

In addition to the foregoing, the 2004 Option Plan provides that:

  (a)
  if an option holder engages in a business that competes with that of our Company, or any activity that would be considered detrimental to us: (i) prior to any exercise of an option, all options held by the option holder will terminate and expire; or (ii) during the one-year period following the date an option is exercised or becomes vested, the option holder will be required to pay to us an amount equal to any gain realized as a result of the exercise of the option; and

  (b)
  if an option holder has been employed by our Company or one of our affiliates for at least 10 consecutive years, the 2004 Option Plan provides that on the date that the sum of the option holder's age and the years of service with us, or our affiliate, equals 70, (i) all of the unvested options held by such option holder will immediately vest and become exercisable and (ii) all such vested options shall expire on the earlier of (A) the expiration of the term of such options, and (B) one year following the termination of employment or term of office with us.

The 2004 Option Plan includes customary anti-dilution provisions for the benefit of holders of options. As well, the 2004 Option Plan includes change in control provisions which are substantially similar to the change in control provisions contained in the 2007 Plan. See "— 2007 Equity Compensation Plan" on page 62 of this Proxy Circular and Statement.

As described above, the amendment procedures under the 2004 Option Plan were amended as approved by shareholders at the 2007 annual meeting and were replaced with more detailed amendment procedures which are substantially similar to the amendment procedures contained in the 2007 Plan. See "— 2007 Equity Compensation Plan" on page 62 of this Proxy Circular and Statement.

1993 Option Plan

Under the 1993 Option Plan, options could have been granted to such eligible directors, senior officers, officers, employees, consultants and field personnel as the Board may have determined. The 1993 Option Plan provides that the exercise price per Common Share of an option could not be less than the fair market value of the Common Shares at the time the option is granted, less an amount up to the maximum discount allowed by regulatory authorities or stock exchanges. The fair market value was the closing market price at which the Common Shares are traded on the TSX on the day prior to the date the option was granted, or if not so traded, the average between the closing bid and ask prices thereof as reported for that day. Options granted under the 1993 Option Plan have a term of up to 10 years.

Options granted under the 1993 Option Plan are non-transferable, except to a personal holding corporation of the option holder or by will or the laws of descent and distribution. The transferability provisions were amended as approved by shareholders at the 2006 annual meeting and by the Board in 2007, as described above.

Under the 1993 Option Plan, the Board may determine the periods of time during which an option holder may exercise an option following termination of employment or other relationship with our Company or the death or permanent and total disability of the option holder. The applicable provisions concerning expiration and vesting of outstanding options on termination without cause or voluntary resignation in certain circumstances were amended as approved by shareholders at the 2006 annual meeting as described above.

If an option holder has been employed by our Company or one of our subsidiaries for at least 10 consecutive years, the 1993 Option Plan provides that on the date that the sum of the option holder's age and the years of service with us or our subsidiary equals "70", (a) all of the unvested options held by such option holder will immediately vest and become exercisable and (b) all such vested options shall expire on the earlier of (A) the expiration of the term of such options, and (B) one year following the cessation of the option holder's employment with us or our subsidiary.

The 1993 Option Plan includes customary anti-dilution provisions for the benefit of holders of options. In addition, if there is a change in control or dissolution or liquidation of our Company, the Board may accelerate the vesting of any or all outstanding options (and in such case, may terminate all such options prior to consummation of the transaction unless exercised within a prescribed period), provide for payment of an amount equal to the excess of the fair market value over the option price in exchange for the surrender of such options or provide for the assumption or substitution of such options.

As described above, the amendment procedures under the 1993 Option Plan were amended as approved by shareholders at the 2007 annual meeting and were replaced with more detailed amendment procedures which are substantially similar to the amendment procedures contained in the 2007 Plan. See "— 2007 Equity Compensation Plan" on page 62 of this Proxy Circular and Statement.

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan ("EPP") was approved by shareholders at the Special Shareholders' Meeting held on January 2, 1996. The purpose of the EPP is to provide a convenient method for our employees to participate in the share ownership of our Company or to increase their share ownership in our Company via payroll or contractual deductions. Our directors, officers and insiders are not eligible to participate in the EPP.

At the discretion of a committee of the Board that administers the EPP, we may issue directly from treasury or purchase shares in the market from time to time to satisfy our obligations under the EPP. A participant may authorize a payroll or contractual deduction of up to a maximum of 10% of the base salary or remuneration in effect at the start of any offering period. Each offering period is based on a six-month duration and is announced from time to time.

The purchase price shall be 90% of the fair market value per Common Share on the date on which the offering period ends. The fair market value of the Common Shares on such date is the closing market price at which the Common Shares are traded on the TSX, the NYSE or such other exchange or market upon which the Common Shares are posted for trading.

If an employee enrolled in the EPP ceases to be employed by our Company during an offering period, all amounts held in such employee's account will be refunded to him or her. Employees may terminate their participation in the EPP by notifying us at any time prior to the closing of an offering period. All amounts held in such employee's account will be refunded to him or her.

The EPP may, subject to certain exceptions, be amended, suspended or terminated by our Company at any time, but no such action shall have any retroactive effect that would prejudice the interests of any participants thereunder.

As at April 12, 2010, a total of 101,195 Common Shares have been issued under the EPP, representing 0.06% of the issued and outstanding Common Shares. As at April 12, 2010, a total of 2,282,366 Common Shares remained in reserve under such plan, representing approximately 1.44% of the issued and outstanding Common Shares.

Pension Plan

We do not maintain a pension plan for our employees, officers or directors.

Termination and Change of Control Benefits

Employment Agreements

The following section outlines the material terms of the employment agreements for our Named Executive Officers. Unless otherwise indicated: (a) all payments to be made under any of the following arrangements are made by Biovail Corporation; (b) each Named Executive Officer is entitled to participate in our health and dental benefits plan; (c) each Named Executive Officer has executed a standard form of confidentiality agreement; and (d) capitalized terms used in this section, but not otherwise defined herein, have the meaning given to them in the respective Named Executive Officer's employment agreement. The Compensation Committee understands the long-term implications of each of these employment agreements and the limitations that these employment agreements may impose on changing the compensation mix.

For purposes of the employment agreements of each of the Named Executive Officers, "Change of Control" is defined as:

  (a)
  the completion of a transaction pursuant to which (A) we go out of existence or (B) any person, or any Associate (as such terms are defined in National Instrument 45-106 — Prospectus and Registration Exemptions, as amended from time to time, or such other successor rules, instruments or policies from time to time of Canadian provincial securities regulatory authorities which may govern trades in securities to employees, officers, directors or consultants ("NI 45-106")) or Related Entity (as such term is defined in NI 45-106) of such person (other than us, any trustee or other fiduciary holding securities under any employee benefit plan of ours or a Related Entity, or any company owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of our Common Shares), hereafter acquires the direct or indirect "beneficial ownership" (as defined in the CBCA) of our securities representing 50% or more of the aggregate voting power of all of our then issued and outstanding securities;

  (b)
  the lease, exchange, license, sale or other similar disposition of all or substantially all of our assets in one transaction or a series of related transactions to a person, or any Associate or Related Entity of such person (other than our Associates or a Related Entity, any trustee or other fiduciary holding securities under any employee benefit plan of ours or a Related Entity, or any company owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of our Common Shares);

  (c)
  our dissolution or liquidation, except in connection with the distribution of our assets to one or more persons which were Related Entities prior to such event;

  (d)
  during any period of 24 consecutive months beginning on or after the date of the 2007 Plan (or, in the case of Mr. Wells, the date of the employment agreement), the persons who were members of the Board immediately before the beginning of such period (the "Incumbent Directors") cease (for any reason other than death) to constitute at least a majority of the Board or the Board of any of our successors, provided that any director who was not a director as of the date of the 2007 Plan shall be deemed to an Incumbent Director if such director is elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or prior to the operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

  (e)
  a merger, amalgamation, arrangement or consolidation with any other corporation other than a merger, amalgamation, arrangement or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, amalgamation, arrangement or consolidation; provided, however, that a merger, amalgamation, arrangement or consolidation effected to implement a recapitalization (or similar transaction) in which no person (other than those covered by the exceptions in paragraph (a) above) acquires more than 50% of the combined voting power of our then outstanding securities shall not constitute a Change of Control.

William (Bill) Wells, Chief Executive Officer and President, BLS.    Under Mr. Wells' employment agreement, made as of May 1, 2008, Mr. Wells is entitled to receive an annual base salary of $860,000, 70% of which is paid in U.S. dollars, with the remainder paid in Canadian dollars. For 2009, Mr. Wells was eligible to participate in our STIP, with a target level of cash bonus under such plan of 100% of his base salary. Mr. Wells is also eligible to participate in our 2007 Plan, with annual target awards of 112,550 options and 9,375 RSUs.

Separate from his annual target awards, Mr. Wells is entitled to additional equity compensation awards under the 2007 Plan as follows: (a) 62,500 RSUs in 2009; and (b) 62,500 RSUs in 2010, in each case subject to the performance criteria and performance period approved by the Compensation Committee or the independent directors, as applicable.

Mr. Wells was awarded 150,000 options as a one-time signing incentive on September 26, 2008. These options have vested or will vest in three equal annual installments commencing on the first anniversary of the September 26, 2008 date of grant.

Mr. Wells' employment agreement has an indefinite term. If Mr. Wells' contract is terminated by us without Cause or by Mr. Wells for Good Reason (as such terms are defined in his employment agreement), Mr. Wells is entitled to receive a severance package that includes: (a) two times his base salary (calculated using the annual base salary in the year in which the date of employment termination occurs); (b) two times his target level of annual incentive compensation under the STIP for the fiscal year prior to the fiscal year in which the termination occurs; (c) a pro-rated portion of his target level of annual incentive compensation under the STIP for the fiscal year in which the termination occurs, based on the number of months (rounded to the next highest number for a partial month) of the fiscal year elapsed prior to the date of termination and calculated and paid in accordance with the STIP; (d) to the extent that Mr. Wells has not secured alternative health and dental benefits coverage from a new employer, monthly payments equal to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") cost of continued medical and dental coverage for Mr. Wells and his covered dependents less the amount Mr. Wells would be required to contribute for medical and dental coverage if he were an active employee for up to two years following his termination date; and (e) if Mr. Wells is terminated or resigns within 12 months following a Change of Control, any unvested equity compensation awards held by him shall automatically accelerate and become 100% vested and exercisable as of such date of termination or resignation (provided that any unvested equity compensation awards that vest based upon the attainment of performance criteria shall remain subject to the attainment of such criteria unless the Board determines otherwise). This severance package is payable provided that Mr. Wells continues to comply with the confidentiality, non-competition, non-solicitation and non-hiring provisions of his employment agreement and executes and does not revoke a written waiver and release of all claims, demands and causes of action against us.

If Mr. Wells' contract was terminated by us without Cause or by Mr. Wells for Good Reason on December 31, 2009, he would be entitled to a lump sum cash payment of $3,440,000 and a monthly payment of $1,527 for health and dental benefits coverage for two years. Pursuant to the terms of the 2007 Plan, Mr. Wells would also be entitled to exercisable stock options with a value of $199,500 and a payment for the prorated acceleration of his RSUs equal to $38,739. Assuming such termination or resignation occurred within 12 months following a Change of Control, Mr. Wells' equity compensation awards of 375,100 options, 9,835 Time-Based RSUs and 29,546 DSUs would have accelerated and vested immediately. An additional 207,926 Performance-Based RSUs, including an additional 62,500 awarded in 2009 would have accelerated and vested assuming applicable performance criteria had been attained. Based on the closing market price of $13.96 of the Common Shares on the NYSE on December 31, 2009, Mr. Wells' equity compensation awards would be worth an aggregate of $3,690,384.

If a Change of Control occurred on December 31, 2009, Mr. Wells would be entitled to a lump sum cash payment of $3,440,000 and equity compensation awards (assuming applicable performance criteria had been attained) worth an aggregate of $3,690,384.

Margaret Mulligan, Senior Vice-President and Chief Financial Officer.    Under Mrs. Mulligan's employment agreement, made as of August 21, 2008 and commencing on September 3, 2008, Mrs. Mulligan is entitled to receive an annual base salary of $410,000, paid in Canadian dollars. Mrs. Mulligan is eligible to participate in our STIP, with a target level of cash bonus under such plan of 50% of her annual base salary. Mrs. Mulligan is also eligible to participate in our 2007 Plan, with annual target awards of 75,000 options and 6,250 RSUs.

Mrs. Mulligan's employment agreement has an indefinite term. If Mrs. Mulligan's contract is terminated by us without Cause or by Mrs. Mulligan for Good Reason (as such terms are defined in her employment agreement), Mrs. Mulligan is entitled to receive a severance package that includes: (a) one times her base salary (calculated using the highest annual base salary in the three years prior to the date of employment termination); (b) one times her target level of annual incentive compensation under the STIP for the year prior to the year in which the termination occurs; (c) a pro-rated portion of her target level of annual incentive compensation for the year in which the termination occurs, based on the number of months (rounded to the next highest number for a partial month) of the fiscal year elapsed prior to the date of termination and calculated and paid in accordance with the STIP; and (d) to the extent that Mrs. Mulligan has not secured alternative health and dental benefits coverage from a new employer, monthly payments equal to the cost of continued medical and dental coverage for Mrs. Mulligan and her covered dependents less the amount Mrs. Mulligan would be required to contribute for medical and dental coverage if she were an active employee for up to one year following her termination date. This severance package is payable provided that Mrs. Mulligan continues to comply with the confidentiality, non-competition, non-solicitation and non-hiring provisions of her employment agreement and executes and does not revoke a written waiver and release of all claims, demands and causes of action against us.

Upon the occurrence of a Change of Control, and an involuntary termination of Mrs. Mulligan's employment without Cause or by Mrs. Mulligan for Good Reason within 12 months of a Change of Control, Mrs. Mulligan is entitled to receive: (a) two times her base salary (calculated using the highest annual base salary in the three years prior to the date of employment termination); (b) two times her target level of annual incentive compensation under the STIP for the year prior to the year in which the termination occurs; and (c) any unvested equity compensation awards held by Mrs. Mulligan shall automatically accelerate and become 100% vested and exercisable as of the date of termination.

If Mrs. Mulligan's contract was terminated by us without Cause or by Mrs. Mulligan for Good Reason on December 31, 2009, she would be entitled to a lump sum cash payment of $615,000 and a monthly payment of C$261 for health and dental benefits coverage for one year. Pursuant to the terms of the 2007 Plan, Mrs. Mulligan would also be entitled to a payment for the prorated acceleration of her RSUs equal to $25,812.

If a Change of Control occurred on December 31, 2009 and Mrs. Mulligan's employment was terminated without Cause or by Mrs. Mulligan for Good Reason, Mrs. Mulligan would be entitled to a lump sum cash payment of $1,230,000. Mrs. Mulligan's 75,000 unvested options would have accelerated and vested immediately. Based on the closing market price of $13.96 of the Common Shares on the NYSE on December 31, 2009, such options would be worth $232,500. 6,555 Time-Based RSUs and 50,306 Performance-Based RSUs would have accelerated and vested assuming applicable performance criteria had been attained, based on the closing market price of $13.96 of the Common Shares on the NYSE on December 31, 2009, such RSUs would be worth $618,212.

Gilbert Godin, Executive Vice-President and Chief Operating Officer.    Under Mr. Godin's employment agreement, made as of May 8, 2006, as amended July 3, 2009, Mr. Godin is entitled to receive an annual base salary of $500,000. He is eligible to participate in our STIP, with a target level of cash bonus under such plan of 60% of his base salary. Mr. Godin is also eligible to participate in our 2007 Plan, with annual target awards of 90,000 options and 7,500 RSUs.

Mr. Godin was awarded 100,000 options as a one-time signing incentive. These options have vested or will vest in four equal annual installments options commencing on the first anniversary date of the May 23, 2006 grant.

Mr. Godin's employment agreement has an indefinite term. If Mr. Godin's contract is terminated by us without Cause or by Mr. Godin for Good Reason (as such terms are defined in his employment agreement), Mr. Godin is entitled to receive a severance package that includes: (a) one times his base salary (calculated using the highest annual base salary in the three years prior to the date of employment termination); (b) one times his target annual incentive compensation for the year prior to employment termination; (c) a pro-rated portion of his target level of annual incentive compensation award for the year in which the termination occurs, based on the number of months (rounded to the next highest number for a partial month) of the fiscal year elapsed prior to the date of termination and calculated and paid in accordance with the STIP; and (d) to the extent that Mr. Godin has not secured alternative health and dental coverage from a new employer, monthly payments equal to the COBRA cost of continued medical and dental plan coverage for Mr. Godin less the amount Mr. Godin would be required to contribute for medical and dental coverage if he were an active employee for up to one year. This severance package is payable provided that Mr. Godin continues to comply with the confidentiality and non-competition provisions of his employment agreement and executes and does not revoke a written waiver and release of all claims, demands and causes of action against us.

Upon the occurrence of a Change of Control, and an involuntary termination of Mr. Godin's employment without Cause or by Mr. Godin for Good Reason within 12 months of a Change of Control, Mr. Godin is entitled to receive: (a) two times his base salary (calculated using the highest annual salary in the three years prior to the date of employment termination); (b) two times his annual incentive compensation under the STIP for the year prior to the year in which the termination occurs; and (c) any unvested options held by him shall automatically accelerate and become 100% vested and exercisable as of the date of termination.

If Mr. Godin's contract was terminated by us without Cause or by Mr. Godin for Good Reason on December 31, 2009, he would be entitled to a lump sum cash payment of $805,446 and a monthly payment of $1,306.16 for health and dental benefits coverage for one year. Pursuant to the terms of the 2007 Plan, Mr. Godin would also be entitled to exercisable stock options with a value of $78,250 and a payment for the prorated acceleration of his RSUs equal to $93,922.

If a Change of Control occurred on December 31, 2009, Mr. Godin would be entitled to a lump sum cash payment of $1,610,892. Mr. Godin's 190,000 unvested options, plus 90,000 options due to be granted to Mr. Godin during the 12 months following December 31, 2009, would have accelerated and vested immediately. Based on the closing market price of $13.96 of the Common Shares on the NYSE on December 31, 2009, Mr. Godin's options would be worth $507,513. 15,358 Time-Based RSUs and 75,495 Performance-Based RSUs would have accelerated and vested assuming applicable performance criteria had been attained, based on the closing market price of $13.96 of the Common Shares on the NYSE on December 31, 2009, such RSUs would be worth $1,004,453.

Gregory Gubitz, Senior Vice-President, Corporate Development and General Counsel.    Under Mr. Gubitz's employment agreement, made as of February 20, 2006, as amended, Mr. Gubitz is entitled to receive an annual base salary of $450,000, paid in Canadian dollars. He is eligible to participate in our STIP, with a target level of cash bonus under such plan of 60% of his base salary. Mr. Gubitz is also eligible to participate in our 2007 Plan, with annual target awards of 75,000 options and 6,250 RSUs. Pursuant to the terms of his employment agreement, Mr. Gubitz also received a special one-time grant of 50,000 Performance-Based RSUs in 2009.

Mr. Gubitz's employment agreement has an indefinite term. If Mr. Gubitz's contract is terminated by us without Cause or by Mr. Gubitz for Good Reason (as such terms are defined in his employment agreement), Mr. Gubitz is entitled to receive a severance package that includes: (a) one times his base salary (calculated using the highest annual base salary in the three years prior to the date of employment termination); (b) one times his target annual incentive compensation for the year prior to the date of employment termination; (c) a pro-rated portion of his target level of annual incentive compensation award for the year in which the termination occurs, based on the number of months (rounded to the next highest number for a partial month) of the fiscal year elapsed prior to the date of termination and calculated and paid in accordance with the STIP; and (d) to the extent that Mr. Gubitz has not secured alternative health and dental benefits coverage from a new employer, we will continue to pay for his medical and dental coverage on the same basis as we pay for coverage for active employees for up to one year. This severance package is payable provided that Mr. Gubitz continues to comply with the confidentiality and non-competition provisions of his employment agreement and executes and does not revoke a written waiver and release of all claims, demands and causes of action against us.

Upon the occurrence of a Change of Control, and an involuntary termination of Mr. Gubitz's employment without Cause or by Mr. Gubitz for Good Reason within 12 months of a Change of Control, Mr. Gubitz is entitled to receive: (a) two times his base salary (calculated using the highest annual salary in the three years prior to the date of employment termination); (b) two times his annual incentive compensation under the STIP for the year prior to the year in which the termination occurs; and (c) any unvested options held by him shall automatically accelerate and become 100% vested and exercisable as of the date of termination.

If Mr. Gubitz's contract was terminated by us without Cause or by Mr. Gubitz for Good Reason on December 31, 2009, he would be entitled to a lump sum cash payment of $656,840 and a monthly payment of C$261 for health and dental benefits coverage for one year. Pursuant to the terms of the 2007 Plan, Mr. Gubitz would also be entitled to exercisable stock options with a value of $78,250 and a payment for the prorated acceleration of his RSUs equal to $88,743.

If a Change of Control occurred on December 31, 2009, Mr. Gubitz would be entitled to a lump sum cash payment of $1,313,681. Mr. Gubitz's 183,822 unvested options, plus 75,000 options due to be granted to Mr. Gubitz during the 12 months following December 31, 2009, would have accelerated and vested immediately. Based on the closing market price of $13.96 of the Common Shares on the NYSE on December 31, 2009, Mr. Gubitz's options would be worth $507,513. Assuming applicable performance criteria had been attained, 50,306 Performance-Based RSUs and 14,046 Time-Based RSUs would have accelerated and vested, based on the closing market price of $13.96 of the Common Shares on the NYSE on December 31, 2009, such RSUs would be worth $722,786.

Dr. Christian Fibiger, Chief Scientific Officer, BLS.    Under Dr. Fibiger's employment agreement, made as of November 24, 2008, Dr. Fibiger is entitled to receive an annual base salary of $450,000, paid in U.S. dollars. He is eligible to participate in our STIP, with a target level of cash bonus under such plan of 60% of his base salary. Dr. Fibiger was awarded a one-time grant of 13,000 RSUs and 150,000 stock options in 2008. In addition,

Dr. Fibiger received 50,000 Performance-Based RSUs, which will vest in 2014, based on the attainment of performance criteria.

Dr. Fibiger's employment agreement has a four-year term, ending November 23, 2012. If Dr. Fibiger's contract is terminated by us without Cause or by Dr. Fibiger for Good Reason (as such terms are defined in his employment agreement), Dr. Fibiger is entitled to receive a severance package that includes: (a) the remainder of the base salary that would be payable for the remainder of the employment term as if employment had not been terminated; (b) one times his target annual incentive compensation for the year prior to employment termination; (c) a pro-rated portion of his target level of annual incentive compensation award for the year in which the termination occurs, based on the number of months (rounded to the next highest number for a partial month) of the fiscal year elapsed prior to the date of termination and calculated and paid in accordance with the STIP; and (d) to the extent that Dr. Fibiger has not secured alternative health and dental coverage from a new employer, monthly payments equal to the COBRA cost of continued medical and dental plan coverage for Dr. Fibiger less the amount Dr. Fibiger would be required to contribute for medical and dental coverage if he were an active employee, until the earlier of the end of the remainder of the employment term or the date on which Dr. Fibiger is eligible to receive comparable benefits from a subsequent employer. This severance package is payable provided that Dr. Fibiger continues to comply with the confidentiality and non-competition provisions of his employment agreement and executes and does not revoke a written waiver and release of all claims, demands and causes of action against us.

Upon the occurrence of a Change of Control, and an involuntary termination of Dr. Fibiger's employment without Cause or by Dr. Fibiger's for Good Reason within 12 months of a Change of Control, Dr. Fibiger is entitled to receive: (a) two times his base salary (calculated using the highest annual base salary in the three years prior to the date of employment termination); (b) two times his annual incentive compensation under the STIP for the year prior to the year in which the termination occurs; and (c) any unvested options held by him shall automatically accelerate and become 100% vested and exercisable as of the date of termination.

If Dr. Fibiger's contract was terminated by us without Cause or by Dr. Fibiger for Good Reason on December 31, 2009, he would be entitled to a lump sum cash payment of $1,574,384 and a monthly payment of $1,266 for health and dental benefits coverage for one year. Pursuant to the terms of the 2007 Plan, Dr. Fibiger would also be entitled to a payment for the prorated acceleration of his RSUs equal to $72,410.

If a Change of Control occurred on December 31, 2009, Dr. Fibiger would be entitled to a lump sum cash payment of $1,610,890. Dr. Fibiger's 150,000 unvested options and 64,436 Performance-Based RSUs, assuming the attainment of performance criteria would have accelerated and vested immediately. Based on the closing market price of $13.96 of the Common Shares on the NYSE on December 31, 2009, Dr. Fibiger's equity compensation would be worth $1,188,959.

Indebtedness of Directors and Officers

As at April 12, 2010, there were no outstanding loans made by us to any director or officer. No securities have been purchased by any director or officer with our financial assistance during the 2009 fiscal year. Furthermore, no director, officer or executive is indebted to us in connection with securities purchase programs.

It is our policy not to provide financial assistance to shareholders, directors, officers or employees in connection with the purchase of our Common Shares or the securities of any of our affiliates, nor to grant personal loans to directors and officers.

SECTION 4 CORPORATE GOVERNANCE

The Company's corporate governance disclosure obligations are set out in National Instrument 58-101 — Disclosure of Corporate Governance Practices ("National Instrument 58-101"), National Policy 58-201 — Corporate Governance Guidelines and National Instrument 52-110 — Audit Committees ("National Instrument 52-110"). These instruments set out a series of guidelines and requirements for effective corporate governance addressing such matters as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. National Instrument 58-101 requires each listed company to provide disclosure with respect to its corporate governance practices. For further details of our corporate governance practices please refer to Biovail's Statement of Corporate Governance Practices set out in "Section 2 — Statement of Corporate Governance Practices" on page 19 of this Proxy Circular and Statement.

The Board has previously adopted formal Corporate Governance Guidelines as well as written charters and position descriptions to provide the framework for effective governance of our Company. These guidelines and charters are reviewed annually by the Nominating and Corporate Governance Committee, in consultation with external legal advisors, and recommendations for amendment are made to the Board, if necessary.

The Board has approved and adopted numerous improvements to the Corporate Governance Guidelines, the Code of Professional Conduct for Senior Finance Executives, the Blackout Policy, the Disclosure Policy and the Insider Trading Policy. In addition, improvements were also made to the charters and position descriptions for each of the Board's Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk and Compliance Committee.

We believe that the corporate governance practices adopted and regularly updated by our Board are in the best interests of the Company and the best interests of our shareholders. We also believe that our corporate governance practices are compliant with the practices recommended by the Canadian Securities Administrators. Since January 2010, we have been considered to be a domestic issuer under U.S. securities laws and, as such, our governance practices also comply with the requirements of the NYSE governance standards for U.S. domestic issuers.

Our governance documents can be found on our website at www.biovail.com (under the tab "About Biovail" and under the subtab "Corporate Governance") and requests for copies of such documents may be directed to us at the following address: Biovail Corporation, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Investor Relations; by telephone at (905) 286-3000; by facsimile at (905) 286-3050; or by email to ir@biovail.com.

The Chairman of the Board, our Lead Director, and the Chairperson of each Committee will be available to respond to questions from shareholders at the Meeting.

SECTION 5 ADDITIONAL MATTERS

Other Matters

Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if such matters should properly come before the Meeting, the proxy will be voted in accordance with the best judgment of the proxy nominees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act ("Section 16(a)") requires our Directors, officers, as defined for purposes of Section 16(a) ("Section 16 Officers"), and persons who beneficially own more than 10% of our Common Shares ("10% Owners") to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a).

At all times on and before December 31, 2009, our Common Shares were exempt from the reporting requirements of Section 16(a) because we were a "foreign private issuer" (as such term is defined in Rule 3b-4(c) under the General Rules and Regulations promulgated pursuant to the Exchange Act). As such, no person was required to make any Section 16(a) filings with respect to our Common Shares in the 2009 fiscal year.

Request for Documents

Our financial information is contained in the Company's comparative financial statements and related management's discussion and analysis of results of operation and financial condition ("MD&A") for the fiscal year ended December 31, 2009. Additional information about us is available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com and on the Electronic Data Gathering Analysis and Retrieval system ("EDGAR") at www.sec.gov.

We will provide to any person, upon request to the Company's Corporate Secretary at the address stated below, the following documents:

  (a)
  one copy of the latest Annual Report on Form 10-K, together with one copy of any document, or the pertinent pages of any document, that the Annual Report on Form 10-K refers to;

  (b)
  one copy of our comparative financial statements and related MD&A as at and for the year ended December 31, 2009, together with the accompanying report of the auditors, and one copy of any subsequent interim financial statements and related MD&A; and

  (c)
  our management proxy circular and statement for the most recent annual meeting of shareholders.

Copies of our Annual Report on Form 10-K may also be found at our website at www.biovail.com (under the tab "Investor Relations" and under the subtab "Shareholder Reports").

For additional information, please contact Biovail Investor Relations:

  Investor Relations
  7150 Mississauga Road
  Mississauga, ON L5N 8M5
  Phone: 905-286-3000
  Fax: 905-286-3050
  Email: ir@biovail.com

CERTIFICATE

The contents of this Proxy Circular and Statement and the sending thereof to the shareholders of the Company have been approved by the Board of Directors.

Mississauga, Ontario, April 14th, 2010.

By Order of the Board of Directors
Gregory Gubitz Senior Vice President, Corporate Development and General Counsel

APPENDIX A CHARTER OF THE BOARD OF DIRECTORS

1.         PURPOSE AND RESPONSIBILITY OF THE BOARD

  By approving this Charter of the Board of Directors (the "Charter"), the Board of Directors (the "Board") explicitly assumes responsibility for the stewardship of Biovail Corporation ("Biovail") and its business. This stewardship function includes responsibility for the matters set out in this Charter, which form part of the Board's statutory responsibility to manage or supervise the management of Biovail's business and affairs.

2.         REVIEW OF CHARTER

  The Board shall review and assess the adequacy of this Charter annually to ensure, among other matters, compliance with any rules or regulations disseminated by any regulatory body and any applicable Stock Exchange requirements (as defined herein), and at such other times as it considers appropriate, and shall consider and make such amendments to this Charter as the Nominating and Corporate Governance Committee of the Board (the "NCG Committee") shall recommend and that the Board considers necessary or appropriate. "Stock Exchanges" shall mean, at any time, those stock exchanges on which any securities of Biovail are listed for trading.

CONSTITUTION OF THE BOARD

3.         ELECTION AND REMOVAL OF DIRECTORS

3.1
Number of Directors

  The Board shall consist of such number of Directors as the shareholders (or the Board as authorized by the shareholders) may determine from time to time within any range as may be set out in Biovail's articles.

3.2
Election of Directors

  Directors shall be elected by the shareholders annually for a one year term, but if Directors are not elected at any annual meeting, the incumbent Directors shall continue in office until their successors are elected or appointed.

3.3
Vacancies

  The Board may appoint a member to fill a vacancy, which occurs in the Board between annual elections of Directors, to the extent permitted by the Canada Business Corporations Act, as amended (the "CBCA").

3.4
Ceasing to be a Director

  A Director will cease to hold office upon:

  (a)
  delivering a written resignation in writing to Biovail, subject to the circumstances provided in Sections 2.2 and 3.2 of Biovail's Corporate Governance Guidelines when such resignation is not effective unless and until accepted by the Board;

  (b)
  being removed from office by an ordinary resolution of the shareholders;

  (c)
  his or her death; or

  (d)
  becoming disqualified from acting as a Director.

3.5
Deemed Resignation.

  A Director shall offer his or her written resignation to Biovail (which resignation may or may not be accepted) if that Director changes his or her principal occupation.

4.         CRITERIA FOR DIRECTORS

4.1
Qualifications of Directors

  Every Director shall be an individual who is at least 18 years of age, has not been determined by a court to be of unsound mind and does not have the status of being bankrupt.

4.2
Residency

  At least 25% of the Directors shall be resident Canadians (as defined in the CBCA).

4.3
Independence of Directors

  The composition of the Board shall comply with all statutory, regulatory and Stock Exchange requirements to which Biovail is subject from time to time. Without limiting the generality of the foregoing, at least two-thirds of the Directors shall be independent Directors, and the Directors constituting such number must be independent of any and all of Biovail's shareholders who own or control 10% or more of Biovail's common stock. An independent Director shall be a Director who:

  (a)
  does not, as affirmatively determined by the Board, have a direct or indirect material relationship with Biovail or a subsidiary of Biovail (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Biovail); and a "material" relationship shall be a relationship (whether financial, personal or otherwise), which in the reasonable view of the Board, could interfere with the exercise of a Director's independent judgement or could potentially influence a Director's objectivity in meetings of the board in a manner that would have a meaningful impact on a Director's ability to satisfy requisite fiduciary standards; and

  (b)
  is independent as "independence" is defined for the purposes of board composition under applicable regulatory and Stock Exchange requirements in the United States and Canada as in effect from time to time and in accordance with such additional requirements for independence as the Board may establish.

4.4
Other Criteria

  The Board may establish other criteria for Directors as contemplated in this Charter.

5.         BOARD CHAIRMAN

5.1
Chairman to Be Appointed Annually.

  The Board shall appoint the Chairman of the Board ("Chairman") annually at the first meeting of the Board after a meeting of the shareholders at which Directors are elected. If the Board does not so appoint a Chairman, the Director who is then serving as Chairman shall continue as Chairman until his or her successor is appointed.

5.2
Independence of Chairman / Lead Director

  The Chairman shall be an independent Director, unless the Board determines that it is inappropriate to require the Chairman to be independent. If the Board determines that it would be inappropriate to require the Chairman to be independent, then the independent Directors shall select from among their number a Director who will act as "Lead Director" and who will assume responsibility for providing leadership to enhance the effectiveness and independence of the Board. The Lead Director shall be chosen at a meeting of independent Directors that is not attended by non-independent Board members or Biovail management. The Chairman, if independent, or the Lead Director if the Chairman is not independent, shall act as the effective leader of the Board and ensure that the Board's agenda will enable it to successfully carry out its duties.

5.3
Evaluation

  The Board shall conduct an annual performance evaluation of the Chairman and, if applicable, the Lead Director, taking into account the applicable position description for the Chairman and the Lead Director.

6.         REMUNERATION OF DIRECTORS AND RETAINING ADVISORS

6.1
Remuneration

  Members of the Board and the Chairman shall receive such remuneration for their service on the Board as the Board may determine from time to time, in consultation with the NCG Committee.

6.2
Retaining and Compensating Advisors

  The Board, each committee of the Board and each Director shall have the authority to retain, at Biovail's expense, external legal counsel, consultants or other advisors, as appropriate, to assist the Board, committee or Director, as the case may be, in fulfilling his or her responsibilities, with the approval of the Chairman of the NCG Committee, which approval may not be unreasonably withheld or delayed.

MEETINGS OF THE BOARD

7.         MEETINGS OF THE BOARD

7.1
Time and Place of Meetings

  Meetings of the Board shall be called and held in the manner and at the location contemplated in Biovail's by-laws.

7.2
Frequency of Board Meetings

  The Board shall meet regularly, at least four times per year and additionally, as necessary.

7.3
Quorum

  In order to transact business at a meeting of the Board:

  (a)
  at least a majority of Directors then in office shall be present;

  (b)
  at least 25% of the Directors present must be resident Canadians (or, if this is not the case, a resident Canadian Director who is unable to be present and whose presence at the meeting would have resulted in the required number of resident Canadian Directors being present, must approve the business transacted at the meeting, whether in writing, by phone or otherwise); and

  (c)
  at least 60% of the Directors present must be independent as defined in Section 4.3 of this Charter.

7.4
Secretary of the Meeting

  The Chairman shall designate from time to time a person who may, but need not, be a member of the Board, to be Secretary of any meeting of the Board.

7.5
Right to Vote

  Each member of the Board shall have the right to vote on matters that come before the Board, subject to Section 10.3 of this Charter.

7.6
Invitees

  The Board may invite any of Biovail's officers, employees, advisors or consultants or any other person to attend meetings of the Board to assist in the discussion and examination of the matters under consideration by the Board.

7.7
Minutes

  Minutes of each meeting of the Board will be kept by the Secretary of such meeting and distributed to the Board for review and approval prior to the next scheduled meeting of the Board.

8.         IN CAMERA SESSIONS

8.1
In Camera Sessions of Non-Management Directors

  At each meeting of the Board, the Directors shall meet without any member of management being present (including any Director who is a member of management). The Board shall establish a method to allow interested parties to communicate with the chair of the in camera session of the non-management Directors or with the non-management Directors as a group.

8.2
In Camera Sessions of Independent Directors

  At each meeting of the Board, the independent Directors shall meet without any member of management or any non-independent Director being present.

DELEGATION OF DUTIES AND RESPONSIBILITIES OF THE BOARD

9.         DELEGATION AND RELIANCE

9.1
Delegation to Committees

  The Board may establish and delegate to committees of the Board any duties and responsibilities of the Board which the Board is not prohibited by law or applicable Stock Exchange requirements from delegating. However, no committee of the Board shall have the authority to make decisions which bind Biovail, except to the extent that such authority has been expressly delegated to such committee by the Board.

9.2
Requirement for Certain Committees

  The Board shall establish and maintain the following committees of the Board, each having mandates that incorporate all applicable legal and Stock Exchange listing requirements and which are consistent with current, independent and qualified views of best practices as the Board may consider appropriate:

  (a)
  Audit Committee;

  (b)
  Compensation Committee;

  (c)
  NCG Committee; and

  (d)
  Risk and Compliance Committee (the "Risk Committee").

  In the event Biovail receives notice of a shareholder proposal (as provided for under applicable statute), the Board shall establish a committee (the "Shareholder Proposal Committee") or shall delegate responsibility to the NCG Committee or the Compensation Committee, as most appropriate in accordance with the subject matter of the proposal, to evaluate such proposal and determine, with the assistance the independent advisors, if necessary, whether the shareholder proposal is in the best interest of Biovail. The relevant Committee shall recommend to the Board for or against such shareholder proposal and the reasons for such recommendation and a report of such committee's vote, recommendation and reasons for such recommendation shall be included in Biovail's Proxy Circular. The Board shall recommend for or against such proposal, and a report of the Board's vote, recommendation and the reasons for such recommendation shall be included in Biovail's Proxy Circular. If the Board elects to appoint a Shareholder Proposal Committee all members of the Shareholder Proposal Committee shall be independent within the meaning of Section 4.3 of this Charter.

9.3
Composition of Committees

  The Board will approve the composition and appoint and seek to maintain in office members of each of its committees such that the composition of each such committee is in compliance with applicable Stock Exchange listing requirements and with the requirements of relevant securities regulatory authorities and with such best practice guidelines as the Board may consider appropriate and shall require the NCG Committee to make recommendations to it with respect to such matters.

  Once the Board has approved the composition and has appointed the members of each of its committees, each director's committee memberships, as well as each Board committee (if any) of which the director is Chairperson shall be disclosed, in convenient chart format, in its public disclosure and on the Biovail web site.

9.4
Board — Committee Communication

  To facilitate communication between the Board and each Board committee, each committee chairperson shall provide a report to the Board on material matters considered by each committee at the first Board meeting following each committee meeting where such matters were considered.

9.5
Review of Charters

  On an annual basis, the Board will review the recommendations of the NCG Committee with respect to the charters of each committee of the Board. The Board will approve those changes to the charters that it determines are appropriate.

9.6
Delegation to Management

  Subject to Biovail's articles and by-laws, the Board may designate the offices of Biovail, appoint officers, specify their duties and delegate to them powers to manage the business and affairs of Biovail, except to the extent that such delegation is prohibited under the CBCA, applicable rules of securities regulatory authorities and Stock Exchanges, or limited by the articles or by-laws of Biovail or by any resolution of the Board or policy of Biovail.

9.7
Limitations on Management Authority

  The following matters shall require the approval of the Board (or the approval of a committee to which it has delegated authority with respect to such matters):

  (a)
  all decisions which are outside of the ordinary course of Biovail's business (including, without limitation, litigation strategies, major financings, major acquisitions, major dispositions, significant licensing and new commercial relationships);

  (b)
  any expenditure above an amount specified by the Board from time to time;

  (c)
  changes to Biovail's organizational (legal entity) structure;

  (d)
  appointment of officers; and

  (e)
  such other matters as the Board may determine from time to time.

9.8
Access to Management

  The Board shall have unrestricted access to Biovail's management and employees.

9.9
Reliance on Management

  The Board is entitled to rely in good faith on the information and advice provided to it by Biovail's management.

9.10
Reliance on Others

  The Board is entitled to rely in good faith on information and advice provided to it by advisors, consultants and such other persons as the Board considers appropriate.

9.11
Oversight

  The Board retains responsibility for oversight of any matters delegated to any committee of the Board or to management.

DUTIES AND RESPONSIBILITIES

10.      DUTIES OF INDIVIDUAL DIRECTORS

10.1
Fiduciary Duty and Duty of Care

  In exercising his or her powers and discharging his or her responsibilities, a Director shall:

  (a)
  act honestly and in good faith with a view to the best interests of Biovail; and

  (b)
  exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

10.2
Compliance with CBCA and Constating Documents

  A Director shall comply with the CBCA and the regulations to the CBCA as well as with Biovail's articles and by-laws.

10.3
Conflict of Interest

  If an actual or potential conflict of interest arises, a Director shall promptly inform the Chairman or Lead Director in writing, as appropriate, and shall refrain from voting or participating in discussion of the matter in respect of which he or she has an actual or potential conflict of interest. If it is determined that a significant conflict of interest exists and cannot be resolved, the Director should resign.

10.4
Confidentiality

  Directors will maintain the absolute confidentiality of the deliberations and decisions of the Board and information received at meetings of the Board, except as may be specified by the Chairman or if the information is publicly disclosed by Biovail.

10.5
Board Interaction with Third Parties

  If a third party approaches a Director on a matter of interest to Biovail, the Director should bring the matter to the attention of the Chairman or the Lead Director, as applicable, who shall determine whether this matter should be reviewed with management of Biovail or should more appropriately be dealt with by the Board in an in camera session.

10.6
Compliance with Biovail's Policies

  A Director shall comply with all policies of Biovail applicable to members of the Board as approved by the Board from time to time.

11.      RESPONSIBILITIES OF DIRECTORS

11.1
Responsibilities Set out in Charter

  A Director shall review and participate in the work of the Board necessary in order for the Board to discharge the duties and responsibilities set out in accordance with the Charter.

11.2
Orientation and Education

  A Director shall participate in the orientation and continuing education programs developed by Biovail for the Directors.

11.3
Meeting Preparation and Attendance

  In connection with each meeting of the Board and each meeting of a committee of the Board of which the Director is a member, a Director shall:

  (a)
  review thoroughly the material provided to the Director in connection with the meeting, provided that such review is practicable in view of the time at which such material was delivered to the Director;

  (b)
  attend all scheduled meetings (absent extenuating circumstances) of the Board and meetings of committees on which a Director serves and, in any event, shall attend not less than seventy-five percent (75%) of all such scheduled meetings since such Director was last elected or appointed; and

  (c)
  attend each meeting in person to the extent practicable (unless the meeting is scheduled to be held by phone or video-conference).

  Biovail shall disclose, in convenient chart format, in its public disclosure and on the Biovail web site, the attendance record of each director for all Board meetings and meetings of Board committees for which a director is a member for all such meetings held during Biovail's most recently completed financial year.

11.4
Assessment

  A Director shall participate in such processes as may be established by the Board for assessing the Board, its committees and individual Directors.

11.5
Other Responsibilities

  A Director shall perform such other functions as may be delegated to that Director by the Board or any committee of the Board from time to time.

12.      BOARD RESPONSIBILITY FOR SPECIFIC MATTERS

12.1
Responsibility for Specific Matters

  The Board explicitly assumes responsibility for the matters set out in Section 15 of this Charter, recognizing that these matters represent in part responsibilities reflected in requirements and recommendations adopted by applicable securities regulators and the Stock Exchanges and do not limit the Board's overall stewardship responsibility or its responsibility to manage or supervise the management of Biovail's business and affairs.

12.2
Delegation to Committees

  Whether or not specific reference is made to committees of the Board in connection with any of the matters referred to below, the Board may direct any committee of the Board to consider such matters and to report and make recommendations to the Board with respect to these matters.

13.      CORPORATE GOVERNANCE GENERALLY

13.1
Governance Practices and Principles

  The Board shall be responsible for developing Biovail's approach to corporate governance. It shall consider at least annually and, if appropriate, approve recommendations of the NCG Committee with respect to Biovail's approach to corporate governance including a set of governance principles and guidelines ("Corporate Governance Guidelines").

13.2
Governance Disclosure.

  The Board shall approve disclosure about Biovail's governance practices in any document before it is delivered to Biovail's shareholders or filed with securities regulators or with the Stock Exchanges.

13.3
Certification

  The Board shall review and approve before it is filed, each certification required to be delivered by Biovail's Chief Executive Officer (the "CEO") and/or Chief Financial Officer to the Stock Exchanges with respect to Biovail's compliance with its listing agreement or with respect to non-violation of applicable corporate governance listing standards.

13.4
Delegation to Nominating and Governance Committee

  The Board may direct the NCG Committee to consider the matters contemplated in this Section 13 and to report and make recommendations to the Board with respect to these matters.

14.      RESPONSIBILITIES RELATING TO MANAGEMENT

14.1
Integrity of Management

  The Board shall, to the extent feasible, satisfy itself:

  (a)
  as to the integrity of the CEO and other senior officers; and

  (b)
  that the CEO and other senior officers create a culture of integrity throughout the organization.

14.2
Succession Planning

  The Board shall consider and, if appropriate, approve recommendations of the Compensation Committee and the NCG Committee, as applicable, with respect to:

  (a)
  policies and principles for Chairman and Lead Director selection and performance review with respect to potential successors to the Chairman and Lead Director;

  (b)
  policies and principles for CEO selection and performance review with respect to potential successors to the CEO;

  (c)
  policies regarding succession in the event of an emergency or the retirement of the CEO; and

  (d)
  appointing, training and monitoring senior management.

14.3
Executive Compensation Policy

  The Board (and only the independent Directors in the case of CEO compensation and incentive compensation awards intended to qualify for an exemption from the limits of section 162(m) of the U.S. Internal Revenue Code of 1986, as amended) shall receive recommendations of the Compensation and NCG Committee, as applicable, and make such determinations as it considers appropriate with respect to:

  (a)
  CEO's compensation level;

  (b)
  non-CEO officer compensation;

  (c)
  director compensation;

  (d)
  non-equity compensation plans; and

  (e)
  equity-based compensation plans.

14.4
Standards of Business Conduct

  The Board shall consider the recommendations of the Risk Committee and, if appropriate, establish and periodically review and update Biovail's Standards of Business Conduct (the "Standards") with a view to complying with all applicable rules and regulations and satisfying itself that management has established a system to enforce these Standards.

15.      OVERSIGHT OF THE OPERATION OF THE BUSINESS

15.1
Risk Management

  The Board shall receive regular reporting from the Risk Committee on the principal risks of Biovail's business and the implementation of appropriate systems to manage these risks and review reports by management relating to the operation of, and any material deficiencies in, these systems.

15.2
Strategic Planning Process

  The Board shall adopt a strategic planning process and shall approve, on at least an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of Biovail's business and emerging trends and the competitive environment of the industry. The strategic planning process shall include an annual review of human, technological and capital resources required to implement Biovail's strategic plan and the regulatory, cultural or governmental constraints on the business.

  The Board shall periodically review management's implementation of Biovail's strategic plan. The Board shall review and, if advisable, approve any material amendments to, or variances from, this plan. The Board shall also periodically review and evaluate management's analysis of the strategies of competitors and 'quasi' competitors.

15.3
Internal Control and Management Information Systems

  The Board shall verify that internal, financial, non-financial and business control and management information systems have been established by management.

  The Board shall review reports of management and the Audit Committee concerning the integrity of Biovail's internal controls. Where appropriate, the Board shall require management (overseen by the Audit Committee) to implement changes to ensure the integrity of such systems.

  The Board shall review reports of the Risk Committee concerning the integrity of Biovail's management information systems. Where appropriate, the Board shall require management to implement changes to ensure the integrity of such systems.

15.4
Communications Policy and Feedback Process

  Biovail endeavours to keep its shareholders informed of its progress through a comprehensive annual report on Form 10-K (or equivalent), management proxy circular, quarterly interim reports and periodic press releases.

  The Board shall review and, if determined appropriate, approve a communication policy for Biovail for communicating with shareholders, the investment community, the media, governments and their agencies, employees and the general public. The Board shall consider, among other things, the recommendations of management and the NCG Committee with respect to this policy.

  The Board shall establish a process pursuant to which the Board can receive feedback from shareholders.

15.5
Financial Statements

  The Board shall receive regular reports from the Audit Committee with respect to the integrity of Biovail's financial reporting system and its compliance with all regulatory requirements relating to financial reporting.

  The Board shall review the recommendations of the Audit Committee with respect to the annual financial statements and Management's Discussion & Analysis ("MD&A") of such financial statements to be delivered to shareholders. If appropriate, the Board shall approve such financial statements and MD&A.

15.6
Capital Management

  The Board shall receive regular reports from management on the structure and management of Biovail's capital.

15.7
Pension Plan Matters

  The Board shall receive and review reports from management and from the Audit Committee covering administration, investment performance, funding, financial impact, actuarial reports and other pension plan related matters.

15.8
Standards of Business Conduct

  The Board will review and approve the Standards. In approving the Standards, the Board will consider the recommendations of the Risk Committee concerning its compliance with applicable legal and Stock Exchange listing requirements and with such recommendations of relevant securities regulatory authorities and Stock Exchanges as the Board may consider appropriate.

  At least annually, the Board shall review the reports relating to compliance with, or material deficiencies from, the Standards and approve changes it considers appropriate.

15.9
Compliance and Disclosure

  The Board will direct the Risk Committee to monitor compliance with the Standards and recommend disclosures with respect thereto. The Board will consider any report of the Risk Committee concerning these matters, and will approve of any waiver granted to a Director or senior officer of Biovail from complying with the Standards.

16.      COMPOSITION AND STRUCTURE OF BOARD AND COMMITTEES

16.1
Size of the Board

  The Board shall consider and, if appropriate, approve any recommendations of the NCG Committee in connection with the size and composition of the Board for the purpose of establishing a Board comprised of members who facilitate effective decision making.

16.2
Independence

  The Board shall consider and, if appropriate, approve recommendations of the NCG Committee regarding structures and procedures to permit the Board to function independently of management, including procedures to permit the Board to meet on a regular basis without management present.

16.3
Nomination and Appointment of Directors

  The Board shall nominate individuals for election as Directors by the shareholders and shall require the NCG Committee to make recommendations to it with respect to such nominations.

  The Board shall consider, and if appropriate, adopt a process recommended to it by the NCG Committee pursuant to which the Board shall:

  (a)
  consider what competencies and skills the Board, as a whole, should possess; and

  (b)
  assess what competencies and skills each existing Director possesses and which the Board therefore as a whole possesses.

17.      BOARD EFFECTIVENESS

17.1
Position Descriptions

  The Board shall review and, if determined appropriate, approve the recommendations of the NCG Committee, and, with respect to the CEO, the Compensation Committee, concerning formal position descriptions for:

  (a)
  the Chairman of the Board, the Lead Director and the Chairperson of each committee of the Board; and

  (b)
  the CEO.

  Such position descriptions shall be complete, accurate, detailed, clear, reviewed annually, benchmarked against regulatory requirements and best practices, published in all appropriate documents and posted on Biovail's website.

17.2
Director Orientation and Continuing Education

  The Board shall review and, if determined appropriate, approve the recommendations of the NCG Committee concerning:

  (a)
  a comprehensive orientation program for new Directors; and

  (b)
  a continuing education program on issues facing Biovail and on subjects that would assist the Directors in discharging their duties.

17.3
Board, Committee and Director Assessments

  The Board shall review and, if determined appropriate, adopt a process recommended by the NCG Committee for assessing the performance and effectiveness of the Board as a whole, the committees of the Board and the contributions of individual Directors on an annual basis.

  The Board shall, with the assistance of the NCG Committee, provide feedback to the assessed directors and, where appropriate, such feedback shall be followed by timely action.

17.4
Annual Assessment of the B

  Each year, the Board shall assess its performance and effectiveness in accordance with the process established by the NCG Committee.

This Charter is subject to the provisions of Biovail's articles, by-laws and the Canada Business Corporations Act, all as amended from time to time. This Charter is a statement of broad policies and is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of Biovail. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of Biovail's articles and by-laws, it is not intended to establish any legally binding obligations.

Dated at Mississauga this 17th day of December, 2009.

Form of Proxy (Registered Holders)

This form of proxy ("Proxy Card") is solicited by and on behalf of Management of Biovail Corporation, and will be used at the Annual Meeting of Shareholders to be held on Tuesday, May 18, 2010 at 10:00 a.m. (Toronto time).

THIS PROXY CARD MUST BE RECEIVED NO LATER THAN 10:00 A.M. (TORONTO TIME) ON FRIDAY, MAY 14, 2010.
(SEE BACK FOR DELIVERY INSTRUCTIONS.)

The undersigned holder of Common Shares of Biovail Corporation ("Biovail" or the "Company") hereby appoints MR. WILLIAM M. WELLS, Chief Executive Officer of the Company, or failing him, MR. GREGORY GUBITZ, Senior Vice-President, Corporate Development and General Counsel of the Company, or instead of either of the foregoing                                                                                 , as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the ANNUAL MEETING OF COMMON SHAREHOLDERS OF BIOVAIL TO BE HELD ON THE 18th DAY OF MAY, 2010 (the "Meeting") and at any adjournment thereof, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said shares if personally present and with authority to vote at the said proxyholder's discretion except as otherwise specified herein and to vote and act in said proxyholder's discretion with respect to amendments or variations to matters referred to in the Notice of Annual Meeting of Shareholders and with respect to other matters that may properly come before the Meeting. Reference should be made to Biovail's Notice of Meeting and Management Proxy Circular and Proxy Statement dated April 14, 2010 (the "Management Proxy Circular and Statement").

Without limiting the general authorization and powers conferred hereby, the undersigned hereby instructs the said proxyholder to vote the common shares represented by this Proxy Card as indicated below and hereby revokes any proxy previously given.

                IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2010
               The Notice of Meeting, the Proxy Circular and Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.biovail.com

               MANAGEMENT RECOMMENDS VOTING FOR EACH OF THE DIRECTORS SET OUT IN ITEM 1 AND FOR ITEMS 2 BELOW:

1.	Election of Directors	FOR	Withhold		FOR	Withhold		FOR	Withhold
	01 Dr. Douglas J.P. Squires	☐	☐	05 Mr. Mark Parrish	☐	☐	09 Mr. Lloyd M. Segal	☐	☐
	02 Mr. J. Spencer Lanthier	☐	☐	06 Dr. Laurence E. Paul	☐	☐	10 Sir Louis R. Tull	☐	☐
	03 Mr. Serge Gouin	☐	☐	07 Mr. Robert N. Power	☐	☐	11 Mr. Michael R. Van Every	☐	☐
	04 Mr. David H. Laidley	☐	☐	08 Mr. Frank Potter	☐	☐	12 Mr. William M. Wells	☐	☐

2.	Re-appointment of Independent Auditors	FOR	Withhold
	Re-appoint Ernst & Young LLP as auditors for the ensuing year and authorize the Board of Directors to fix the auditors' remuneration.	☐	☐

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

The undersigned authorizes you to act in accordance with my/our instructions set out above. The undersigned hereby supercedes and revokes any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy Card will be voted in the discretion of the proxyholder, as he or she may deem fit.

Signature of holder(s):
Date:
Telephone Number:
Request for Quarterly Reports
Biovail's quarterly reports to shareholders are available at www.sedar.com, but if you wish to receive quarterly reports and interim financial statements with accompanying MD&A for the 2010 fiscal year by mail, please mark this box. If you do not mark this box and return this form, you will not receive these documents by mail. ☐

Annual Report Waiver
Mark this box if, for fiscal 2010, you do not want to receive the Annual Report containing the Annual Financial Statements and accompanying MD&A. If you do not mark this box, the Annual Report will continue to be sent to you. ☐

Instructions for Completion of Proxy Card for the Annual Meeting of Biovail Corporation to be held on Tuesday, May 18, 2010

THIS PROXY CARD MUST BE RECEIVED NO LATER THAN
10:00 A.M. (TORONTO TIME) ON FRIDAY, MAY 14, 2010.

VOTE YOUR PROXY CARD TODAY USING ONE OF THE METHODS AVAILABLE BELOW.

1.
This Proxy Card is solicited by Management of the Company.    Shareholders are directed to reference the Proxy Circular and Statement dated April 14, 2010 and the Notice of Annual Meeting of Shareholders dated April 14, 2010 for more detailed information.

2.
You have the right to appoint as proxyholder a person or company other than the persons designated by Management of the Company, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons designated in this Proxy Card, please insert the name of your chosen proxyholder in the space provided (see reverse).

3.
This Proxy Card must be signed by you, the registered holder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany this Proxy Card. If the Common Shares represented by this Proxy Card are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered owners should sign this Proxy Card.

4.
This Proxy Card should be signed in the exact manner as the name appears on the Proxy Card.

5.
If this Proxy Card is not dated, it will be deemed to bear the date on which it was mailed to shareholders.

6.
The Common Shares represented by this Proxy Card will be voted or withheld from voting in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted, the Common Shares will be voted accordingly. This Proxy Card confers discretionary authority on the proxyholder to vote as they see fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or other matters that may properly come before the Meeting. If you do not direct your vote in respect of any matter, the proxyholders designated by Management in this Proxy Card will vote FOR each of the directors set out in item 1 and will vote FOR of items 2.

7.
This Proxy Card, to be effective, must be returned and received at the office of CIBC Mellon Trust Company, by one of the methods listed below, no later than 10:00 a.m. (Toronto time) on Friday, May 14, 2010, or in the case of any adjournment or postponement of the Meeting, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of such reconvened meeting. Failure to properly complete or deposit a Proxy Card may result in its invalidation.

VOTE USING THE TELEPHONE, INTERNET, MAIL or FAX

  To vote by mail or fax:

  Complete, sign and date the reverse hereof and return this proxy in the envelope provided, or fax, to:

Mail: In the prepaid envelope provided
Fax: (416) 368-2502

  To vote by telephone, call toll free 1-866-271-1207. You will be prompted to provide your 13 digit control number printed below your pre-printed name and address. The telephone voting service is available until Friday, May 14, 2010 at 10:00 a.m. (Toronto time) and you may not appoint a person as proxyholder other than the Management nominees named in the accompanying form of proxy when voting by telephone.

  To vote via the Internet, go to www.eproxyvoting.com/biovail and follow the instructions on the website prior to Friday, May 14, 2010 at 10:00 a.m. (Toronto time).

If you have any questions or need assistance completing this Proxy Card please contact:
 Investor Relations
1-905-286-3000
ir@biovail.com

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BIOVAIL CORPORATION Management Proxy Circular and Proxy Statement for the Annual Meeting of Shareholders Tuesday May 18, 2010